Exhibit 10.18

300 Third Street

CONSENT TO SUBLEASE

This Consent to Sublease (this “Consent”) is made as of December 31, 2013, by ARE-MA REGION NO. 28, LLC, a Delaware limited liability company, having an address of 385 East Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation, having an address of 300 Third Street, Cambridge, Massachusetts 02142 (“Tenant”), and EDITAS MEDICINE, INC., a Delaware corporation, having an address c/o Third Rock Ventures LLC, 29 Newbury Street, 3rd Floor, Boston, Massachusetts 02116 (“Sublessee”) with reference to the following Recitals.

R E C I T A L S

A.                                    Landlord, as successor-in-interest to Three Hundred Third Street LLC, and Tenant, as successor-in-interest to Alnylam U.S., Inc., have entered into that certain Lease dated September 26, 2003, as amended by that certain First Amendment to Lease dated March 16, 2003, that certain Second Amendment to Lease dated June 26, 2009, that certain Third Amendment to Lease dated May 11, 2010 and that certain Fourth Amendment to Lease dated as of November 4, 2011 (as amended, the “Lease”), wherein Landlord leases to Tenant certain premises (the “Premises”) commonly known as and located at 300 Third Street, Cambridge, Massachusetts 02142, and more particularly described in the Lease.

B.                                    Tenant desires to sublease to Sublessee a portion of the Premises consisting of approximately 18,137 rentable square feet (the “Subleased Premises”) more particularly described in and pursuant to the provisions of that certain Sublease dated December 31, 2013 (the “Sublease”), a copy of which is attached hereto as Exhibit A.

C.                                    Tenant desires to obtain Landlord’s consent to the Sublease.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents tothe sublease of the Subleased Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:

1.                                      All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.                                      This Consent shall not be effective and the Sublease shall not be valid unless and until Landlord shall have received: (a) a fully executed copy of the Sublease, (b) a fully executed counterpart of this Consent, and (c) an insurance certificate from Sublessee, as insured, evidencing no less than the insurance requirements set forth in the Lease.  Tenant and Sublessee each represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is true, correct and complete in all material respects.

3.                                      Landlord acknowledges having approved the alterations listed on Exhibit E attached to the Sublease (collectively, “Subleased Improvements”); provided that construction of the same is subject to all of the provisions of the Lease.  Tenant and Sublessee hereby acknowledge and agree that notwithstanding anything to the contrary contained in the

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Lease, Landlord shall have the right at any time to require that the Subleased Improvements be removed at the expiration or earlier termination of the Lease at no cost or expense to Landlord and that the Subleased Premises shall be fully restored to their condition prior to the installation of such Sublease Improvements with all damage occasioned by such removal being fully repaired.

4.                                      Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

5.                                      Nothing contained herein or in the Sublease shall be construed to:

a.                                      modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including, without limitation, Tenant’s obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect.

b.                                      require Landlord to accept any payments from Sublessee on behalf of Tenant, except as expressly provided in Section 8 hereof.

Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

6.                                      Notwithstanding anything in the Sublease to the contrary:

a.                                      Sublessee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises.  Landlord and Sublessee each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

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b.                                      Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Sublease and this Consent, the terms of this Consent shall control.

c.                                       The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

d.                                      If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, the Sublease shall automatically terminate concurrently therewith; provided, however, if Landlord elects, in its sole and absolute discretion and without obligation, exercisable by giving written notice to Sublessee within 7 days of such termination (a “Reinstatement Notice”), to reinstate the Sublease and Sublessee shall attorn to Landlord, in which case the Sublease shall become and be deemed to be a direct lease between Landlord and Sublessee.  If Landlord exercises the option provided under this section, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the Reinstatement Notice through the expiration or earlier termination of the Sublease, but Landlord shall not (a) be liable for more than 1 month’s rent or any security deposit paid by Sublessee (except to the extent actually delivered to Landlord), (b) be liable for any prior act or omission of Tenant under the Lease prior to the Reinstatement Notice or for any other defaults of Tenant under the Sublease prior to the Reinstatement Notice, (c) be subject to any defenses or offsets previously accrued which Sublessee may have against Tenant for any period prior to the Reinstatement Notice, or (d) be bound by any changes or modifications made to the Sublease without the prior written consent of Landlord.

e.                                       Tenant and Sublessee acknowledge and agree that if Tenant or Landlord elects to terminate the Lease pursuant to the terms thereof, or if Landlord and Tenant voluntarily elect to terminate the Lease, Landlord shall have no responsibility, liability or obligation to Sublessee, and the Sublease shall terminate unless reinstated in Landlord’s sole and absolute discretion as expressly provided in Section 6(d) above.

f.                                        Notwithstanding anything in the Lease, Tenant shall pay Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with Landlord’s review of this Consent.

7.                                      Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

8.                                      To Landlord’s actual knowledge, without any duty of inquiry, there are currently no “defaults” by Tenant (as defined in Article 19 of the Lease).  Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone

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else liable under the Lease or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord.  Tenant agrees that any such payments made by Sublessee to Landlord shall be credited against amounts due under the Sublease.  If Landlord gives Sublessee notice that Tenant is in default under the Lease, Sublessee shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease.  The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

9.                                      Tenant shall pay any broker commissions or fees that may be payable as a result of the Sublease and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant.  Sublessee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Sublessee.

10.                               Tenant and Sublessee agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises or which would affect Landlord’s status as a real estate investment trust.  Any modification or amendment of the Sublease without Landlord’s prior written consent shall be void and of no force or effect.

11.                               Intentionally Deleted

12.                               All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the Landlord and Tenant at their notice address set forth in the Lease and to Sublessee at the address set forth below.  Each party may from time to time by written notice to the other designate another address for receipt of future notices.

Sublesee:

Editas Medicine, Inc.
300 Third Street
Cambridge, MA 02142
Attn: Deborah Palestrant, PhD

Copy to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Attn: Robert L. Birnbaum, Esq.

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13.                               This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

14.                               This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

15.                               This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Premises are located, without regard to its principles of conflicts of law.

16.                               Each of Tenant and Sublessee, and all of the respective beneficial owners of each of Tenant and Sublessee, as applicable, are currently (a) in compliance with and, with respect to the Sublessee, shall at all times during the Term of the Sublease remain, in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and, with respect to the Sublessee, shall not during the term of the Sublease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

[Signatures on next page]

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IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-MA REGION NO. 28, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, LP., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

			By:	/s/ Eric S. Johnson
Vice President — Real Estate Legal Affairs

TENANT:	ALNYLAM PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ Michael Mason
	Its:	Vice President of Finance

SUBLESSEE:	EDITAS MEDICINE, INC.,
a Delaware corporation

	By:	/s/ Alexandra Glucksmann
	Its:	COO

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EXHIBIT A

COPY OF SUBLEASE

SEE ATTACHED

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SUBLEASE

This SUBLEASE (“Sublease”) is made as of December 31, 2013, by and between Alnylam Pharmaceuticals, Inc., a Delaware corporation having a place of business at 300 Third Street, Cambridge, Massachusetts 02142 (“Sublessor”) and Editas Medicine, Inc., a Delaware corporation (“Sublessee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Lease (“Original Lease”) dated as of September 26, 2003, as amended (1) by a First Amendment to Lease dated March 16, 2006 between ARE-MA REGION NO. 28, LLC (“Prime Lessor”) (as successor to Three Hundred Third Street LLC), and Sublessor (as successor to Alnylam U.S., Inc., a Delaware corporation that is a subsidiary of Sublessor and was formerly known as Alnylam Pharmaceuticals, Inc. (“Original Tenant”), pursuant to an Assignment of Lease dated February 28, 2006 between Original Tenant and Sublessor), (2) by a Second Amendment to Lease between Prime Lessor and Sublessor dated June 26, 2009, (3) by a Third Amendment to Lease between Prime Lessor and Sublessor dated May 11, 2010, and (4) by a Fourth Amendment to Lease between Prime Lessor and Sublessor dated November 4, 2011 (such lease, as so amended, and all renewals, modifications and extensions thereof as permitted hereafter being hereinafter collectively referred to as the “Prime Lease”), a true, correct and complete copy of which is attached hereto as Exhibit A, Prime Lessor leases to Sublessor with certain appurtenant rights certain premises in the building known as and numbered 300 Third Street, Cambridge, Massachusetts (the “Building”) (all as more particularly described in the Prime Lease, the “Premises”); and

WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor and Sublessor is willing to sublease the same, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.             Sublease of Subleased Premises; Temporary Premises.  (a) For the rent and upon the terms and conditions herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor approximately 18,137 square feet of rentable space, which is made up of (i) space on the first floor of the Building, (ii) the acid neutralization room, and (iii) the chemical storage room (collectively, the “Subleased Premises”) all as more particularly shown on Exhibit B attached hereto.  During the term hereof, Sublessee shall have access to and use of the Subleased Premises twenty-four (24) hours a day, 7 days a week, subject to the terms of this Sublease.  Sublessor also grants Sublessee the right to use those items of personal property identified on Exhibit C attached hereto and made a part hereof (the “Furniture”), all without additional charge.  Sublessee will accept use of the Furniture “as is, where is” and in its then-current condition, Sublessor having made no representation or warranty of any kind, express or implied (including, but not limited to, any warranty of fitness for any particular use or purpose) with respect to any of the same.  Sublessee shall keep the Furniture in the same condition as exists on the Commencement Date, ordinary wear and tear and damage by casualty excepted.  Sublessee shall leave the Furniture in approximately the configuration in which Sublessee accepts the Furniture on the Commencement Date, but shall have no duty to remove such Furniture upon the expiration or earlier termination of this Sublease.

(b)           Sublessor shall make available to Sublessee certain temporary premises within the Subleased Premises located on the first floor of the Building substantially as shown on Exhibit D, attached hereto (“Temporary Premises”).  Said demise of the Temporary Premises shall be upon all of the same terms and conditions of this Sublease, except as follows:

(i)            The Commencement Date in respect of the Temporary Premises shall be the Effective Date (“Temporary Premises Commencement Date”).

(ii)           The provision of this Section 1(b) in respect of the Temporary Premises shall cease on the Commencement Date respecting the Subleased Premises (as defined in Section 2 of this Sublease).

(iii)          Sublessee shall have no obligation to pay Rent or Additional Rent with respect to the Temporary Premises.

(iv)          Sublessee shall pay for its pro rata share of utilities based upon the square footage of the Temporary Premises.

(v)           Sublessee shall lease the Temporary Premises “as-is”, in the condition in which the Temporary Premises are in as of the Temporary Premises Commencement Date, without any obligation on the part of Sublessor to prepare or construct the Temporary Premises for Sublessee’s occupancy and without any representation by Sublessor as to the condition of the Temporary Premises.

(vi)          Sublesee shall conduct its operations in the Temporary Premises in a way that does not interfere with the Sublessee Improvements.  Sublessee understands and acknowledges that Sublessee’s use and enjoyment of the Temporary Premises may be interrupted, in whole or in part, due to Sublessor’s work to complete the Sublessee Improvements within the Temporary Premises.  Sublessor shall use commercially reasonable efforts to provide Sublessee with at least 24 hours advance notice of any such interruptions.  Sublessor shall have no liability for any such interruptions.

2.             Term.  (a) The term of this Sublease (“Term”) shall commence upon the Substantial Completion of the Sublessee Improvements (the “Commencement Date”), and shall expire on September 30, 2016 (the “Expiration Date”), unless sooner terminated or extended as provided herein.  There is no right to extend the Term beyond the Expiration Date.

The Subleased Premises shall be delivered by Sublessor and accepted by Sublessee in “as is” condition, except that the (a) Sublessee’s Improvements shall be Substantially Complete, and (b) the Subleased Premises shall have been decontaminated by a certified industrial hygienist reasonably acceptable to Sublessee.

(b)           Prior to the Commencement Date, Sublessor shall Substantially Complete (as defined below) the improvements set forth in Exhibit E (the “Sublessee Improvements”) at Sublessor’s cost and expense.  All Sublessee Improvements shall be completed by Sublessor (and its agents) in a good and workmanlike manner in compliance with all applicable laws.  Sublessee Improvements shall be deemed to be “Substantially Complete” on the date that (i) all Sublessee Improvements have been performed according to Exhibit E, other than typical punch list items approved by Sublessee, the non-completion of which does not materially interfere with Sublessee’s use of the Subleased Premises, and (ii) if necessary, Sublessor has received a temporary or permanent certificate of occupancy for the Subleased Premises.  In the event that Sublessor receives a temporary certificate of occupancy, Sublessor shall subsequently obtain a permanent certificate of occupancy.  If, in the opinion of the architect for the Sublessee Improvements, Sublessor is delayed in the performance of the Sublessee Improvements as a result of the acts or omissions of Sublessee or its agents, separate contractors or vendors, including, without limitation, changes requested

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by Sublessee to approved plans, Sublessee’s failure to comply with any of its obligations under this Sublease , in each case to the extent such act or omission of Sublessee continues for more than three (3) business day after notice from Sublessor (each a “Sublessee Delay”), Sublessee shall pay Rent with respect to the Subleased Premises for each day of Sublessee Delay beyond such third business day.  Notwithstanding anything to the contrary set forth in this Sublease, Sublessor’s failure to Substantially Complete the Subleasee Improvements by February 28, 2014 shall not be a default by Sublessor.  Promptly after the determination of the Commencement Date, Sublessor and Sublessee shall execute and deliver a commencement letter in a form reasonably acceptable to Sublessor (the “Commencement Letter”).  Sublessee’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within 30 days after the date of the Commencement Letter shall be deemed an approval by Sublessee of the statements contained therein.

3.             Appurtenant Rights; Parking.  (a) Sublessee shall have, as appurtenant to the Subleased Premises and without additional charge or cost, rights to use in common with Sublessor and others entitled thereto Sublessor’s rights in driveways, walkways, lobbies, hallways, the loading dock, freight elevators, stairways, passenger elevators convenient for access to the Subleased Premises and the lavatories on Level 01, and all other Common Areas as set forth in the Prime Lease, all in accordance with the terms of the Prime Lease.

(b)           In addition, subject to the terms of the Prime Lease, Sublessee shall have the right to lease up to twenty (20) parking spaces in the Building garage allocated to Sublessor pursuant to the Prime Lease.  On or before the Commencement Date, Sublessee must elect the number of parking spaces (not to exceed 20) that Sublessee elects to lease pursuant to this Section 3(b).  Any parking spaces that Sublessee elects not to lease shall be forfeited by Sublessee and shall not thereafter be subject to this Sublease.  All parking spaces shall be leased on an unassigned, unreserved basis, and Sublessee shall pay Sublessor, as additional rent, a sum for each parking space at the then prevailing market parking rates (which as of the date of this Sublease is $220.00/space/month).  Sublessor shall cooperate with Sublessee to obtain parking passes from Prime Lessor.

4.             Rent.  (a) Sublessee shall pay to Sublessor the following rent amounts (the “Rent”), which is intended to be triple net rent:

Lease Year	Annual Rent	Monthly Installment of Rent	Rent per Rentable Square Foot
Year One	$959,033	$79,919.42	$51.50
Year Two	$996,277	$83,023.08	$53.50
Year Three (Partial)	$1,024,210	$85,350.83	$55.00

As used herein, the “Year One” shall commence on the Commencement Date and end on the day prior to the first anniversary of the Commencement Date, provided that if the Commencement Date is any day other than the first day of a calendar month, “Year One” shall also include the balance of the calendar month in which such first anniversary occurs.  “Year Two” shall consist of the twelve-month period following “Year One”, and “Year Three” shall consist of the period beginning after the end of “Year Two” and ending on the Expiration Date.

(b)           Sublessee will pay its proportionate share of Sublessor’s cost of the actual Operating Expenses (as defined in the Prime Lease) and Taxes (as defined in the Prime Lease), each as “Additional

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Rent,” as well as Sublessee’s proportionate share of any Reconciliation (as defined in the Prime Lease).  Sublessee’s proportionate share of Sublessor’s cost of Operating Expenses and Taxes shall be 14.16%.  Sublessor shall inform Sublessee of its Operating Expense, Tax, and Reconciliation obligations within ten (10) days of receipt from Prime Lessor of a statement or demand therefor, and shall provide reasonable detail to allow Sublessee to evaluate its share.  In the event that Sublessee reasonably believes that Prime Lessor has overcharged Operating Expenses and/or Taxes attributable to the Premises, but Sublessor does not elect its rights under Article4(d) of the Prime Lease to conduct a review of Operating Expenses and/or Taxes, then at Sublessee’s request and expense, Sublessor shall cooperate with Sublessee to exercise such rights.

(c)           Sublessee shall pay 14.16% of utilities serving the Building; provided however, the supply of electricity serving the first floor of the Building is submetered and Sublessee shall pay 50.15% of the electricity supplied to the first floor as determined by such submeter (the “Utilities”).  Sublessor shall provide Sublessee with an estimated monthly cost for such Utilities.  Within ninety (90) days of the end of each calendar year, Sublessor shall provide Sublessee with an accounting of the actual cost of Utilities for the preceding calendar year.  If there was an overpayment of Utilities by Sublessee, Sublessor shall credit Sublessee for the amount of such overpayment; if there was an underpayment of Utilities by Sublessee, Sublessee shall promptly pay to Sublessor the balance owed for such Utilities in the preceding calendar year.  In the event that Sublessee disproportionally consumes utilities in the Subleased Premises (as determined by customary methods mutually acceptable to the parties and which are employed by the parties working together in good faith), the parties shall make reasonable adjustments to the amount owed by Sublessee to equitably allocate the cost of such utility usage.

Sublessee, at its own expense, shall supply its own cleaning of the Subleased Premises and rubbish removal services.

(d)           Sublessee shall begin paying Rent to Sublessor on the Commencement Date and shall not owe Rent to Sublessor for any period prior to the Commencement Date.  All monthly payments of Rent (including Operating Expenses and Taxes) and Utilities are due and payable in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff.  Rent for any partial month shall be prorated and paid on the first of such month.  Sublessee shall make all payments required by this Sublease by wire transfer.

5.             Permitted Uses.  Sublessee shall use the Subleased Premises for laboratory (wet and dry), research and development, animal research, executive, administrative and general office uses and uses accessory thereto, and for all other uses as set forth in the Prime Lease.

6.             Condition of Subleased Premises; Security; Alterations; Permits.  (a) Sublessee agrees that, except as expressly provided herein, (i) it enters into this Sublease without relying upon any representations, warranties or promises by Sublessor, its agents, representatives, employees, servants or any other person in respect of the Building or the Subleased Premises, (ii) no rights, easements or licenses are acquired by Sublessee by implication or otherwise except as expressly set forth herein, (iii) Sublessor shall have no obligation to do any work in order to make the Subleased Premises suitable and ready for occupancy and use by Sublessee, except as otherwise set forth herein.

(b)           After the Commencement Date, Sublessee shall have the right to install its own security system in the Subleased Premises, and Sublessee shall remove such security system at the end of the Term to the reasonable satisfaction of Sublessor.  Sublessor shall provide Sublessee with Building entry security cards in adequate numbers for all of Sublessee’s employees working in the Subleased Premises.

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(c)           After the Commencement Date, Sublessee may perform alterations, including but not limited to installing computer and phone cabling, and the alterations may be performed only by contractors or mechanics reasonably approved by Sublessor in writing (which approval or rejection shall be given within ten business (10) days after Sublessee’s request) and upon the approval by Sublessor and Prime Lessor in writing of fully detailed and dimensioned plans and specifications pertaining to the alterations, to be prepared and submitted by Sublessee, at its sole cost and expense.  Notwithstanding the foregoing, Sublessor hereby agrees to permit Sublessee access, at Sublessee’s sole risk and expense, to the Subleased Premises 30 days prior to the Commencement Date for purposes of installing computer and phone cabling and installation of equipment provided such access is coordinated with the architect and the general contractor for the Sublessee Improvements, and complies with this Sublease and all other reasonable restrictions and conditions Sublessor may impose.  Any access by Sublessee shall comply with all established safety practices of Sublessor’s contractor and Sublessor until completion of the Sublessee Improvements.

If Sublessor and Prime Lessor has approved any alterations by Sublessee as described in this Section, Sublessee shall not be required to remove any approved alterations at the expiration of the Term of this Sublease.

(d)           Sublessee shall keep and maintain the Subleased Premises and the Furniture, fixtures and equipment therein at least the same order, repair and condition as exists on the Commencement Date, reasonable wear and tear and damage by fire or other casualty excepted.

7.             Insurance.  Sublessee shall maintain throughout the Term of this Sublease such insurance in respect of the Subleased Premises and the conduct and operation of business therein, with Sublessor and Prime Lessor listed as additional insureds as is required of “Tenant” pursuant to the terms of the Prime Lease, with no penalty to Sublessor or Prime Lessor resulting from deductibles or self-insured retentions effected in Sublessee’s insurance coverage.  If Sublessee fails to procure or maintain such insurance and to pay all premiums and charges therefor within five (5) days after receipt of written notice from Sublessor, Sublessor may (but shall not be obligated to) do so, whereupon Sublessee shall reimburse Sublessor upon demand.  All such insurance policies shall, to the extent obtainable, contain endorsements providing that (i) such policies may not be canceled except upon thirty (30) days’ prior notice to Sublessor and Prime Lessor, (ii) no act or omission of Sublessee shall affect or limit the obligations of the insurer with respect to any other named or additional insured and (iii) Sublessee shall be solely responsible for the payment of all premiums under such policies and Sublessor, notwithstanding that it is or may be a named insured, shall have no obligation for the payment thereof.  On or before the Effective Date, Sublessee shall deliver to Sublessor and Prime Lessor either a fully paid-for policy or certificate, at Sublessee’s option, evidencing the foregoing coverages.  Any endorsements to such policies or certificates shall also be delivered to Sublessor and Prime Lessor upon issuance thereof.  Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to Sublessor and Prime Lessor such renewal policies or certificates within thirty (30) days after the renewal date of any existing policy.  In the event Sublessee fails so to deliver any such renewal policy or certificate within thirty (30) days after the expiration of any existing policy, Sublessor shall have the right, but not the obligation, to obtain the same after five (5) days written notice and opportunity to cure whereupon Sublessee shall reimburse Sublessor upon demand the fair market cost thereof.

Sublessee shall include in all such insurance policies any clauses or endorsements in favor of Prime Lessor including, but not limited to, waivers of the right of subrogation, which Sublessor is required to provide pursuant to the provisions of the Prime Lease.  Sublessor and Sublessee shall also obtain from their respective insurers waivers of subrogation riders in favor of each other and hereby agree to release each other from all claims that may arise that are otherwise covered by insurance or if would have been covered

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by insurance that was required to be obtained either herein or in the Prime Lease.  Sublessee releases and waives all claims against Sublessor and Prime Lessor for loss or damage to Sublessee’s personal property and its alterations in the Subleased Premises, except to the extent related to (i) the gross negligence or willful misconduct of Sublessor, Prime Lessor, and their agents, employees, contractors, and invitees and (ii) Sublessor’s breach of this Sublease or Prime Lease.

8.             Indemnification.  Sublessee agrees to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor and Prime Lessor and their respective officers, agents and employees harmless from and against any and all claims, costs, expenses, losses and liabilities (except to the extent arising from any act, gross negligence or willful misconduct of Prime Lessor or Sublessor or their agents, contractors, invitees, and employees), arising: (i) from the conduct or management of or from any work or thing whatsoever done in the Subleased Premises by or on behalf of Sublessee during the Term hereof (other than the Sublessee Improvements); (ii) from any condition arising and any injury to or death of persons, damage to property or other event occurring or resulting from a negligent occurrence in the Subleased Premises during the term hereof by or on behalf of Sublessee; and (iii) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease or from any willful misconduct or gross negligence on the part of Sublessee or any of its agents, employees, licensees, invitees or assignees or any person claiming through or under Sublessee.  Sublessee further agrees to indemnify Sublessor and Prime Lessor and their respective officers, agents and employees from and against any and all damages, liabilities, costs and expenses, including reasonable attorneys’ fees, incurred in connection with any such indemnified claim or any action or proceeding brought in connection therewith.  The provisions of this Paragraph are intended to supplement any other indemnification provisions contained in this Sublease and in the Prime Lease to the extent incorporated by reference herein.  Any non-liability, indemnity or hold harmless provisions in the Prime Lease for the benefit of Prime Lessor that are incorporated herein by reference shall be deemed to inure to the benefit of Sublessor and Prime Lessor for the purpose of incorporation by reference in this Sublease.

9.             No Assignment or Subletting.  Sublessee shall not assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest herein, or the term or estate granted hereby or the rentals hereunder, or sublet the Subleased Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublessor and Prime Lessor; provided, however, Sublessor’s consent shall not be required in connection with an assignment or sublease pursuant to Article 16(B) of the Prime Lease).  Neither the consent of Sublessor or Prime Lessor to an assignment, subletting, concession, or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Sublessee of the requirement of obtaining the consent of Sublessor and Prime Lessor to any further assignment or subletting or to the making of any further assignment, subletting, concession or license for all or any part of the Subleased Premises.  Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Sublessee named herein and any other person(s) who at any time was or were Sublessee shall remain fully liable under this Sublease.  If this Sublease is assigned, or if the Subleased Premises or any part thereof is underlet or occupied by any person or entity other than Sublessee, Sublessor may, after default by Sublessee beyond any applicable notice and cure periods, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rents payable by Sublessee hereunder, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of the covenants hereunder to be performed on the part of Sublessee.

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Any attempted assignment or subletting without the prior written consent of Sublessor and Prime Lessor shall be void.

10.          Primacy and Incorporation of Prime Lease.

(a)           This Sublease is and shall be subject and subordinate to the Prime Lease and to all amendments, modifications, renewals, extensions and replacements of or to the Prime Lease.  Sublessor conveys, and Sublessee takes hereby, no greater rights then those accorded to or taken by Sublessor as “Tenant” under the terms of the Prime Lease, and likewise is granted all benefits afforded “Tenant” under the Prime Lease.  To the extent incorporated herein, Sublessee covenants and agrees that it will perform and observe all of the provisions contained in the Prime Lease to be performed and observed by the “Tenant” thereunder as applicable to the Subleased Premises during the Term, except that “Rent” shall be defined for purposes of this Sublease as set forth in Section 4 hereof.  Notwithstanding the foregoing, Sublessee shall have no obligation to (i) cure any default of Sublessor under the Prime Lease, (ii) perform any obligation of Sublessor under the Prime Lease which arose prior to the Commencement Date and Sublessor failed to perform, (iii) repair any damage to the Subleased Premises caused by Sublessor, (iv) remove any alterations or additions installed within the Subleased Premises by Sublessor, (v) indemnify Sublessor or Prime Lessor with respect to any acts or omissions of Sublessor, its agents, employees or contractors, or (vi) discharge any liens on the Subleased Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublessor.  Except to the extent inconsistent with the context hereof, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Prime Lease.  Further, except as set forth in the last paragraph of this Section (a), the terms, covenants and conditions of the Prime Lease are incorporated and made a part of this Sublease as they relate to the Subleased Premises as if such terms, covenants and conditions were stated herein to be the terms, covenants and conditions of this Sublease, so that except to the extent that they are inconsistent with or modified by the provisions of this Sublease, for the purpose of incorporation by reference, each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Landlord” thereunder shall, in respect of this Sublease and the Subleased Premises, be binding upon or inure to the benefit of Sublessor, and each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Tenant” thereunder shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease.  It is the intent of the parties that to the extent any terms or provisions of this Sublease are inconsistent or conflict with the Prime Lease, the terms of this Sublease shall control and the applicable terms and provisions of the Prime Lease shall be deemed to be modified to reflect the terms and provisions of this Sublease.  For purposes of this Sublease, as to such incorporated terms, covenants and conditions:

(i)            references in the Prime Lease to the “Premises” shall be deemed to refer to the “Subleased Premises” hereunder;

(ii)           references in the Prime Lease to “Landlord” and to “Tenant” shall be deemed to refer to “Sublessor” and “Sublessee” hereunder, respectively, except that where the term “Landlord” is used in the context of ownership or management of the entire Building, such term shall be deemed to mean “Prime Lessor”;

(iii)          references in the Prime Lease to “this Lease” shall be deemed to refer to “this Sublease” (except when such reference in the Prime Lease is, by its terms (unless modified by this Sublease), a reference to any other section of the Prime Lease, in which event such reference shall be deemed to refer to the particular section of the Prime Lease);

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(iv)          references in the Prime Lease to the “Rent Commencement Date” and “Effective Date” shall be deemed to refer to the “Commencement Date” hereunder;

(v)           references in the Prime Lease to the “Monthly Rent,” “Additional Rent,” “rent,” “Taxes,” and “Operating Expenses” shall be deemed to refer to the “Rent” as defined hereunder;

(vi)          references in the Prime Lease to “parking spaces,” “parking rate” and “Parking Fee” shall be deemed to refer to the parking spaces and parking fee specified in Section 3(b) of this Sublease;

(vii)         references in the Prime Lease to “Pro Rata Share” shall be deemed to refer to the Sublessee’s pro rata share of the Sublessor’s pro rata share as set forth in Section 4(b) of this Sublease;

(viii)        references in the Prime Lease to “Term” shall be deemed to refer to the Term of this Sublease.

Sublessor shall have the rights against Sublessee as would be available to landlord against the tenant under the Prime Lease if such breach was by the tenant thereunder.  Sublessee shall have the same rights against Sublessor as would be available to tenant against the landlord under the Prime Lease if such breach was by the landlord thereunder.

(b)           Notwithstanding the foregoing, the following provisions of the Prime Lease and Exhibits annexed thereto are not incorporated herein by reference and shall not, except as to definitions set forth therein, have any applicability to this Sublease:

Original Lease: Articles/Paragraphs/Sections 1 (Basic Provisions, except for 1C, 1O, 1P, and 1S), 2 (Premises, Term and Commencement Date), 3A (Monthly Rent, only the last sentence), 5A (Landlord’s Work), 5B (Tenant’s Work), 5C (Alterations, only the provision in the first sentence pertaining to non-structural and non-Building system alterations not in excess of Seventy-Five Thousand Dollars ($75,000) and the sentence regarding the 2% administrative fee), 5E (Compliance with ADA, except the obligations under 5E(i) and (ii) shall remain with Prime Lessor, and 5E(iii) with respect to work undertaken by or on behalf of Sublessee), 6C (Compliance with Law, only the first two sentences and only where Sublessee’s alterations or specific use trigger compliance requirements), 8B (Landlord’s Insurance, such obligation shall remain with Prime Lessor), 9A (Tenant Indemnity of Landlord), 12D (Obstructions, only the provisions requiring Landlord consent), 12E (Signs, paragraphs 1-4 related to facade signage and also the requirement in paragraph 6 for Landlord approval), 12G (Condition of Premises, second paragraph only), 13 (Inspection of Premises), 15 (Holding Over), 16I (Assignment of Options), 23 (Security Deposit), 24 (Brokerage Commission), 28(a) - 28(c) and 28(e) - 28(h), inclusive (Additional Rights Reserved), 30(B) (Execution of Lease), 30C (Notices, only the provision pertaining to mailing addresses), 30(F) (Financial Statements), 30J (Limitation of Liability), 30K (Memorandum of Lease), 30(X) (Access, Changes in Project, Facilities), 31 (Right of First Refusal) and Exhibits B (Landlord’s Work), C (Tenant’s Work), D (Building’s Rules and Regulations, only those provisions providing for Landlord approval/consent rights), E (Rent Commencement Date Confirmation) and F (Signage).

First Amendment: Paragraphs/Sections 2 (Additional Premises Commencement Date), 3(a) (Premises), 3(b) (Landlord’s Address), 3(c) (Monthly Rent), 3(d) (Parking Fee/Parking Spaces), 3(e) (Tenant’s Pro Rata Share), 3(f) (Notice Addresses), 3(g) (Reference to new Exhibit A), 4 (Condition of Additional Premises) and 7 (Brokers); Exhibits A (Additional Premises) and B (Tenant’s Work).

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Second Amendment: Paragraphs/Sections 2 (Additional Premises Commencement Date), 3(a) (Premises), 3(d) (Building Manager/Address), 3(e) (Expiration Date), 3(g) (Return of Security Deposit), 3(h) (Monthly Rent), 3(i) (Tenant’s Pro Rata Share), 3(j) (Parking Fee/Parking Spaces), 3(k) (Fair Market Rent), 3(l) (Surrender Plan), 3(m) (Expansion to First Floor), 4 (Condition of Additional Premises), 5 (Work to be Performed by Tenant), 6 (Conditions) and 9 (Brokers); Exhibits B (ROFO Space) and C (Tenant’s Work); Consent of Guarantor.

Third Amendment: Paragraphs/Sections 2 (Additional Premises Commencement Date), 3(a) (Premises), 3(c) (Monthly Rent), 3(d) (Tenant’s Pro Rata Share), 3(e) (Parking Fee/Parking Spaces), 3(f) (Expansion to First Floor), 4 (Delivery; Condition of Additional Premises, only the first paragraph), 5 (Subleasing), 6 (Additional Covenants), 7 (Alnylam Exterior Sign) and 10 (Brokers); Exhibit B.

Fourth Amendment: Paragraphs/Sections 2 (Excess Income) and 5 (Brokers).

(c)           Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the “Notice Periods”) contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the “Tenant” thereunder, or for the exercise by the “Tenant” thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Sublessee shall have five (5) fewer days to observe or perform hereunder than Sublessor has as the “Tenant” under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of five (5) days or less, then Sublessee shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notices, make any such demands, perform any such acts, conditions or covenants or exercise any such rights, remedies or options; provided, further, that if one-half of the number of days in the Notice Period is not a whole number, Sublessee shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

11.          Sublessor Representations.  (a) Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the provisions of the Prime Lease incorporated herein by reference), Sublessor makes no representations or warranties whatsoever with respect to the Subleased Premises, this Sublease, Prime Lease or any other matter, either express or implied, except as otherwise expressly set forth in this Sublease, and except that Sublessor represents and warrants both as of the Effective Date and the Commencement Date as follows: (i) that it is the sole holder of the interest of the “Tenant” under the Prime Lease and holds good leasehold title to the Subleased Premises, (ii) that Sublessor has the legal power, right and authority to enter into this Sublease and the instruments referenced herein and to consummate the transactions contemplated hereby, and the individual(s) executing this Sublease and instruments referenced herein on behalf of Sublessor have the legal power, right and authority to bind Sublessor to the terms and conditions hereof and that the Sublease is enforceable in accordance with its terms and is in full force and effect, (iii) that the Prime Lease is in full force and effect, (iv) there currently are no defaults or events of default under the Prime Lease, and there are no events which, with the passage of time and/or the giving of notice, would constitute a default or event of default under the Prime Lease, (v) to the best of Sublessor’s knowledge, Prime Lessor is not in default under the Prime Lease, (vi) other than those that have been obtained and that are in full force and effect, the execution, delivery, and performance by Sublessor of this Sublease does not require the consent, waiver, approval, license, or authorization of, or any notice to or filing with, any person, entity, or governmental authority, except for the Consent, (vii) a true, accurate, and complete copy of the Prime Lease is attached hereto as Exhibit A, and there have been no modifications, amendments (including amendments to appendices) or changes to the Prime Lease except as set forth in Exhibit A, and the Prime Lease constitutes the entire agreement between Prime Lessor and Sublessor with regard to the Subleased Premises, (viii) Sublessor has no defenses, setoffs, or counterclaims to the payment of amounts due from Sublessor to Prime Lessor under the Prime Lease and

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no dispute currently exists under the Prime Lease, (ix) the execution and delivery of this Sublease will not conflict with or constitute a breach or default of any material terms of any note, contract, mortgage, deed of trust, lease, sublease, or other agreement or instrument to which Sublessor is a party or by which it is bound, (x) there are no actions, lawsuits, or proceedings pending or threatened against or relating to Sublessor’s ownership or use of the Subleased Premises, and Sublessor has not received any written notice from any city, county, state, or other governmental agency claiming a violation of any applicable laws relating to the Subleased Premises, and (xi) Sublessor has not contracted for any services or goods or created any obligations that will bind Sublessee as successor-in-interest with respect to the Subleased Premises except as set forth in this Sublease.

12.          Access.  Sublessor acknowledges that Sublessee will be conducting sensitive and valuable research and laboratory experiments in the Subleased Premises, that the Subleased Premises will contain confidential proprietary information, and that such laboratory research being conducted in the Subleased Premises is sensitive to interference and could be voided or irreparably harmed by uncontrolled access.  Subject to the terms hereof, Sublessee shall upon at least three (3) business days prior written notice from Sublessor, permit Sublessor to have reasonable access to and to enter upon the Subleased Premises Monday-Friday 8:00 a.m. - 6:00 p.m., excluding holidays, for the purpose of exercising rights (if any) granted to Sublessor under this Sublease; provided, however, that Sublessee shall permit Sublessor’s facilities personnel to have immediate access to the Subleased Premises in the event of an emergency as reasonably determined by Sublessor, and Sublessor will provide notice to Sublessee promptly after any such emergency access.  Sublessee shall have the right to have a representative present during all such access.  Sublessor shall always access the Subleased Premises in a safe manner, and shall comply with all applicable laws, ordinances, rules, regulations, and orders (including but not limited to those set forth in the Federal Occupational Safety and Health Act and its state and local equivalents, as amended) and with the reasonable safety and security protocols and procedures established by Sublessee from time to time.  Sublessor agrees to keep all proprietary or confidential information of Sublessee discovered during such access strictly confidential and shall not disclose any such information except as may be required by applicable law.  Sublessor shall instruct its employees and agents of the provisions of this paragraph and require their compliance with the provisions hereof.

13.          Compliance with Prime Lease.  Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease; provided, however, that this provision shall not require Sublessee to act or refrain from acting where otherwise permitted in this Sublease.  Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees) of any kind whatsoever by reason of any breach or default by Sublessee of this Section 13.

Sublessor (i) shall not enter into any modification or amendment to the Prime Lease which will prevent or materially adversely affect the use by Sublessee of the Subleased Premises in accordance with the terms of this Sublease, or increase the obligations of Sublessee or decrease its rights under this Sublease in any other way materially adversely affecting Sublessee; and (ii) shall duly and fully keep, observe and perform each and every term, covenant, provision and condition on Sublessors’s part to be kept, observed and performed pursuant to the Prime Lease and not expressly assumed by Subtenant pursuant to this Sublease.  Sublessor shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease; provided, however, that this provision shall not require Sublessor to act or refrain from acting where otherwise permitted in this Sublease.  Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees) of any kind whatsoever by reason of any breach or default by

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Sublessor of this Section 13.  Sublessor agrees to forward to Sublessee, upon receipt thereof by Sublessor, a copy of each notice received by Sublessor in its capacity as Tenant under the Prime Lease affecting the Subleased Premises and/or Sublessee’s occupancy of the same.

14.          Security Deposit.

(a)           Within two (2) business days after the Effective Date, Sublessee shall deposit with Sublessor the sum of $320,000 (the “Security Deposit”) which sum shall be held by Sublessor as security for the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease to be performed by Sublessee during the period commencing on the Effective Date and ending upon the expiration or termination of Sublessee’s obligations under this Sublease.  If Sublessee is in monetary default or otherwise defaults with respect to any provision of this Sublease, including any provision relating to the payment of Rent, in any case beyond applicable notice and cure periods, then Sublessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Sublessor for any other loss or damage that Sublessor may suffer by reason of Sublessee’s default.  If any portion of the Security Deposit is so used or applied, then Sublessee shall, within ten (10) days following demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount, and Sublessee’s failure to do so shall be a material breach of this Sublease.  The provisions of this Section 14 shall survive the expiration or earlier termination of this Sublease.

(b)           In the event of bankruptcy or other debtor-creditor proceedings against Sublessee, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Sublessor for all periods prior to the filing of such proceedings.

(c)           Sublessor may deliver to any purchaser of Sublessor’s interest in the Subleased Premises the funds deposited hereunder by Sublessee, and thereupon Sublessor shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

(d)           If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Sublessee (or, at Sublessor’s option, to the last assignee of Sublessee’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Sublease.

(e)           If the Security Deposit shall be in cash, Sublessor shall hold the Security Deposit in an account at a banking organization selected by Sublessor; provided, however, that Sublessor shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Sublessor.  Sublessor shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit.  Sublessor shall not be required to credit Sublessee with any interest for any period during which Sublessor does not receive interest on the Security Deposit.

(f)            The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Sublessor in its sole discretion.  Sublessee may at any time, except when Sublessee is in default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(i)            If Sublessee elects to deliver L/C Security, then Sublessee shall provide Sublessor, and maintain in full force and effect throughout the Term and until the date that is thirty (30) days after the expiration or termination of the Term, a letter of credit in the form reasonable acceptable to Sublessor issued by an issuer reasonably satisfactory to Sublessor, in the amount of the Security Deposit, with an initial

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term of at least one year.  Sublessor agrees that, as of the Execution Date, Silicon Valley Bank is an acceptable issuer of the L/C Security.  Sublessor may require the L/C Security to be re-issued by a different issuer at any time during the Term if Sublessor reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Sublessor shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security.  If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Sublessee shall immediately deliver to Sublessor (without the requirement of notice from Sublessor) either cash in the amount of the Security Deposit or substitute L/C Security issued by an issuer reasonably satisfactory to Sublessor, and otherwise conforming to the requirements set forth in this Section 5, and Sublessor shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security.  As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).  Except with respect to the initial letter of credit delivered prior to the Commencement Date, Sublessee shall reimburse Sublessor’s legal costs (as estimated by Sublessor’s counsel) in handling Sublessor’s acceptance of L/C Security or its replacement or extension.

(ii)           If Sublessee delivers to Sublessor satisfactory L/C Security in place of the entire Security Deposit, Sublessor shall remit to Sublessee any cash Security Deposit Sublessor previously held.

(iii)          Sublessor may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured default exists beyond applicable notice and cure periods; (ii) as of the date forty-five (45) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Sublessee has not delivered to Sublessor an amendment or replacement for such L/C Security, reasonably satisfactory to Sublessor, extending the expiry date to the earlier of (1) thirty (30) days after the expiration or termination of the Term or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the issuer fails to permit Sublessor to transfer the L/C Security to a successor sublessor under the Sublease; or (iv) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Sublessor may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile).  This Section does not limit any other provisions of this Lease allowing Sublessor to draw the L/C Security under specified circumstances.

(iv)          Sublessee shall not seek to enjoin, prevent, or otherwise interfere with Sublessor’s draw under L/C Security.  Sublessor shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.

(v)           If Sublessor transfers its interest in the Premises, then Sublessee shall at Sublessee’s expense, within ten (10) business days after receiving a request from Sublessor, deliver (and, if the issuer requires, Sublessor shall consent to) an

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amendment to the L/C Security naming Sublessor’s grantee as substitute beneficiary.

15.          Brokerage.  Sublessee and Sublessor each represents that it has not dealt with any broker in connection with this Sublease other than Transwestern RBJ (the “Brokers”).  Each party agrees to indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) which the indemnified party may be subject to or suffer by reason of any breach of the foregoing representations.  Sublessor shall pay the Brokers the brokerage fee/commissions due under separate agreements between and among Sublessor and Brokers and shall indemnify and hold Sublessee harmless from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expenses (including, without being limited, reasonable attorneys’ fees and expenses) which Sublessee may be subject to or suffer by reason of any claim made by the Brokers for any fees/commissions, expense or other compensation as a result of the execution and delivery of this Sublease, other than a claim based upon any agreement with Sublessee or Sublessee’s agents, representatives or employees.

16.          Notices.  All notices, consents, approvals, demands, bills, statements and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be governed by Section 30C of the Prime Lease as incorporated herein by reference, except that the mailing addresses for Sublessor shall initially be as first set forth above, and the mailing address for Sublessee shall be as follows:

Prior to the Effective Date:

Editas Medicine, Inc.
c/o Third Rock Ventures LLC
29 Newbury Street, 3rd Floor
Boston, Massachusetts 02116
Attention: Deborah Palestrant, PhD

From and after the Effective Date:

Editas Medicine, Inc.
300 Third Street
Cambridge, Massachusetts 02138
Attention: Deborah Palestrant, PhD

With a copy to: Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Attention: Robert L. Birnbaum, Esq.

17.          Interpretation.  This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.  Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, which covenant, agreement, obligation or other provision shall be construed and interpreted in the context of the Sublease as a whole.  All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any

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other form of business or legal association or entity.  Terms used herein and not defined shall have the meaning set forth in the Prime Lease.

18.          Signage.  Sublessee may, at its sole cost, install standard lobby directory, suite and directional signage, including suite entry door signage, subject to the approval of Sublessor, not to be unreasonably withheld.  Sublessor shall use its reasonable efforts to obtain for Sublessee a listing on the main Building lobby directory for Sublessee.

19.          Right to Cure Defaults.  If Sublessee or Sublessor shall at any time fail to make any payment or perform any other obligation pursuant to this Sublease, then the other shall have the right, but not the obligation, after notice to the defaulting party in accordance with Section 16 of this Sublease, or without notice to the other in the case of any emergency, and without waiving or releasing the other from any obligations of the other hereunder, to make such payment or perform such other obligation of the other in such manner and to such extent as the non-defaulting party shall deem reasonably necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees.  The defaulting party shall pay to the non-defaulting party ten (10) days after demand all sums so paid by the non-defaulting party and all incidental costs and expenses of the non-defaulting party in connection therewith, together with interest thereon at an annual rate equal to ten percent (10%) per annum, or the highest rate permitted by applicable law, whichever shall be less.  Such interest shall be payable with respect to the period commencing on the date such expenditures are made by the non-defaulting party and ending on the date such amounts are repaid by the defaulting party.  The provisions of this Paragraph shall survive the Expiration Date or the sooner termination of this Sublease.

20.          Termination of Prime Lease.  If for any reason the term of the Prime Lease shall terminate prior to the last day of the Term of this Sublease, this Sublease shall thereupon automatically terminate as to the premises demised under the Prime Lease and Sublessor shall not be liable to Sublessee by reason thereof.

21.          Sublessee Hazardous Material Activity.  (a) Subject to Sublessee’s rights under this Section 21, upon the expiration or termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Sublessee’s right of possession, Sublessee shall surrender and deliver the Subleased Premises and the Furniture in the condition and repair required by, and in accordance with the provisions of, this Sublease.

(b)           Sublessee shall surrender the Subleased Premises to Sublessor free from any residual impact from Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Subleased Premises by Sublessee or by any of Sublessee’s agents, servants, employees, and contractors (collectively, “Sublessee Hazardous Material Activity”) as provided in this Section.  Notwithstanding the foregoing, Sublessee shall not be responsible for the remediation of or otherwise liable for Hazardous Materials existing prior to the Commencement Date at, in or about the Subleased Premises, or for Hazardous Materials existing at, on, about, or from the Subleased Premises as a result of the acts or failures to act of Sublessor or Prime Lessor.  If Sublessee determines or obtains information that (i) Hazardous Materials may have existed at, in or about the Subleased Premises prior to the Commencement Date and remain at, in, or about the Subleased Premises during the Term of the Sublease, or (ii) Hazardous Materials may exist at, on, about or from the Subleased Premises as a result of the acts or failures to act of Sublessor or Prime Lessor, then Sublessee agrees use commercially reasonable efforts to notify Sublessor of its determination or information of the presence of Hazardous Materials as soon as reasonably practicable thereafter.

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(c)           Within a reasonable period of time prior to the surrender of the Subleased Premises sufficient to provide Sublessor with adequate notice of Sublessee’s proposed actions, Sublessee shall deliver to Sublessor a narrative description of the actions proposed (or required by any governmental entity with jurisdiction over such activities) to be taken by Sublessee, substantially in the form attached as Exhibit F (the “Surrender Plan”), in order to surrender the Subleased Premises at the expiration or earlier termination of the Term, free from any residual impact from the Sublessee Hazardous Material Activity (or, in the event that decontamination or remediation activities, if needed, will require additional time to render the Subleased Premises free from Sublessee Hazardous Materials Activity, a narrative description of such proposed actions).  Such Surrender Plan shall be accompanied by a listing of (i) all Hazardous Materials licenses and permits held by Sublessee or on behalf of any of Sublessee’s agents, servants, employees, and contractors with respect to the Subleased Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Subleased Premises by Sublessee.

(d)           The Surrender Plan shall be subject to the reasonable review and approval of Sublessor’s environmental consultant, at Sublessee’s cost.  Upon the request of Sublessor, Sublessee shall deliver to Sublessor or its consultant such additional non-proprietary information concerning Sublessee Hazardous Material Activity as Sublessor shall reasonably request, except that Sublessee shall not be obligated to draft, prepare, or otherwise generate any such additional non-proprietary information that is not already in existence.  Sublessor shall approve the Surrender Plan (or provide reasons for rejecting the Surrender Plan with sufficient detail to allow Sublessee to correct the deficiencies) in writing within fifteen business (15) days of receipt thereof, or be deemed to have accepted the same.  Where revisions are required, the immediately preceding sentence shall apply except that Sublessor shall have seven business (7) days to respond in writing.

On or before the expiration or earlier termination of this Sublease, Sublessee shall deliver to Sublessor adequate evidence that the approved Surrender Plan shall have been satisfactorily completed and Sublessor shall have the right at Sublessor’s expense to cause Sublessor’s third-party environmental consultant to inspect the Subleased Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Subleased Premises are, as of the effective date of such surrender or early termination of the Sublease or at such other date as set forth in the Surrender Plan, free from any residual impact from the Sublessee Hazardous Material Activity.

If Sublessee shall fail to deliver a required Surrender Plan, or if Sublessee shall fail to complete the approved Surrender Plan, then Sublessor shall have the right to take such actions as Sublessor deems reasonably necessary to assure that the Subleased Premises are surrendered free from any residual impact from any Sublessee Hazardous Material Activity, and the actual and necessary reasonable third-party costs of which actions shall be reimbursed by Sublessee as Additional Rent; provided, however, that Sublessor shall provide reasonable prior written notice to Sublessee specifying Sublessee’s alleged failure and of Sublessor’s intent to take such action.

(e)           Sublessor shall keep the terms of the Surrender Plan confidential, except that Sublessor may disclose such Surrender Plan and any report by Sublessor’s environmental consultant with respect to the surrender of the Subleased Premises to (i) third parties with a bona fide actual or potential interest in the Subleased Premises or (ii) appropriate governmental entities if required by law, except in each case where Sublessee has identified any such Surrender Plan or report, or any portion thereof, as confidential or reflecting proprietary information.  Sublessor must obtain the advance written consent of Sublessee prior to making any such disclosure.

22.          Consents and Approvals.  All references in this Sublease to the consent or approval of Prime Lessor and/or Sublessor shall be deemed to mean the written consent or approval of Prime Lessor

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and/or Sublessor, as the case may be, and no consent or approval of Prime Lessor and/or Sublessor, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Prime Lessor and/or Sublessor, as the case may be.  In all provisions requiring the approval or consent of Sublessor (whether pursuant to the express terms of this Sublease or the terms of the Prime Lease incorporated herein), Sublessee shall be required to obtain the approval or consent of Sublessor and then to obtain like approval or consent of Prime Lessor.  Sublessor agrees its consent shall not be unreasonably withheld, conditioned or delayed.  If Sublessor is required or has determined to give its consent or approval to a matter as to which consent or approval has been requested by Sublessee, Sublessor shall cooperate reasonably with Sublessee in endeavoring to obtain any required Prime Lessor’s consent or approval upon and subject to the following terms and conditions: (i) Sublessee shall reimburse Sublessor and Prime Lessor for any reasonable third-party out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, (ii) Sublessor shall not be required to make any payments to Prime Lessor (unless Sublessee pays such costs in advance) or to enter into any agreements or to modify the Prime Lease, or this Sublease in order to obtain any such consent or approval, and (iii) if Sublessee agrees or is otherwise obligated to make any payments to Sublessor or Prime Lessor in connection with such request for such consent or approval, Sublessee shall have made arrangements for such payments which are reasonably satisfactory to Sublessor.  Nothing contained in this Article shall be deemed to require Sublessor or Sublessee to give any consent or approval because Prime Lessor has given such consent or approval.  Sublessor and Sublessee each shall promptly forward to Prime Lessor such requests as the other may submit for approval or consent from Prime Lessor.

23.          Quiet Enjoyment.  Sublessor covenants that if Sublessee is not in default beyond the expiration of any applicable notice and cure periods, then Sublessee shall quietly enjoy and occupy the full possession of the Subleased Premises without molestation or hindrance by Sublessor or any party claiming through Sublessor.

24.          No Privity of Estate.  Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and Prime Lessor.

25.          No Waiver.  The failure of either party to insist in any one or more cases upon the strict performance or observance of any obligation of the other party hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future performance of any such obligation of such party or any right or option of the other party.  Sublessor’s receipt and acceptance of Rent or Sublessor’s acceptance of performance of any other obligation by Sublessee, with knowledge of Sublessee’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach.  No waiver of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by both parties.

26.          Complete Agreement.  This Sublease constitutes the entire agreement between the parties and there are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease.  This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.  This Sublease shall not be binding upon either party unless and until it is signed and delivered by and to both parties, and is further subject to Section 31.

27.          Successors and Assigns.  The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind, and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

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28.          Governing Law; Jurisdiction.  This Sublease shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws that would require the application of any other law).  Sublessor and Sublessee agree to submit to the jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts, with venue in the County of Middlesex, and waive any defense of inconvenient forum to the maintenance of any action or proceeding in such courts.

29.          Waiver of Jury Trial and Right to Counterclaim.  The parties hereto hereby waive any rights which they may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages.  Sublessee also hereby waives all right to assert or interpose a counterclaim (other than mandatory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

30.          Estoppel Certificates.  Sublessee and Sublessor shall each, within fifteen (15) days after each and every request by the other party, execute, acknowledge and deliver to the other party or any other party reasonably designated by the other party, without cost or expense to the other party, a statement in writing (a) certifying that this Sublease is unmodified and, to its knowledge, is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating such modifications); (b) specifying the dates to which Rent has been paid; (c) stating whether or not, to its knowledge, the other party is in default in the performance or observance of such other party’s obligations under this Sublease and, if so, specifying each such default; (d) stating whether or not, to its knowledge, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by the other party under this Sublease, and, if so, specifying each such default; (e) stating whether or not, to its knowledge, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Prime Lessor under the Prime Lease with respect to the Subleased Premises, and, if so, specifying such event; (f) describing all notices of default submitted by it to the other party and Prime Lessor with respect to this Sublease, or the Prime Lease from and after the date thereof; and (g) containing such other information with respect to the Subleased Premises or this Sublease as the other party shall reasonably request.  Each party hereby acknowledges and agrees that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee, transferee or mortgagee of the leasehold or subleasehold estate of the other party.

31.          Consent of Prime Lessor; Non-Disturbance and Recognition Agreement.  This Sublease is contingent on the approval and consent of Prime Lessor, which Sublessor agrees to use all reasonable efforts to obtain.  This Sublease shall not become effective unless and until a written approval and consent (the “Consent”) is executed and delivered by the Prime Lessor, Sublessor and Sublessee, which Consent shall be in form and substance satisfactory to Sublessee in its sole discretion.  After the date on which Prime Lessor provides its Consent to this Sublease (the “Effective Date”), Sublessor agrees to promptly deliver a fully executed original of the Consent to Sublessee.  The effect and commencement of this Sublease is subject to and conditional upon the receipt by Sublessor and Sublessee of the Consent executed by Prime Lessor.  Upon execution of this Sublease by Sublessee, Sublessor will promptly apply to the Prime Lessor for the Consent and Sublessor will promptly inform Sublessee as to receipt of the Consent (if and when it is received) and deliver to Sublessee a copy of the same.

If the Consent is not received within twenty (20) business days after this Sublease is fully executed by both Sublessor and Sublessee (the “Sunset Date”), then from and after the Sunset Date this Sublease will cease to have any further effect and the parties hereto will have no further obligations to each other with

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respect to this Sublease and any funds paid hereunder by Sublessee shall be promptly refunded by Sublessor.

32.          Holdover.  If Sublessee remains in possession of the Subleased Premises after the last day of the Term without the express written consent of Sublessor, (a) Sublessee shall become a tenant at sufferance upon the terms of this Sublease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (b) Sublessee shall be responsible for all damages suffered by Sublessor resulting from or occasioned by Sublessee’s holding over, including consequential damages.  No holding over by Sublessee, whether with or without consent of Sublessor, shall operate to extend this Sublease except as otherwise expressly provided, and this Section 32 shall not be construed as consent for Sublessee to retain possession of the Subleased Premises.  Acceptance by Sublessor of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Sublease.

33.          Certain Lease Provisions.  With respect to the Sublease Premises, Sublessee shall be entitled to the maintenance and other services and rights to which Sublessor is entitled under the Prime Lease, including but not limited to indemnification rights that Sublessor can assert against Prime Lessor under the Prime Lease, whether relating to Hazardous Materials or otherwise.  Upon prior advance notice being provided to Sublessor, Sublessee may contact Prime Lessor directly concerning the provision of routine maintenance services and/or the making of routine repairs and restorations; however, Sublessee shall obtain Sublessor’s prior written approval (not to be unreasonably withheld) for any action that might result in Sublessor having liability for any additional costs.  In the event that Prime Lessor shall fail to furnish such services or perform any of the terms, covenants, conditions or obligations contained in the Prime Lease on its part to be performed, Sublessor shall be under no obligation or liability whatsoever to Sublessee for such failure; provided, however, that Sublessor shall, upon written notice from Sublessee, use commercially reasonable efforts to enforce the terms of the Prime Lease based on reasonable consultation with Sublessee, at Sublessee’s sole cost and expense.  If Prime Lessor shall default in the performance of any of its obligations under the Prime Lease, Sublessor shall, upon request and at the expense of Sublessee, timely institute and diligently prosecute any action or proceeding reasonably requested by Sublessee (based on reasonable consultation with Sublessee) to have Prime Lessor comply with any obligation of Prime Lessor under the Prime Lease or as required by law, and shall otherwise cooperate with Sublessee as may be reasonably necessary to enable Sublessee to enforce the obligations of Prime Lessor.  Sublessee shall indemnify and hold harmless Sublessor from and against any and all costs or claims arising out of or in connection with any such action or proceeding undertaken by Sublessor as set forth in this Section.  Notwithstanding the foregoing, if Prime Lessor’s failure or default affects both the Subleased Premises and other portions of the Premises, Sublessor and Sublessee shall equitably share in the reasonable costs of enforcement.

34.          Recording.  Sublessor and Sublessee agree that neither party may record this Sublease.

35.          Public Statements.  Except to the extent required by law or the rules of the U.S. Securities and Exchange Commission, any stock exchange or any listing entity (including, but not limited to, NASDAQ), neither party will make any public statements or releases concerning this Sublease, or use the other party’s name in any form of advertising, promotion or publicity, without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

36.          Limitation of Liability.  Notwithstanding any indemnities or other provisions hereof to the contrary, in no event shall Sublessor or Sublessee be responsible for any consequential, incidental, special or punitive damages, except as set forth in Section 30.

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37.          Certain Definitions.

(a)           All capitalized terms not defined in this Sublease shall have the meanings ascribed to them in the Prime Lease.

(b)           The terms “herein”, “hereunder”, and “hereof shall refer to this Sublease as a whole unless the context otherwise indicates.

38.          Counterparts.  This Sublease may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.  The undersigned may rely upon facsimile counterparts signed by each other, but shall promptly upon the request of the other exchange executed original signature pages.

39.          Time is of the essence.  Time is of the essence with respect to each provision of this Sublease.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as a sealed instrument as of the date first written above.

SUBLESSOR:

Alnylam Pharmaceuticals, Inc.

By:	/s/ Michael Mason
Name:	Michael Mason
Title:	Vice President of Finance

SUBLESSEE:

Editas Medicine, Inc.

By:	/s/ Alexandra Glucksmann
Name:	Alexandra Glucksmann
Title:	COO

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EXHIBIT A

PRIME LEASE

See attached.

MM Equity No.

LEASE

THIS LEASE, made as of September 26, 2003, by and between THREE HUNDRED THIRD STREET LLC, a Delaware limited liability company (“Landlord”) having an address in care of CORNERSTONE REAL ESTATE ADVISERS, INC., Suite 1700, One Financial Plaza, Hartford, Connecticut 06103 and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”) having its principal office at 790 Memorial Drive, Cambridge, MA 02139.

INDEX

Article	Title
1.	Basic Provisions
2.	Premises, Term and Rent Commencement Date
3.	Rent
4.	Taxes and Operating Expenses
5.	Landlord’s Work, Tenant’s Work, Alterations and Additions
6.	Use
7.	Services
8.	Insurance
9.	Indemnification
10.	Casualty Damage
11.	Condemnation
12.	Repair and Maintenance
13.	Inspection of Premises
14.	Surrender of Premises
15.	Holding Over
16.	Subletting and Assignment
17.	Subordination, Attornment and Mortgagee Protection
18.	Estoppel Certificate
19.	Defaults
20.	Remedies of Landlord
21.	Quiet Enjoyment
22.	Accord and Satisfaction
23.	Security Deposit
24.	Brokerage Commission
25.	Force Majeure
26.	Parking
27.	Hazardous Materials
28.	Additional Rights Reserved by Landlord
29.	Defined Terms
30.	Miscellaneous Provisions
31.	Right of First Refusal

EXHIBITS

Exhibit A	Plan Showing the Building and Premises
Exhibit B	Landlord’s Work Letter
Exhibit B-l	Construction Schedule for Landlord’s Work
Exhibit C	Tenant’s Work
Exhibit D	Building’s Rules and Regulations; Janitorial Specifications
Exhibit E	Rent Commencement Date Confirmation
Exhibit F	Signage

ARTICLE 1.

BASIC PROVISIONS

ARTICLE 2.Tenant’s Trade Name:	Alnylam Pharmaceuticals, Inc.

ARTICLE 3.Tenant’s Address:

Prior to Rent Commencement Date:	90 Memorial Drive, Cambridge, MA 02139

After the Rent Commencement Date:	at the Premises

ARTICLE 4.Office Building Address:	300 Third Street, Cambridge, Massachusetts

ARTICLE 5.Premises:

Square feet (Rentable): A total of approximately 44,058 comprised of 32,537 square feet on Level 03 (the “Third Floor Premises”), 10,605 square feet on Level 04 (the “Fourth Floor Premises”), 366 square feet relating to the rooftop penthouse, 185 square feet relating to the acid neutralization room and 365 square feet relating to the Level P-l chemical storage room (the rooftop penthouse, acid neutralization room and chemical storage room are hereinafter collectively referred to as the “Peripheral Spaces”)

ARTICLE 6.Landlord:	Three Hundred Third Street LLC

ARTICLE 7.Landlord’s Address	c/o Cornerstone Real Estate Advisers, Inc.
Suite 1700
One Financial Plaza
Hartford, Connecticut 06103
Attention: Northeast Regional Director

And a copy to: Attention: David Romano,
Vice President, Asset Manager

ARTICLE 8.Building Manager/Address:	Beal & Co., Inc.
177 Milk Street
Boston, MA 02109-3410
Attention: Michael Manzo

ARTICLE 9.Effective Date:	Upon delivery of possession of the Premises to Tenant

Rent Commencement Date:

The earlier to occur of (i) April 1, 2004 or (ii) the date Tenant takes occupancy of any portion of the Premises for the conduct of business provided, however, that, with respect to the Fourth Floor Premises only, the Rent

Commencement Date shall be the earlier to occur of (i) September 1, 2005 or (ii) the date Tenant takes occupancy of any portion of the Fourth Floor Premises for the conduct of business.

ARTICLE 10.Expiration Date:	September 30, 2011

ARTICLE 11.Security Deposit:	12 months Monthly Rent plus Estimated Operating Expenses (which, subject to adjustment, is equal to $2,313,045.00 as of the date hereof)

ARTICLE 12.Monthly Rent:	Lease Years 1 - 4:	$41.50 per square foot

	Lease Years 5 - 9/30/2011:	$45.50 per square foot

ARTICLE 13.Operating Expenses:	Tenant to pay its Pro Rata Share

ARTICLE 14.Taxes:	Tenant to pay its Pro Rata Share

ARTICLE 15.Tenant’s Pro Rata Share:                           Tenant’s Pro Rata Share shall be determined by and adjusted by Landlord from time to time by dividing the Tenant’s Rentable Square Feet of the Premises by the rentable area of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.  Notwithstanding the foregoing, with respect to (1) the central HVAC system and (2) the acid neutralization room, Tenant’s Pro Rata Share shall be determined based upon actual usage utilizing a commercially reasonable engineering analysis.

ARTICLE 16.Normal Business Hours of the Building:

Monday through Friday:  8:00 a.m. to 6:00 p.m.

Saturday:  8:00 a.m. to 1:00 p.m.

(Excepting local and national holidays)

Additional Business Hours of the Building:  All other times of every week, during which Tenant shall have access and, as set forth in Article 7, Landlord shall provide building services at designated costs.

ARTICLE 17.Use:  Laboratory, research and development, animal research, executive, administrative and general office purposes, subject to compliance with Laws.

ARTICLE 18.Brokers:  Meredith & Grew, Incorporated and T3 Realty Advisors

ARTICLE 19.Parking Fee:  Fair market parking rates, as adjusted from time to time Parking Spaces:  45 non-reserved spaces

ARTICLE 20.Building Amenities:  Included in the Monthly Rent are all building amenities (other than parking) including, without limitation, lobby security station, showers, lockers and bicycle storage.

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below.  The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.  Landlord and Tenant hereby stipulate that the Premises contain the number of square feet specified in Article 1(D) above.

ARTICLE 21.

PREMISES, TERM AND COMMENCEMENT DATE

Subject to the terms and conditions set forth herein, Landlord hereby leases and demises to Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article 1(D) and shown on a plan attached hereto as Exhibit A (“Premises”), together with Tenant’s right to use the Peripheral Spaces, for a term (‘Term”) commencing on the Effective Date and ending on the Expiration Date set forth in Article 1 (the “Original Term”), unless sooner terminated or extended as provided herein.  The actual square footage in the Premises and the Building shall be reasonably determined by Landlord’s architect, calculated in accordance with the ANSI/BOMA Z 95.1 (1996) method of measurement.  Tenant shall have the right to review and confirm such measurements within thirty (30) days of the date Landlord’s architect completes such measurements and delivers the results thereof to Tenant Upon Tenant’s review and confirmation, the certificate of Landlord’s architect as to square footage shall be binding upon both parties hereto and such determined square footage shall be used in all calculations based on square footage throughout this Lease.  The Rent Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant commences occupancy of the Premises for the conduct of its business.  Such date shall he confirmed by execution of the Rent Commencement Date Confirmation in the form as set forth in Exhibit E, which Tenant shall execute and return to Landlord within ten (10) business days after receipt thereof.  If Landlord delays delivering possession of the Premises or substantial completion of any Landlord’s Work under Exhibit B, this Lease shall not be void or voidable, except as provided in Article 5, and Landlord shall have no liability for loss or damage resulting therefrom.

Extension:  Provided that, at the time Tenant elects to exercise the option herein granted and at the time of the commencement of the Extended Term (as hereinafter defined), (i) this Lease is in full force and effect, (ii) Tenant is not in default hereunder beyond applicable notice and cure period(s) (which default may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of the option set forth herein), Tenant shall have the option to extend the Term of this Lease for two (2) extended terms of five (5) years each (each, an “Extended Term”).  The Extended Term shall commence immediately following the end of the Original Term or the first Extended Terra, as the case may be.  All terms and conditions applicable during the Original Term shall apply during each Extended Term including without limitation the obligation to pay Operating Expenses and Taxes except that (i) Tenant shall have no further right to extend the Term beyond the second Extended Term hereinabove provided, (ii) Monthly Rent shall be as provided herein, and (in) Tenant shall not be entitled to Tenant’s Construction Allowance or any other contribution by Landlord to the cost of improvements or alterations to the Premises.

Tenant shall exercise its option to extend this Lease for the Extended Term by giving Landlord written notice of its election to extend (the “Notice to Extend”), which notice shall apply to the entire Premises and shall be irrevocable.

Tenant may exercise its option to extend for each Extended Term by giving Landlord a Notice to Extend not later than twelve (12) months prior to the expiration date of the then current term, time being of the essence.

If Tenant fails to give a timely Notice to Extend within the time provided above, this Lease shall automatically expire at the end of the then current term, unless sooner terminated as provided herein.

If Tenant exercises its option to extend the Term of this Lease for the Extended Term by delivering the Notice to Extend, Tenant covenants to pay to Landlord, during the Extended Term, Monthly Rent equal to 95 percent of the fair market rent for comparable laboratory space in Cambridge, Massachusetts, projected as of the commencement of the Extended Term, and a Parking Fee for the Parking Spaces equal to the fair market parking fees, projected as of the commencement of the Extended Term, in each case also referred to below collectively as “Fair Market Rent.”   The computation can include appropriate annual increases during each year of the Extended Term, if that is required to arrive at fair market rent.

Landlord shall notify Tenant of Landlord’s proposed Monthly Rent and Parking Fee for the Extended Term within thirty (30) days after Landlord’s receipt of Tenant’s Notice to Extend, (but in no event prior to the last date for Tenant to give the applicable Notice to Extend).  Promptly after Landlord gives Tenant Landlord’s proposal for Fair Market Rent with respect to the Extended Term, Landlord and Tenant shall commence negotiations to agree upon the Fair Market Rent.  If Landlord and Tenant are unable to reach agreement on the Fair Market Rent within thirty (30) days after the date on which Landlord gives Tenant Landlord’s proposal for Fair Market Rent, then the Fair Market Rent shall be determined as provided below.

If Landlord and Tenant are unable to agree on the Fair Market Rent within said thirty (30) day period, then within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent.  If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Fair Market Rent shall be the average of the two estimates.  If the matter is not resolved by the exchange of estimates, then Fair Market Rent shall be determined by arbitration as hereinafter provided.

Within seven (7) days after the exchange of estimates, the parties shall select, as an arbitrator, a mutually acceptable member of the American Society of Real Estate Counselors (“ASREC”), or a successor organization to ASREC.  If the parties cannot agree on such person, then within a second period of seven (7) days, each shall select a member of ASREC and within a third period of seven (7) days, the two appointed persons shall select a third member of ASREC and the third person shall be the arbitrator.  If one party shall fail to make such appointment within said second seven (7) day period, then the person chosen by the other party shall be the sole arbitrator.

Once the arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his or her appointment, the arbitrator shall determine the Fair Market Rent by selecting either the Landlord’s estimate of Fair Market Rent or the Tenant’s estimate of Fair Market Rent.  There shall be no discovery or similar proceedings.  The arbitrator’s decision as to which estimate of Fair Market Rent shall be the Fair Market Rent for the Extended Term shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Monthly Rent and Parking Fee for the Extended Term.  In determining the Fair Market Rent with respect to the Monthly Rent and the Parking Fee, the arbitrator shall not be required to select the same party’s estimate of Fair Market Rent for both the Monthly Rent and the Parking Fee, but shall have the option to select one party’s (i.e., Landlord’s or Tenant’s) estimate of Fair Market Rent with respect to the Monthly Rent and the other party’s estimate of Fair Market Rent with respect to the Parking Fee.

The costs of the arbitrator will be equally divided between Landlord and Tenant.  Any fees of any counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such counsel.

ARTICLE 22.

RENT

A.                                    Monthly Rent.  Tenant shall pay Monthly Rent by wire transfer, in advance, on or before the first day of each month of the Term without demand, setoff or deduction.  If the Term shall commence or end on a day other than the first day of a month, the Monthly Rent for the first and last partial month shall be prorated on a per diem basis.  Upon the execution of this Lease, Tenant shall pay one installment of Monthly Rent for the first full month of the Term and a prorated Monthly Rent for any partial month which may precede it.

B.                                    Additional Rent.  AD costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, its share of Taxes and Operating Expenses, shall be deemed Additional Rent.

C.                                    Rent.  Monthly Rent, Additional Rent, Taxes and Operating Expenses and any other amounts of every nature which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as “Rent”, and all remedies applicable to the nonpayment of Rent shall be applicable thereto.

D.                                    Place of Payment.  Late Charge.  Default Interest.  Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Building Manager’s address listed in Article 1, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or counterclaim and without relief from any valuation or appraisement laws.  In the event Tenant fails to pay Rent due under this Lease within ten (10) days of the due date of said Rent, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount overdue.  Any Rent not paid when due shall also bear interest at the Default Rate.  This provision shall in no way be construed to modify Tenant’s obligation to pay Rent on or before the first (1st) day of the month.

E.                                     Independent Covenants; Waiver.  Tenant waives all rights (i) to any abatement, suspension, deferment, reduction or deduction of or from Rent, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein.  Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.  Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Landlord and Tenant were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002).  Such acknowledgements, agreements and waivers by Tenant are a material inducement to Landlord entering into this Lease.

ARTICLE 23.

TAXES AND OPERATING EXPENSES

A.                                    Payment of Taxes and Operating Expenses.  Commencing on the Rent Commencement Date and during each month thereafter during the initial Lease Term and any Extended Term, Tenant shall pay to Landlord, as Additional Rent due concurrently with Monthly Rent, an amount equal to one-twelfth (1/12) of Landlord’s estimate (as determined by Landlord in its reasonable discretion) of Tenant’s Pro Rata Share of Operating Expenses paid or incurred by Landlord with respect to the Property for the then current calendar year and Taxes assessed against the Property (or estimated to be due by governmental authority) during the then current calendar year (which may include a portion of the Taxes assessed for more than one “tax year”) (the “Estimated Taxes and Operating Expenses”).  Landlord shall provide the building services set forth in this Lease.

B.                                    Reconciliation.  As soon as practicable following the end of each calendar year, and in any event within ninety (90) days after the end of the applicable calendar year, Landlord shall submit to Tenant a statement (the “Reconciliation”) setting forth the actual Operating Expenses and Taxes for the preceding calendar year and indicating whether any money is due to Landlord or Tenant with respect to Operating Expenses or Taxes.

If Tenant owes Landlord any money on account of Operating Expenses or Taxes, Tenant shall pay such amount within fifteen (15) days after receipt of the Reconciliation.  In the event that Tenant has overpaid its obligation with respect to Operating Expenses or Taxes for the preceding calendar year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Expenses or Taxes, (or refund such overpayment within fifteen (15) days if the Term of the Lease has ended and Tenant has no further obligation to Landlord), as the case may be.

Landlord may commence proceedings to obtain an abatement or reduction in taxes with attorneys and/or appraisers selected by Landlord and in the event an abatement is obtained, Landlord shall refund Tenant’s pro rata share of the amount of the abatement as to which Tenant has paid its Pro Rata Share of Taxes, after reducing the amount of the abatement by all reasonable expenses paid or incurred by Landlord in obtaining such abatement.

C.                                    Changes in Information.  If during any particular year there is a change in the facts upon which Operating Expenses or Taxes are being billed to Tenant, Landlord shall be permitted to revise its monthly billings to Tenant on account of Operating Expenses or Taxes and Tenant shall thereafter pay its monthly payments on account of Taxes and Operating Expenses in accordance with Landlord’s revised billing.  In the event that Landlord provides a revised billing, such billing shall be accompanied by a statement in reasonable detail indicating the reason for the revisions in the monthly bills to Tenant on account of Taxes and/or Operating Expenses.

If the Building is less than ninety-five percent (95%) occupied during any particular Lease Year, Landlord may adjust those Operating Expenses (but not Taxes) which are affected by Building occupancy for the particular Lease Year, or portion thereof, as the case may be, to reflect an occupancy of not less than ninety-five percent (95%) of all such rentable area of the Building.

D.                                    Disputes Over Taxes or Operating Expenses.

Selection of Accountants.  If Tenant disputes the amount of an adjustment or the proposed estimated bills for Taxes or Operating Expenses or the actual bills for a Lease Year, Tenant shall give Landlord written notice of such dispute within thirty (30) days after Landlord advises Tenant of such adjustment or bill, or the end of such Lease Year as the case may be.  Tenant’s failure to give such notice shall waive its right to dispute the amounts so determined.  Tenant shall not be entitled to dispute the foregoing amounts if Tenant is then in default hereunder beyond applicable notice and cure periods).  If Tenant is entitled to and timely objects, Tenant shall have the right to engage its own accountants (“Tenant’s Accountants”) for the purpose of verifying the accuracy of the statement in dispute, or the reasonableness of the adjustment or estimated increase or decrease.  If Tenant’s Accountants determine that an error has been made, Landlord and Tenant’s Accountants shall endeavor to agree upon the matter.  If they cannot agree within twenty (20) days from the date Tenant’s Accountants commence reviewing Landlord’s records, Landlord and Tenant’s Accountants shall jointly select an independent certified public accounting firm (the “Independent Accountant”) which firm shall conclusively determine whether the adjustment or estimated increase or decrease is reasonable, and if not, what amount is reasonable.  Both parties shall be bound by such determination.  If Tenant’s Accountants do not participate in choosing an Independent Accountant within twenty (20) days after receipt of notice by Landlord, then Landlord’s determination of the adjustment or estimated increase or decrease shall be conclusively determined to be reasonable and Tenant shall be bound thereby.

Any information obtained by Tenant’s Accountants with respect to Operating Expenses shall remain confidential except in connection with litigation between Landlord and Tenant.

Payment of Costs.  All costs incurred by Tenant in obtaining Tenant’s Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant’s Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than five percent (5%) in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audits.  No subtenant shall have the right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises.

Continuation of Payments Pending Determination.  Tenant shall continue to timely pay Landlord the amount of the prior year’s adjustment and adjusted Additional Rent determined to be incorrect until the parties have agreed upon or the Independent Accountant has determined the appropriate adjustment.  Any amounts so agreed or determined to be in excess of appropriate charges shall be paid by Landlord to Tenant within fifteen (15) days of such agreement or determination.

E.                                     Other Taxes.  Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises.  So long as every other lease of space in the Building contains the same provision and such provisions are enforced by landlord, in the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Building-standard build-out as determined by Landlord and, as a result, real property taxes for the Property are increased, Tenant shall pay to Landlord its share of such taxes within ten business (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property or above-standard improvements.  Tenant shall assume and pay to Landlord at the time of paying Rent, any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes or taxes in lieu of income taxes) which may be imposed on or on account of letting of the Premises or the payment of Rent or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.  Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.  Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 4 shall not be included in the computation of “Taxes.”

ARTICLE 24.

LANDLORD’S WORK, TENANT’S WORK,
ALTERATIONS AND ADDITIONS

A.                                    Landlord’s Work.  Landlord shall perform the work as set forth in the work letter attached hereto as Exhibit B, and hereinafter referred to as “Landlord’s Work.”  Landlord will deliver the Premises to Tenant with all of Landlord’s Work substantially completed in a good and workmanlike manner, in accordance with the Plans and Specifications approved by Tenant (except for minor and non-material punch list items which will not delay completion of Tenant’s Work, as defined in subparagraph B of this Article), six (6) months after the full execution date of this Lease

(the “Anticipated Completion Date”), provided, however, that at such time as Landlord delivers the final Lease to Tenant for its signature and Tenant executes the same and delivers the partially executed counterparts to Landlord for its signature, Landlord agrees to execute the same within 5 business days.  If Landlord is delayed in completing Landlord’s Work by the Anticipated Completion Date due to strike, shortages of labor or materials, delays caused by Tenant or other matters beyond the reasonable control of Landlord, then Landlord shall give notice thereof to Tenant and the date on which Landlord is to turn the Premises over to Tenant for Tenant’s Work, the Anticipated Completion Date and the Rent Commencement Date shall be postponed for an equal number of days as the delay as set forth in the notice.  If Landlord does not complete its work by the dates set forth above, the following shall apply and shall constitute Tenant’s sole and exclusive remedy with respect thereto:  (i) for delays of up to thirty (30) days, the Date of Rent Commencement shall be delayed one day for each day of delay, (ii) for delays greater than thirty (30) but less than sixty (60) days, two days for each day of delay, and (iii) for delays of sixty (60) days or greater, in addition to the provisions of (ii), Tenant shall have the option to terminate this lease upon 30 days prior notice and be reimbursed for all reasonable expenditures made in connection herewith, provided, however, that if Landlord substantially completes Landlord’s Work within the 30 day period between the date of Tenant’s termination notice and the effective date of termination, then Tenant’s notice of termination shall be null and void.  In the event of Tenant Delay (as defined herein), the Anticipated Completion Date shall be extended for a number of days equal to the Tenant Delay and it is understood and agreed that the Rent Commencement Date shall not be changed or otherwise affected under such circumstance.  As used herein, “Tenant Delay” shall mean any demonstrable delay caused by Tenant that delays the substantial completion of Landlord’s Work beyond the date that Landlord’s Work would have been substantially completed but for such delay.

Landlord may, at Landlord’s sole responsibility for all costs associated therewith, by written notification to Tenant, request changes to Landlord’s Work (the “Change Proposal”).  Such notification shall be accompanied by a summary of the additional costs, or savings, involved with the proposed change, an estimate of the period of time by which the date of substantial completion of Landlord’s Work will be affected by the change and an indication of impacts, if any, upon Tenant’s cost and completion schedule for Tenant’s Work, it being understood that, in no instance shall Tenant be obligated to approve a Landlord Change Proposal which would either (i) increase the cost of Tenant’s Work (unless Landlord agrees to pay such additional costs) or (ii) delay the substantial completion of Tenant’s Work.

B.                                    Tenant’s Work.  Tenant, at its sole cost and expense, shall perform and complete all other improvements to the Premises as more particularly set forth in the work letter attached hereto as Exhibit C (herein called “Tenant’s Work”) including, but not limited to, all improvements, work and requirements required of Tenant under the foregoing work letter.  Tenant shall complete all of Tenant’s Work in good and workmanlike manner, fully paid for and free from liens, in accordance with the plans and specifications approved by Landlord and Tenant as provided in Exhibit C.  Tenant shall also have the right during this period to come onto the Premises to install its fixtures and prepare the Premises for the operation of Tenant’s business.  Tenant, during the course of performing Tenant’s Work, shall not unreasonably interfere with the performance of Landlord’s Work.  Notwithstanding the fact that the foregoing activities may occur prior to the Rent Commencement Date, Tenant agrees that all of Tenant’s obligations provided for in this Lease shall apply during any such period, with the exception of any obligation to pay Monthly Rent, Operating Expenses or Taxes.  Landlord shall provide Tenant with a Tenant Work Allowance to reimburse Tenant for all or part of the cost of Tenant’s Work as more particularly set forth in Exhibit C.

C.                                    Alterations.  Except as provided in the immediately preceding subparagraph, and except for non-structural and non-Building system alterations not in excess of Seventy-Five Thousand Dollars ($75,000) in any Lease Year, Tenant shall make no alterations or additions to the Premises (“Alterations”) without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion, and then only by contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant, at its sole cost and expense.  Tenant shall, at its sole cost and expense, obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord.  If Landlord, in approving any Alterations, specifies a reasonable commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date.  Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.  If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, provided notice is given to Tenant at the time Landlord approves such Alteration, require Tenant, at Tenant’s expense, to remove all partitions, counters, railings and other Alterations installed by Tenant, and to repair any damages to the Premises caused by such removal upon the expiration or earlier termination of the Term.  If Landlord’s approval is not required in connection with an Alteration, Landlord may require removal of such Alteration, as aforesaid, at any time within thirty (30) days after Tenant’s written request for a determination by Landlord as to whether such Alteration shall be removed upon the expiration or earlier termination of the Term.  Any and all costs attributable to or related to the applicable building codes of the city in which the Building is located (or any other authority having jurisdiction over the Building) arising from Tenant’s plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense.  With regard to repairs, Alterations or any other work arising from or related to this Article 5, Landlord shall be entitled to receive an administrative fee of two percent (2%).  The construction of initial improvements to the Premises shall be governed by the terms of the Tenant work letter, attached hereto as Exhibit C, and not the terms of this Article 5.

D.                                    Liens.  Tenant shall give Landlord at least ten (10) days prior written notice (or such additional time as may be necessary under applicable laws) of the commencement of any Tenant’s Work, to afford Landlord the opportunity to post and record notices of non-responsibility.  Tenant will not cause or permit any mechanic’s, materialman’s or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant’s interest in this Lease in connection with work done under this Article or in connection with any other work and Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action.  Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days from the date Landlord sends Tenant written notice of their existence.  If Tenant fails to do so, Landlord may, without being responsible to investigate the validity or lawfulness of the lien, pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance or require that Tenant deposit with Landlord in cash and lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees incurred by Landlord, and shall remit the balance thereof to Tenant.  The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

E.                                     Compliance with ADA.  Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990, as amended (the “ADA”) shall be allocated as follows:  (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord, its employees, agents or contractors, at the direction of Landlord or done pursuant to plans and specifications prepared or provided by Landlord or Landlord’s architect or space planner; (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant’s architect or space planner.

ARTICLE 25.

USE

A.                                    Use.  Tenant shall use the Premises for the purposes set forth in Article 1(P), above, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building’s Rules and Regulations attached as Exhibit D hereto, consistently enforced.  Tenant and its invitees shall also have the non-exclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such reasonable rules and regulations as Landlord may impose from time to time consistently enforced.  Tenant agrees to comply with all laws and ordinances including, without limitation, local ordinances with respect to the storage, disposal, and emanation of noise or odors relating to presence of any animals in the Premises but the foregoing shall not modify the provisions relating to Tenant’s rooftop noise as set forth in Section 6C.  Tenant agrees to indemnify and hold Landlord harmless from and against all costs, damages, expenses and losses incurred by Landlord relating to the breach of the foregoing covenant.

B.                                    Restrictions.  Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which:  (a)

causes injury to persons, to the Building or its equipment, facilities or systems; (b) impairs the character, reputation or appearance of the Building as a first class office and research and development building; (c) materially impairs the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (d) unreasonably interferes with the use of other tenants or occupants of the Building; or (e) would invalidate any fire and extended coverage insurance policy covering the Building and/or the property located therein.  Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters.  Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article.

C.                                    Compliance with Laws.  Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations now in force or which may hereafter be in force or effect.  Tenant shall comply with all Laws relating to the Premises and Tenant’s use or occupancy thereof, including without limitation, Laws in connection with the health, safety and building codes, and any permit or license requirements.  For purposes of complying with the Cambridge Noise Control Ordinance, the Building is divided into five equal parts, with Landlord’s “base building” part equal to one-fifth, and each of the four tenant-occupied floors of the Building equal to one-fifth each (with partial floors being allocated a pro rata portion of a full floor part).  Each of the five individual parts is allowed to install mechanical equipment producing a total exterior noise emission level of 53 dBA at any residential receptor during daytime hours 7AM to 6PM (except Sundays) and 43 dBA at all other times.  Compliance with this provision will be determined by an acoustical consultant (acceptable to the parties) employing the software analysis tool, “Cadna/A”, or some equivalent, to model the expected noise emission levels of equipment to predict the resultant sound levels (dBA) at nearby residential receptor positions.  The nearest residential receptors are located on the top floor of the Building at 265 Binney Street; predictions shall also be made for a second-floor receptor at the corner of Charles and Third Streets.

ARTICLE 26.

SERVICES

A.                                    Climate Control.  Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of the Building as set forth in Article 1, for the comfortable use and occupancy of the Premises.  If Tenant requires heat or air conditioning at any other time, Landlord shall furnish such service upon reasonable notice from Tenant, and Tenant shall pay all of Landlord’s reasonable charges therefor monthly as Additional Rent.

The performance by Landlord of its obligations under this Article is subject to Tenant’s compliance with the terms of this Lease including any connected electrical load established by Landlord.  Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning (“HVAC”) design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment.

B.                                    Elevator Service.  Landlord shall furnish elevator service to Tenant to be used in common with others.  At least one elevator shall remain in service during all other hours.  Landlord shall designate a specific elevator for use as a service elevator which Tenant may use, inter alia, in connection with its animal facility.

C.                                    Janitorial Services.  Landlord shall provide janitorial and cleaning services to the Building, substantially as described in Exhibit D attached hereto, as an Operating Expense.  Tenant shall provide its own janitorial services to the Premises.

D.                                    Water and Electricity.  Landlord shall make available domestic water in reasonable quantities to the common areas of the Building (and to the Premises if so designated in Exhibit B) and cause electric service sufficient for lighting the Premises and for the operation of Tenant’s equipment.  Tenant’s use of electric energy or water in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises unless Landlord grants its consent in writing, which shall not be unreasonably withheld, conditioned or delayed, in which event all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days of Landlord’s demand therefor.  As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Monthly Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment.  If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

E.                                     Separate Meters.  If the Premises are separately metered for any utility, Tenant shall pay a utility charge to Landlord (or directly to the utility company, if possible) based upon Tenant’s actual consumption as measured by the meter.  All utilities shall be separately metered to the extent practicable.  Landlord also reserves the right to install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of utility usage as metered to the Premises but shall not be obligated for such utility as an Operating Expense except as it relates to Common Areas.  Tenant shall immediately reimburse Landlord for the cost of installation of meters, and the maintenance and repair thereof, if Tenant’s actual usage exceeds the anticipated usage level by more than 10 percent.  The term “utility” for purposes hereof may refer to but is not limited to electricity, gas, water, sewer, steam, fire protection system, telephone or other communication or alarm service, as well as HVAC, and all taxes or other charges thereon.

F.                                      Interruptions.  Landlord does not represent or warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord.  Provided that Landlord exercises reasonable diligence to restore the same, any interruption, reduction or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease.  Landlord acknowledges that the services referred to above are critical to Tenant’s business and shall take all reasonable measures to prevent their interruption, and if interrupted, to restore the same promptly.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no liability whatsoever for any loss, cost, damage or expense sustained by Tenant as a result of the failure of Tenant’s experimental trials which arise as a result of the failure or interruption of Building systems or services, absent any willful misconduct by Landlord.

G.                                    Utilities Provided by Tenant.  Tenant shall make application in Tenant’s own name for all utilities not provided by Landlord and shall:  (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company.  The term “utilities” for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, and all taxes or other charges thereon.  Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord’s option shall repair, alter or replace any such existing items.  Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition.  Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same.  The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 5.  Tenant shall ensure that all Tenant’s HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation.  Except as specifically provided in this Article 7, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional Building services furnished to Tenant not uniformly furnished to all tenants of the Building at the rate generally charged by Landlord to other tenants of the Building.

ARTICLE 27.

INSURANCE

A.                                    Required Insurance.  Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and satisfactory to Landlord, naming as additional insureds Landlord, Landlord’s Building Manager, Cornerstone Real Estate Advisers, Inc., Palm, Inc., Tenant and any Mortgagee of Landlord, as their respective interests may appear, including (i) a policy of standard fire, extended coverage and special extended coverage (“all risk”) property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant’s property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost, including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage; (ii) business interruption insurance, loss of income and extra expense insurance, including coverage for the failure of Tenant’s telecommunications equipment, (iii) commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than One Million Dollars ($1,000,000) combined single limit for each occurrence, and

Two Million Dollars ($2,000,000) in the annual aggregate, (iv) Worker’s Compensation Coverage as required by law, (v) contractual liability insurance, (vi) excess umbrella liability insurance in an amount not less than Five Million Dollars ($5,000,000.00) each occurrence and Five Million Dollars ($5,000,000.00) annual aggregate.  The commercial general liability policy shall include contractual liability which includes the provisions of Article 9 herein which, if written on a separate claims-made basis, shall continue for at least a three year period after the expiration or earlier termination of this Lease.

On or before the first date that Tenant enters the Building for the purpose of performing any work, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the insurance coverage set forth above, including naming Landlord, Cornerstone Real Estate Advisers, Inc., Palm, Inc.  (or its successors and assigns under its existing lease for premises in the Building and as the guarantor under a certain “Guaranty” delivered in connection with this Lease) and Landlord’s Building Manager as additional insureds.  Renewal certificates must be furnished to Landlord on or prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide.  All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess, secondary and not contributing with any Tenant insurance requirement hereunder.  Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the reasonable cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are extended.  All such insurance shall provide that it cannot be canceled except upon thirty (30) days prior written notice to Landlord.  Tenant shall comply with all reasonable rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B.                                    Landlord’s Insurance.  Landlord shall maintain, during the Term of this Lease, property, commercial general liability and, if available at commercially reasonable rates, pollution liability insurance covering the Building.  The property insurance shall include fire and extended coverage insurance, with All Risk rider, covering all structures and improvements for full replacement value, with replacement cost endorsement, above foundation walls.  The commercial general liability insurance shall insure against claims for bodily injury and property damage occurring in or about the Property.  Such insurance may be blanketed with other insurance carried by Landlord so long as such blanketing with other insurance does not reduce the amount of insurance available to pay any claim with respect to the Property.  Tenant shall pay its Pro Rata Share of Landlord’s insurance as an Operating Expense.

C.                                    Waiver of Subrogation.  Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss, and each agree to have then-respective insurers issuing the insurance described in this Article 8 waive any rights of subrogation that such companies may have against the other party.  This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy.  Each party agrees to use commercially reasonable efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

D.                                    Waiver of Claims.  To the extent covered by Tenant’s insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from:  (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees at the Building.  Notwithstanding anything in this Lease to the contrary, in no event will Landlord and Tenant be responsible for any consequential damages incurred by the other, including but not limited to, lost profits or interruption of business as a result of any alleged default by the other under this Lease.

ARTICLE 28.

INDEMNIFICATION

A.                                    Tenant Indemnity of Landlord.  Tenant shall defend, indemnify and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against any and all injury, loss, costs, expenses, liabilities, claims or damage (including attorneys’ fees and disbursements) to any person or property (i) arising from, related to, or in connection with any use or occupancy of the Premises by Tenant, (ii) arising from, related to, or in connection with any act or omission (including, without limitation, construction and repair of the Premises arising out of Tenant’s Work or subsequent work) of Tenant, its agents, contractors, employees, customers, and invitees, or (iii) which occurs in any part of the Property other than the Premises and is caused by the negligence or willful misconduct of Tenant, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease.  This indemnification shall survive the expiration or termination of the Lease Term.

B.                                    Landlord Indemnity of Tenant.  Landlord shall defend, indemnify and hold Tenant harmless from and against all claims, causes of action, liabilities, losses, costs and expenses arising from or in connection with any injury or other damage to any person or property resulting from the gross negligence or willful misconduct of Landlord, its agents, contractors, employees, customers and invitees.

C.                                    Indemnity Limitations.  The indemnity obligations set forth in sections A and B above shall not apply (i) to any costs or expenses not reasonably incurred by the indemnitee, or (ii) to any claims, causes of action, liabilities, losses, costs and expenses resulting from a default by the indemnitee hereunder.  This lease and each and every provision hereof is subject to the provisions of Massachusetts General Laws, Chapter 186, Section 15, as the same may from time to time be in force and applicable, and wherever any provision herein might be construed to violate said statute, such provision shall be construed as though it included the words “subject and to the extent enforceable in accordance with the provisions of Massachusetts General Laws, Chapter 186, Section 15.”

D.                                    Indemnitees; Acceptable Attorneys.  Whenever, in this Article and throughout this Lease, Landlord or Tenant is required to defend, indemnify and hold the other harmless, such obligations shall extend to the successors, assigns, officers, partners, directors, employees and other agents of the indemnitee.  In any instance where this Lease requires either party to defend the other, such defense shall involve an attorney or attorneys reasonably acceptable to the indemnitee.

E.                                     Limitation on Liability.  Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property.  Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others.  To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, willful misconduct of Tenant or any of its agents, contractors, employees, customers and invitees.  Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its gross negligence or willful misconduct.

F.                                      Surveillance.  Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building is subject to Landlord’s sole discretion.  Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon.  Landlord shall not be liable for losses due to theft, vandalism, or like causes.  Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or, other person whose presence in, on or about the Premises or the Property is attendant to the business of Tenant.

ARTICLE 29.

CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building.  In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord’s insurance, Landlord will proceed promptly to restore the same to substantially the same condition existing immediately prior to such damage or destruction to the extent of insurance proceeds collected and made available by any mortgagee of Landlord unless, in Landlord’s sole judgment, (i) such damage or destruction is incapable of repair or restoration within one hundred eighty (180) days; or (ii) the insurance proceeds recovered by reason of the damage or destruction are, in Landlord’s sole judgment, inadequate to complete the restoration of the Building; or (iii) any mortgagee of Landlord shall fail to make insurance proceeds available for restoration, in any of which events Landlord may, at Landlord’s option and by written notice given to Tenant within sixty (60) days after such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction without further recourse to either party.  If, in Landlord’s sole judgment, the net insurance proceeds recoverable by reason of the damage or destruction and made available by any mortgagee of Landlord will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant.  To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, Tenant shall be relieved of the same ratable portion of the Monthly Rent and other charges due under this Lease as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises are restored.

ARTICLE 30.

CONDEMNATION

In the event of a condemnation or taking of the entire or substantially all of the Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority.  In the event of a taking or condemnation of fifteen percent (15%) or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation, Landlord or Tenant may elect to terminate this Lease by giving notice to the other within sixty (60) days of receiving notice of such condemnation.  In the event of a partial taking as described in this Article, or a sale, transfer or conveyance in lieu thereof, which does not result in the termination of this Lease, Rent shall be apportioned according to the ratio that the part of the Premises remaining usable by Tenant bears to the total area of the Premises and other equitable factors bearing on the Fair Rental Value of the Premises.  All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation except that relating to Tenant Improvements paid for by Tenant and not reimbursed by Landlord.  Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for costs of relocation of its Tenant Improvements and moving.  Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord.  Any additional portion of such award shall belong to Landlord.  Except as provided in this Article 11, Tenant hereby waives any and all rights, imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, it might otherwise have to petition a court to terminate the Lease.

ARTICLE 31.

REPAIR AND MAINTENANCE

A.                                    Tenant’s Obligations.  Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary, and free of pests) and shall make all necessary non-structural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or serving the Premises.  Tenant’s obligations hereunder shall include, but not be limited to, Tenant’s trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord.  Landlord may make any urgently required repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within five (5) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within five (5) days from invoice from Landlord.  Tenant waives all rights to deduct the cost of Landlord’s Obligations from Rent.

B.                                    Landlord’s Obligations.  Landlord shall maintain (i) the foundations, roof, perimeter walls and exterior windows and all structural aspects of the Building, and (ii) all nonstructural aspects of the Building which relate to the Common Areas or to more than one tenant’s premises, or which no tenant of the Building is required to maintain and repair, including all systems and facilities necessary for the operation of the Building and the provision of services and utilities as required herein (except to the extent that any of the foregoing items are installed by or on behalf of, or are the property of, Tenant).  Landlord shall also make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article.  Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or otherwise becomes aware.  Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant or after Landlord otherwise becomes aware.  Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities.  Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord’s other remedies herein).  Tenant shall have the right of self-help if Landlord fails to fulfill its obligations pursuant to the terms of this Lease.

C.                                    General Obligations.  Alterations to the Premises required from time to time to comply with applicable laws, requirements of any board of property insurance underwriters or similar entity, or reasonable requirements of Landlord’s or Tenant’s insurers shall be made by the party to this Lease responsible for maintaining and repairing the applicable aspect of the Premises hereunder.  Notwithstanding the foregoing, in the event that Landlord is required to make any such alteration as a result of any use of the Premises by Tenant which was not contemplated at the time this Lease was signed, Tenant shall reimburse Landlord upon demand for all expenses reasonably incurred by Landlord in connection therewith.  Landlord warrants to Tenant that, as of the Rent Commencement Date, all aspects of the Premises comprising Landlord’s Work, if any, shall comply with all applicable laws, with the requirements of Landlord’s insurers, and with the requirements of all boards of property insurance underwriters and similar entities.

D.                                    Obstructions.  Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written, reasonable consent of Landlord.  Landlord shall have the right to reasonably withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises if such sign, etc. is later determined to obstruct the foregoing areas.  If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within ten (10) days of Landlord’s demand therefor.

E.                                     Signs.  If and so long as the Tenant shall lease and occupy at least one full floor of the Building, Tenant shall have the right, subject to the terms of this Paragraph and the other terms of this Lease, to place and maintain one exterior, building-mounted sign on the Building façade, at the so-called “eyebrow” location as shown on Exhibit F attached hereto.  All signage rights granted hereunder are limited by taking into account proportionate signage rights granted or allocated to other premises in the Building, are non-exclusive and, without in any way limiting the generality of the foregoing, Landlord reserves the right to grant signage rights to other tenants in the Building.  Notwithstanding the foregoing, (1) Tenant shall be entitled to have the largest, most prominent exterior sign (as compared to all other tenants in the Building) for so long as Tenant leases the largest amount of space in the Building and (2) Landlord shall only grant exterior signage rights to other tenants in the Building that lease at least one full floor.

The size, construction and design of Tenant’s sign shall be by mutual agreement of the parties, provided that Landlord may refuse to approve any sign that is not consistent with the architecture and general appearance of the Building, will cause undue damage to the Building or which is otherwise inconsistent with first-class office building signage.  Tenant’s sign shall be expressly for purposes of identifying Tenant and shall not include the name of any other person or entity.  Tenant shall obtain, at its expense, all permits and approvals required for the installation of Tenant’s sign prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for Tenant’s Sign without Landlord’s consent, which may be withheld in Landlord’s reasonable discretion), and shall keep all such permits and approvals in full force and effect throughout the Term.  The installation and maintenance of Tenant’s sign shall also conform to the requirements of Landlord’s insurance policies.

The installation of Tenant’s sign shall be undertaken by a contractor approved by Landlord and at Tenant’s sole cost and expense.  Prior to the expiration or earlier termination of the Term of this Lease, or upon Tenant ceasing to lease and occupy at least one full floor of the Building, Tenant shall remove Tenant’s sign (and all associated hardware) from the Building and shall fill all holes and repair all damage caused by such removal.  Such removal (and any disposal of Tenant’s sign) shall be undertaken by a contractor approved by Landlord and at Tenant’s sole cost and expense.  In the event Tenant fails to remove Tenant’s sign as herein required, Tenant hereby authorizes Landlord to remove and dispose of Tenant’s sign at Tenant’s sole cost and expense.

All repairs to Tenant’s sign and all maintenance of Tenant’s sign shall be performed at Tenant’s sole cost and expense.  At Landlord’s election, Tenant shall either contract directly for the repair and/or maintenance of Tenant’s sign with such contractor(s) as Landlord shall approve or Landlord shall repair and/or maintain Tenant’s sign as part of Landlord’s overall repair and maintenance of the Building, in which case Tenant shall pay Landlord, as Additional Rent, any and all the reasonable costs incurred by Landlord in connection therewith promptly upon demand.  If Tenant’s sign is electrified, Tenant shall also pay Landlord, as Additional Rent, the cost of all electricity consumed in the operation of Tenant’s sign, as separately metered or sub-metered to Tenant or as reasonably estimated by Landlord and billed to Tenant.  Tenant acknowledges that Tenant’s sign shall be at Tenant’s risk and that Landlord is under no obligation to insure Tenant’s sign against casualty loss or damage.  In the event Tenant’s sign is damaged, Landlord may remove and dispose of Tenant’s sign at Tenant’s cost unless Tenant arranges for the repair of Tenant’s sign by a contractor approved by Landlord promptly following such casualty.

Notwithstanding any other provision of this Lease, Tenant’s right to install and maintain Tenant’s Sign shall not be assignable to any party other than assignees and subtenants in occupancy permitted hereunder.

Tenant shall also have the right to install, at its sole cost and expense, appropriate signage at the entry to the Premises, provided that the design, location and size of said signage shall be subject to the approval of Landlord, not to be unreasonably withheld, and that Tenant shall remove all such signage and repair any damage caused by such removal upon the expiration or earlier termination of the Lease.

At no additional cost to Tenant, Landlord shall provide a building directory in the lobby of the Building indicating Tenant’s name and the location of the Premises.

F.                                      Outside Services.  Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord:  (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant’s rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in or about the Premises.

G.                                    Condition of Premises.  Landlord shall deliver the Premises and Landlord’s Work shall be good and workmanlike using first class materials.  Landlord’s Work is hereby warranted for one year from the Rent Commencement Date and no costs to effect the same shall be included in Operating Expenses.  All Building systems including, but not limited to, HVAC, mechanical and electrical, elevators and the structure of the Building shall be in good working order and/or good repair, as the case may be, at the time Tenant occupies the Premises.  The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter attached hereto as Exhibit “B” and made a part hereof.  The existing leasehold improvements in the Premises as of the date of this Lease, together with the Tenant Improvements (as defined in the Tenant Work Letter) may be collectively referred to herein as the “Tenant Improvements.”

Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein:  (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with legal requirements for fire/life safety for the Building or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect.  Landlord shall use reasonable efforts to perform any such work with the least inconvenience to Tenant as possible, but in no event shall Tenant be permitted to withhold or reduce Rent or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant’s business and/or operations.  No incursion into or through the Premises shall be made without Tenant’s consent except in the case of an emergency.  Notwithstanding the foregoing, in the event Landlord requires entry into the Premises for the purpose of performing any of its obligations contained in this Lease and such entry is denied, Landlord shall not be deemed in default hereunder for failing to perform such obligations.

H.                                   Communications and Other Equipment.  Subject to obtaining Landlord’s reasonable consent, Tenant, at no additional Rent or other charge, shall have the right to install satellite transmission and receiving dishes, antennas and devices, HVAC and plumbing vents and other equipment (collectively, “Tenant’s Roof Equipment”) from the Premises through the Building and to and on the roof of the Building provided (a) Tenant complies with all local, state and federal laws pertaining to the installation, maintenance, operation, removal and replacement of any of Tenant’s Roof Equipment, (b) Tenant does not do any act which would invalidate any roof warranty or guaranty which now or hereafter relates to the roof of the Building provided, however, that if Tenant retains Landlord’s roofing contractor to do said act, then Tenant will be deemed to be in compliance with this covenant, (c) Tenant obtains Landlord’s prior written consent as to the amount of area required, and size, general aesthetics and location of Tenant’s Roof Equipment, (d) Tenant obtains all required operating permits and approvals from any governmental entity with jurisdiction over such activities with Landlord’s cooperation, (e) Tenant, at its sole cost and expense, shall pay for all utility costs in connection therewith and maintain the Tenant’s Roof Equipment and adequate insurance thereon, (f) in the event of any damage caused to the Building (including, without limitation, the roof or any exterior portions thereof) by reason of the installation, maintenance, operation, removal or replacement of any of Tenant’s Roof Equipment, Tenant shall, at Landlord’s option (1) promptly repair such damage; or (2) promptly reimburse

Landlord for costs and expenses incurred by Landlord in repairing such damage; (g) Tenant shall use such contractors and observe such requirements as required by Landlord, and (h) Tenant shall remove Tenant’s Roof Equipment upon the expiration or sooner termination of the Term of this Lease, and (i) in the event of any resulting damage to the Building (including, without limitation the roof or any exterior portions thereof) Tenant shall, at Landlord’s option (1) promptly repair such damage and restore the Building (including, without limitation, the roof or any exterior portions thereof) substantially to the condition which existed prior to any such installation, ordinary wear and tear excepted; or (2) promptly reimburse Landlord for costs and expenses incurred by Landlord in repairing such damage and making such restoration.  The provisions of this Section shall survive the termination of this Lease.  Landlord hereby approves the location of the emergency generator and supplemental HVAC systems in the locations shown on Exhibit A attached hereto and made part hereof.

ARTICLE 32.

INSPECTION OF PREMISES

Subject to Tenant’s reasonable security procedures, Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises to show the Premises during Normal Business Hours of the Building and at other reasonable times on prior notice to Tenant or, in the case of an emergency or to inspect the Premises, to clean the Premises, to serve or post notices as provided by law or which are required for the protection of Landlord or Landlord’s property, and to make such repairs, improvements, alterations or additions in the Premises or in the Building of which they are a part as Landlord may deem necessary or appropriate.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.

ARTICLE 33.

SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty excepted.  All Tenant Improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, but not Tenant’s equipment or personalty shall be Landlord’s property and shall remain, all without compensation, allowance or credit to Tenant.  Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant’s expense free of any and all claims of Tenant, as Landlord shall desire.  All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant’s expense and Landlord shall not be liable for the value, preservation or safekeeping thereof.  At Landlord’s option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

ARTICLE 34.

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after expiration or termination of this Lease, Tenant shall become a tenant at sufferance, only upon each and all of the terms herein provided as may be applicable to a tenant at sufferance and any such holding over shall not constitute an extension of this Lease.  Tenant shall pay Landlord, monthly and in advance, 150% of the annual Rent that was payable immediately preceding the hold-over period, escalating 10% per month (i.e., 160% during the 2nd holdover month, 170% during the 3rd holdover month, etc.), prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease.  Tenant shall never be liable for consequential, special or other damages and shall be liable only for direct damages suffered or incurred by Landlord which direct damages shall include, but not be limited to, damages suffered or incurred in connection with any reletting of the Premises.  The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom or to require Tenant to surrender possession of the Premises as provided in this Lease upon the expiration or earlier termination of the Term.  If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold harmless Landlord from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and attorneys’ fees, except as provided above with respect to damages other than direct damages.  No acceptance by Landlord of any Rent during or for any period following the expiration or termination of the Lease shall operate or be construed as an extension or renewal of the Lease.  Should Tenant remain in the Premises on a month-to-month basis with Landlord’s approval, such month-to-month tenancy may be cancelled by either party with thirty (30) days’ written notice or such lesser time period as may be permitted by law.

ARTICLE 35.

SUBLETTING AND ASSIGNMENT

A.                                    Landlord’s Consent.  Tenant shall not assign its interests hereunder, sublease all or any portion of the Premises (for purposes of this Lease, a license shall be deemed to be a sublease), or list the Premises or any part thereof as available for assignment or sublease with any broker or agent or otherwise advertise, post, communicate or solicit prospective assignees or subtenants through any direct or indirect means, or allow any other person to use or occupy any portion of the Premises, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny consent if:

(a)                                 Intentionally Omitted.

(b)                                 The proposed assignee or subtenant will burden the Premises and/or Common Areas to an extent substantially disproportionate to Tenant, whether through disproportionate, unreimbursed demand for landlord services or utilities, disproportionate bearing weights on floor areas, disproportionate parking requirements, deterioration of floors or other elements of the Building, or otherwise.

(c)                                  The proposed assignee or subtenant intends to make substantial alterations to the Premises which would result in a material net decrease in the value of the Premises as improved.

(d)                                 The proposed assignee’s or subtenant’s use of the Premises if different than Tenant’s will not, in Landlord’s reasonable judgment, be compatible with the uses of the other tenants in the Building or be appropriate for a Class A office building.

(e)                                  The use to be made of the Premises by the proposed transferee is a use which would be prohibited by any other portion of this Lease (including, but not limited to, any reasonable rules and regulations then in effect).

(f)                                   The proposed transferee is either a governmental agency or instrumentality thereof.

(g)                                  Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed transfer, to lease space in the Building.

With respect to any proposed assignment or subleasing requiring Landlord’s consent, Tenant shall submit to Landlord in writing, at least 30 days prior to the effective date of the assignment or sublease, (i) a notice of application to assign or sublease, setting forth the proposed effective date, which shall be not less than 30 or more than 90 days after the delivery of such notice; (ii) the name of the proposed transferee; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) the terms of the proposed sublease or assignment; and (v) a current financial statement of the proposed transferee.  Tenant shall not submit any such application to Landlord until Tenant has received a bona fide offer from the proposed transferee, and Tenant shall furnish Landlord, in addition to the foregoing, with all other information reasonably required by Landlord with respect to such transfer and transferee including, without limitation, a copy of the proposed sublease, if available.  Any transfer (or sequence of transfers resulting, in the aggregate, in the transfer) of 50% or more of the beneficial ownership of Tenant (other than the transfers described in subsection B. below) shall constitute an assignment for purposes of this Article.

Landlord may elect, if Tenant is in default beyond applicable notice and cure period(s), to require that any permitted sublessee including, without limitation, a sublessee not requiring Landlord’s consent, pay Rent to which Landlord is entitled under this Lease directly to Landlord.  Any permitted assignee hereunder shall be required to pay Rent due hereunder directly to Landlord at all times.

B.                                    Transfers Not Requiring Consent.  Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to (i) any assignment resulting from a consolidation, merger or purchase of all or substantially all of Tenant’s stock or assets; or (ii) any assignment or sublease to a person or entity (a) who or which controls Tenant or who or which controls the person or entity who or which controls Tenant (in either case, a “Parent”), or who is controlled by Tenant or a Parent, or is controlled by a person or entity who or which is controlled by Tenant or a Parent, and (b) whose net worth is not materially less than Tenant’s net worth at the time this Lease was executed.  The term “control,” as used in this Article 16(B), shall mean the ownership, directly or indirectly, of more than fifty-one percent (51%) of the outstanding voting stock of a corporation or other equity interest if Tenant is not a corporation.  With respect to any assignment or subletting to which Landlord’s consent is not required, the following provisions shall apply:

(a)                                 If permitted by law, Tenant shall give Landlord written notice of the assignment or subletting no less than 30 days prior to the effective date thereof, which notice shall set forth the identity of the proposed transferee, the reason(s) why Landlord’s consent is not required, and the nature of the proposed transferee’s business to be carried on in the Premises.

(b)                                 Tenant shall furnish Landlord (i) no less than 30 days prior to the effective date of the assignment or subletting, with a current financial statement of the proposed transferee.

(c)                                  Tenant shall furnish Landlord with a complete copy of the fully executed assignment and assumption agreement or sublease within ten (10) days after the date said document is executed.

Any assignment or subletting to which Landlord’s consent is not required and with respect to which the provisions of this paragraph are not complied with shall, at Landlord’s option, be void.

C.                                    Recapture.  Except for transfers under Article 16(B) above, Landlord shall notify Tenant within thirty (30) days from the submission of the aforesaid information as to Landlord’s choice, at Landlord’s sole discretion, of the following options:

(1)                                 That Landlord consents to a subleasing of the Premises or assignment of the Lease to such replacement tenant provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease and provided further that Landlord shall be entitled to fifty percent (50%) of any Excess Income, hereinafter defined, obtained by Tenant from such subletting or assignment; or

(2)                                 That upon such replacement tenant’s entering into a mutually satisfactory new lease for the Premises with Landlord, then Tenant shall be released from all further obligations and liabilities under this Lease (excepting only any unpaid rentals or any unperformed covenants then past due under this Lease or any guarantee by Tenant of replacement tenant’s obligations); or

(3)                                 That Landlord declines to consent to such sublease or assignment pursuant to the express provisions of this Article 16, such notice to specify precisely the reasons for such refusal of consent; or

(4)                                 Provided Tenant proposes to assign this Lease or sublease more than 66 percent of the Premises, that Landlord elects to cancel the Lease and recapture the Premises (in the case of an assignment) or that Landlord elects to cancel the Lease as to the portion thereof that Tenant had wished to sublease.  In either such event Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of Tenant’s request on the date set forth in a notice from Landlord in accordance with the provisions of this Lease relating to the surrender of the Premises.  If this Lease shall be canceled as to a portion of the Premises only, the Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the area of the portion of the Premises surrendered bears to the area of the Premises immediately prior to such surrender.  If Landlord shall cancel this Lease, Landlord may relet the Premises, or the applicable portion of the Premises, to any other party (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.

D.                                    Excess Income.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease, payable by such assignee or subtenant, other than a transferee pursuant to Article 16(B), on account of an assignment of this Lease or sublease of all or any portion of the Premises exceed the sum of (a) the Rent called for hereunder with respect to the space assigned or sublet, plus (b) Tenant’s Transfer Expenses (hereinafter defined), then Tenant shall pay to Landlord, as Additional Rent, 50 percent of any such excess (the “Excess Income”).

Tenant’s Transfer Expenses shall be limited to the following expenses, and shall be considered in computing the amount of Excess Income only to the extent they are reasonable and are actually paid by Tenant in connection with an assignment or sublease consented to by Landlord:  (i) the cost, including architectural and engineering fees, of alterations or improvements made by Tenant to the Premises in order to consummate an assignment or to the subleased Premises in order to consummate a sublease, including fees for design or engineering services, amortized on a straight line basis over the term of the assignment or sublease, (ii) advertising costs, (iii) brokerage commissions or fees, and (iv) attorneys fees.  Any such costs paid by Tenant shall be verified by written documentation in form, scope and substance reasonably satisfactory to Landlord within thirty (30) days after the date of delivery of possession to the assignee or sublessee or they shall be disregarded in computing Excess Income.

Excess Income shall be payable monthly at the time for payment of Monthly Rent.  Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

E.                                     Continuing Liability; Voidable Transfers.  No assignment of this Lease (other than an assignment to Landlord resulting from Landlord’s right of recapture), and no subletting of all or any portion of the Premises, shall release Tenant or any guarantor with respect to any post-transfer obligations, unless Landlord agrees otherwise in writing in its sole and absolute discretion and any such assignment or sublease shall, at Landlord’s option, be void in the event that Tenant and each such guarantor, if any, does not expressly acknowledge and affirm its continuing liability in form and substance reasonably satisfactory to Landlord.  The continuing liability of the assigning Tenant shall be primary, and Landlord shall be entitled to exercise its rights and remedies against any such assignor with respect to any Tenant Default without exhausting its rights and remedies against any successor of such assignor with respect to any Tenant Default without exhausting its rights and remedies against any successor of such assignor.  In the event that it is ever held, notwithstanding the contrary intention of the parties hereto, that any such assignor’s continuing liability is that of a guarantor (rather than primary), Tenant hereby waives any and all suretyship rights and defenses to which it would otherwise be entitled in connection with such continuing liability.  Notwithstanding the foregoing, in the event that, following any assignment (other than an assignment described in Article 16(B), above), Landlord and such assignee modify this Lease in such a way as to increase Tenant’s total obligations hereunder, neither the assigning Tenant nor any guarantor whose guaranty pre-dated such assignment shall be liable for the incremental portion of Tenant’s obligations corresponding to such increase.  The acceptance of any assignment by an assignee shall automatically constitute the assumption by such assignee of all obligations of Tenant with respect to the assigned premises; provided, however, that any assignment of this Lease shall, at Landlord’s option, be void in the event that the assignee does not expressly acknowledge and affirm the effectiveness of the foregoing assumption in form and substance reasonably satisfactory to Landlord.  Any assignment or subletting by Tenant to which Landlord’s consent is required but not obtained shall, at Landlord’s option, be void.

F.                                      Other Provisions Applicable to Transfers.  No assignment or subletting shall be deemed to modify any provision of this Lease, with respect to permitted or restricted uses of the Premises or otherwise, unless Landlord then agrees otherwise in writing in its absolute discretion.  Tenant shall promptly furnish Landlord with a copy of each executed assignment or sublease, and with copies of any supplements or modifications thereto which may be executed from time to time.

G.                                    Assignment of Sublease Revenues.  Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to all revenues from each sublease of all or any portion of the Premises; provided, however, that Landlord hereby grants Tenant a license, which shall remain in effect so long as no Tenant default remains uncured beyond applicable notice and cure provisions(s) to collect all such revenues (subject to Tenant’s obligation to deliver certain of such revenues to Landlord under this Article).  Upon the occurrence of any Tenant default beyond applicable notice and cure provisions(s), Landlord may revoke such license by written notice to Tenant and may, by written notice to any subtenant of Tenant, demand that such subtenant pay all such revenues directly to Landlord.  In such event, Tenant hereby irrevocably authorizes and directs any such subtenant to pay such revenues to Landlord, and further agrees (a) that any such subtenant shall be obligated and entitled to pay such revenues to Landlord notwithstanding any contrary contentions or instructions later received from Tenant and (b) that no such subtenant shall have any liability to Tenant for any such revenues paid to Landlord in accordance with the foregoing.  Landlord shall not be entitled to use or enjoy any such revenues except for the purpose of applying such revenues against unfulfilled obligations of Tenant hereunder with respect to which the applicable cure periods have expired, or to reimburse Landlord for costs reasonably incurred as a result of any Tenant default, or to compensate Landlord for other losses suffered by Landlord as a result of any Tenant default.  Any such revenues remaining in Landlord’s possession following the cure of all Tenant defaults and the reimbursement of all such costs and losses shall be delivered to Tenant upon demand.  No such notice to any subtenant or receipt of revenues from any subtenant shall be deemed to constitute either (i) Landlord’s consent to such sublease or (ii) the assumption by Landlord of any obligation of Tenant under such sublease, nor shall any such notice or receipt create privity of contract between Landlord and the applicable subtenant or be construed as a nondisturbance or similar agreement between Landlord and such subtenant.

H.                                   Transfers by Subtenants.  The provisions of this Article shall also apply to assignments and subleases by subtenants, sub-subtenants and so on.

I.                                        Assignment of Options.  Except as to transfers under Article 16(B), without limiting the generality of any provision of this Lease which states that any option or other right of Tenant is personal to the original Tenant hereunder or may only be assigned under certain conditions, no option or similar right of Tenant hereunder, including without limitation any option to extend or renew, option to expand, first offer or first refusal right, or first right to lease, may be assigned, and any attempt to assign such right shall be null and void.

J.                                        Encumbrance.  Tenant shall not assign its interests hereunder as security for any obligation without Landlord’s prior written consent, which may be withheld in Landlord’s absolute discretion, and any such assignment without such consent shall, at Landlord’s option, be void.

K.                                    Transfer Fee.  Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord Landlord’s then standard processing fee and reasonable attorneys’ fees incurred in connection with the proposed transfer up to the aggregate sum of $1,500.00.

ARTICLE 36.

SUBORDINATION.  ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property, including without limitation, any reciprocal easement or operating agreements, ground or underlying leases, and Tenant shall not act or permit the Premises to be operated in violation thereof and Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases or Mortgages which may hereafter be executed covering the Premises, the Building or the Property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, in all such cases that Landlord obtains from any Lender or other party in question a written undertaking in favor of Tenant to the effect that such Lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease beyond applicable notice and cure provision(s).  Tenant agrees, within ten business (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all reasonable documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such Mortgages, deeds of trust, or leasehold estates.  If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment, within ten (10) business days of Landlord’s request therefor.  In the event of attornment, no Lender shall be:  (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord except for the payment of any outstanding Tenant Work Allowance (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender.  Any Lender may elect to to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant.  Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of services on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender.  Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease unless the curing is urgent to Tenant’s business operations, any such lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure if required by law to effect such cure).  The provisions of this Article shall be self-operative; however, Tenant shall execute such reasonable documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form.  To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

ARTICLE 37.

ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon written request by Landlord or any Lender execute, acknowledge and deliver to Landlord or such Lender, within ten (10) business days after receipt of such request, a statement in writing certifying, without limitation:  (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and any other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default) and that, if true, no events or conditions exist which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, (iv) the address to which notices to Tenant shall be sent; (v) the amount of Tenant’s security deposit and (vi) such other factual statements as may be reasonably requested by Landlord; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that:  (i) this Lease is in full force and effect and has not been modified except as Landlord may represent; (ii) not more than one (1) month’s Rent has been paid in advance; (iii) there are no defaults by Landlord; (iv) notices to Tenant shall be sent to Tenant’s Address as set forth in Article 1 of this Lease; and (v) that all other statements contained in such estoppel are true and correct.  Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement.

ARTICLE 38.

DEFAULTS

A.                                    Tenant Defaults:  The occurrence of any of the following shall constitute a “default” by Tenant hereunder:

(a)                                 Tenant fails to pay when due any installment or other payment of Rent or any other amount owing to Landlord within five (5) days after written notice from Landlord; or

(b)                                 Tenant fails to keep in effect any insurance required to be maintained hereunder, and such failure continues for thirty (30) days after notice thereof given by or on behalf of Landlord; or

(c)                                  Intentionally Omitted.

(d)                                 Tenant becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within ninety (90) days of its filing; or

(e)                                  Tenant fails to cause to be released or bonded over any mechanic’s liens filed against the Premises or the Property due to a contract between Tenant and the holder of such lien within twenty (20) days after the date the same shall have been filed or recorded; or

(f)                                   Tenant fails to observe or perform according to the provisions of Article 17 or 18 within the time periods specified in such Articles and such failure continues for five (5) days after notice given by or on behalf of Landlord of such failure to observe the time periods specified in such Articles; or

(g)                                  A receiver is appointed for Tenant’s business or assets and the appointment of such receiver is not vacated within ninety (90) days after such appointment; or

(h)                                 Tenant fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant’s part to be kept or performed or breaches a representation made hereunder, and such failure shall continue for thirty (30) days after notice thereof is given by or on behalf of Landlord, or if such default is curable but cure cannot reasonably be effected within such thirty (30) day period, such default shall not be a default hereunder so long as Tenant promptly commences cure within thirty (30) days and thereafter diligently prosecutes such cure to completion; or

(i)                                     Except for transfers under Article 16, if the interest of Tenant shall be offered for sale or sold under execution or other legal process.

All notices required to be given under this paragraph shall be in lieu of, and not in addition to any notice requirements imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect.

If any alleged default on the part of the Landlord hereunder occurs, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default.  In addition, Tenant shall send notice of such default by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been provided in writing, and shall afford such Mortgage holder a reasonable opportunity (subject to the provisions of Article 17) to cure any alleged default on Landlord’s behalf.  In no event will Landlord be responsible for consequential damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

ARTICLE 39.

REMEDIES

A.                                    Landlord Remedies.  The remedies provided Landlord under this Lease are cumulative.  Upon the occurrence of any default by Tenant, and in addition to any and all other rights provided a landlord under law or equity for breach of a lease or tenancy by a tenant, Landlord shall have the right to pursue one or more of the following remedies:

(a)                                 Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

(b)                                 Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may re-enter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with or without legal process.  In the event of re-entry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease which Rent shall automatically accelerate and become immediately due and payable.

(c)                                  If Landlord, without terminating this Lease, shall re-enter the Premises or if this Lease shall be terminated as provided in paragraph (a) above:

(i)                                     All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of re-entry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, attorneys’ fees) of Landlord and without benefit of valuation and appraisement laws which Tenant hereby waives;

(ii)                                  Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable.  Tenant agrees that Landlord shall have satisfied its obligation to attempt to relet the Premises if Landlord offers the Premises for reletting in the normal course of its business, without preference over any other premises in the Building.  In connection with such reletting, Tenant shall be liable for all costs of the reletting including, without limitation, rent concessions, leasing commissions, legal fees and alteration and remodeling costs; and

(iii)                               If Landlord shall have terminated this Lease, Tenant shall also be liable to Landlord for the positive difference, if any, between the aggregate Rents reserved under the terms of this Lease for the balance of the Term together with all other sums payable hereunder as Rent for the balance of the Term, less the fair-rental value of the Premises for that period determined as of the date of such termination.  For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

(d)                                 Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due.

(e)                                  Whether or not Landlord terminates this Lease, Landlord shall have the right, as Landlord chooses in its absolute discretion, (i) to terminate any or all subleases licenses, concessions and other agreements entered into by Tenant in connection with its occupancy of the Premises and/or (ii) to maintain any or all such agreements in effect and succeed to Tenant’s interests in connection therewith (in which event Tenant shall cease to have any interest in any such agreement).  This subsection (e) shall not apply to any subtenant or licensee with whom Landlord has previously entered into a so-called recognition agreement.

(f)                                   Attorneys’ Fees.

(i)                                     In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall reimburse the successful party for its reasonable attorneys’ fees incurred in such suit and such attorneys’ fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(ii)                                  Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from and against any judgment rendered against Landlord or the Premises or any part thereof and from and against all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with such litigation.

(g)                                  In addition to the above and except as otherwise provided herein, Landlord shall have any and all other rights provided a landlord at law or in equity, including but not limited to, those remedies provided for by laws, statutes, ordinances, governmental regulations or requirements of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, for breach of a lease or tenancy by a tenant.

(h)                                 TENANT HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OR THE PREMISES.

B.                                    Tenant Remedies.  Upon the occurrence of any default by Landlord, Tenant shall, except as otherwise expressly provided herein, have any and all other rights provided a tenant at law or in equity, including, but not limited to, those remedies provided for by laws, statutes, ordinances, governmental regulations or requirements of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, for breach of a lease by a landlord; provided, however, that Tenant shall in no event have the right to terminate this Lease except as expressly provided herein or as provided by law.

ARTICLE 40.

QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord, including, without limitation, Palm, Inc.  (“Palm”), whose lease had previously included the Premises.  Landlord specifically represents and warrants to Tenant that said lease with Palm has been amended, on or prior to the date hereof, so that Landlord has the full right to enter into this Lease with Tenant upon the terms and conditions contained herein.

ARTICLE 41.

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

ARTICLE 42.

SECURITY DEPOSIT

To secure the full and faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, the foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord the sum shown in Article 1 as a “Security Deposit” on the understanding:

(a)                                 that the Security Deposit or any portion thereof may be applied to the curing of any default beyond applicable notice and cure period(s) that may exist, including but not limited to a breach for failure to pay Rent, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall restore to Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

(b)                                 that should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof shall be turned over to the Landlord’s grantee, and Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit, if so transferred, and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

(c)                                  that Landlord may not commingle the Security Deposit with other funds;

(d)                                 that the Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant; and

(e)                                  Intentionally Omitted.

(f)                                   that if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of the Tenant to be performed, and provided there exists no default by Tenant hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term, provided that subsequent to the expiration of this Lease, Landlord may retain from the Security Deposit (i) an amount reasonably estimated by Landlord to cover potential Operating Expense reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Operating Expense payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the Statement for such calendar year), and (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair).  Tenant hereby waives any and all provisions of law, now or hereafter in effect in the State in which the Building is located or any local government authority or agency or any political subdivision thereof, that limit the types of defaults for which a landlord may claim sums from a security deposit, it being agreed that Landlord, in addition, may claim those sums specified in this Article 24 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.  Tenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(g)                                  at Tenant’s election, in lieu of a cash security deposit, Tenant, simultaneously with the execution of this Lease, shall deliver to Landlord (as beneficiary), and a copy to Landlord’s attorney, a standby letter of credit (“Letter of Credit”) in form and content satisfactory to Landlord.  The Letter of Credit shall be, among other things:

(i)                                     subject to International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(ii)                                  irrevocable and unconditional;

(iii)                               in the amount of the required Security Deposit;

(iv)                              conditioned for payment solely upon presentation of the Letter of Credit and a sight draft, and

(v)                                 transferable one or more times by Landlord without the consent of Tenant.

The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company reasonably satisfactory to Landlord.  The Letter of Credit shall expire not earlier than 12 months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive 12 month periods through a date which is not earlier than 60 days after the expiration date of the Letter of Credit, or any renewal or extension thereof, unless written notice of non-renewal has been given by the issuing bank to Landlord and Landlord’s attorney by registered or certified mail, return receipt requested, not less than 60 days prior to the expiration of the current period.  If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least 30 days prior to the expiration of the current period, then in addition to its rights granted under Article 23 of the Lease, Landlord shall have the right to draw on the existing Letter of Credit.  With respect to draws on the Letter of Credit:

(i)                                     Landlord may use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash security deposit, as set forth above in this Article 23;

(ii)                                  Landlord may draw on the Letter of Credit, in whole or in part, from time to time, in the event of default by Tenant beyond applicable notice and cure period(s) provided, however, that no such language or other condition shall be contained in the Letter of Credit; and

(iii)                               If Landlord partially draws down the Letter of Credit, Tenant shall within ten (10) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

Tenant hereby agrees to cooperate with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Article 23.

ARTICLE 43.

BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Brokers identified in Article 1.  Tenant and Landlord represent and warrant to each other that (except with respect to the Brokers identified in Article I, with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented it in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person.  Tenant and Landlord agree to indemnify and hold harmless each other, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1.

ARTICLE 44.

FORCE MAJEURE

Anything to the contrary in this Lease notwithstanding, Landlord and Tenant shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any scarce material or services, or through acts of God; provided:

(a)                                 nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money; and

(b)                                 no reliance by either party upon this Section shall limit or restrict in any way the other party’s right of self-help as provided in this Lease.

ARTICLE 45.

PARKING

(a)                                 Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities owned by Landlord and to use no more than the number of parking spaces made available to Tenant as set forth in Article 1(R) unless another tenant has a higher ratio of parking spaces to rentable square feet, in which event Tenant’s number of spaces shall be increased accordingly, at Tenant’s option, notwithstanding the number of Tenant’s employees, customers or invitees.  However, until the Building is fully leased, Tenant shall have the right to rent additional spaces on a pro rata basis with other Tenants.  Landlord, at its sole election, may designate the types, sizes, configuration, and locations of parking spaces within the parking facilities which Tenant shall be allowed to use.  Landlord shall have the right, at Landlord’s sole election, to change said types, sizes, configuration, and locations (but never the number of Tenant’s spaces) from time to time; provided, however, such designation shall be uniformly applied and shall not unfairly favor any tenant in the Building.  Tenant’s right to use the parking spaces is appurtenant to the Premises and Tenant may not assign, sublet or otherwise transfer any right to use any parking spaces except in connection with an assignment of this Lease or sublease of all or a portion of the Premises approved by Landlord or as permitted by this Lease without requiring Landlord’s approval.

(b)                                 Commencing on the Rent Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, shown in Article I, as Additional Rent, payable monthly in advance with the Monthly Rent.  In addition to the right reserved hereunder by Landlord to designate the parking rate from time to time, Landlord shall have the right to change the parking rate at any time, hut never to exceed fair market rental for similar spaces similarly situated in Cambridge, MA, to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, as amended, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution.  Tenant shall be responsible for the full amount of any special parking taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant.

(c)                                  If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities.  If Landlord institutes such an identification procedure, Landlord may, in its sole discretion, provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates, if any.  At Landlord’s sole election, Landlord may make validation stickers available to Tenant for any such additional parking spaces, provided, however, if Landlord makes validation stickers available to any other tenant in the Building, Landlord shall make such validation stickers available to Tenant.  In the event Tenant exceeds the number of allotted parking spaces set forth in Article I(S) or if Landlord has instituted a window sticker or other parking procedure and Tenant’s employees, customers or invitees do not comply with any such procedure, then in any of such events, Landlord shall be entitled to, without any liability to Tenant, its employees, customers or invitees, any vehicles not complying with Landlord’s procedures or parking in excess of such allotted number of spaces.  Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility for purposes of permitting or facilitating necessary construction, alteration or improvement.  Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.

(d)                                 The parking facilities provided for herein are provided solely for the accommodation of Tenant, and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant’s employees, customers, agents, contractors or invitees.  Tenant may not assign, transfer, sublease or otherwise alienate the use of the parking facilities without Landlord’s prior written consent.

ARTICLE 46.

HAZARDOUS MATERIALS

A.                                    Definition of Hazardous Materials.  The term “Hazardous Materials” for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”).  The term “Hazardous Material” includes, without limitation, any material, waste or substance which is (i) included within the definitions of “hazardous substances,” “hazardous materials,” or “toxic substances” in or pursuant to any environmental Law, or subject to regulation under any environmental Law, (ii) listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R.  § 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R.  Part 302, as to date or hereafter amended, (iii) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product, (iv) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.  § 1317), (v) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.  § 6901 et seq.  (42 U.S.C.  § 6903), (vi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.  § 9601 et seq.  (42 U.S.C.  § 9601), or (vii) any substance deemed to be a “Hazardous Material” by any federal, state or local Law, statute, regulation, ordinance, or any judicial or administrative order or judgment thereunder, because it affects the health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises or the Property.

B.                                    No Hazardous Materials.  Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials.  However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance, generation, manufacture and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided:  (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Law, (b) such Hazardous Materials shall not be disposed of in the Building or on the Property and shall be released or discharged only in accordance with all applicable Laws, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord’s trash removal contractor requires that any such

Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company (subject to scheduling and approval by Landlord, not to be reasonably withheld) at a lawful disposal site, and (d) any remaining such Hazardous Materials shall be completely and lawfully removed from the Building upon expiration or earlier termination of this Lease.  Any clean up, remediation and removal work required of Tenant by Law or the terms of this Lease shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction.  If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated by Tenant, Tenant shall pay for the costs of such tests.

C.                                    Notices To Landlord.  Tenant shall promptly notify Landlord once Tenant obtains knowledge of:  (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened in writing by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any unlawful release, discharge or unlawful disposal or transportation of any Hazardous Materials on or from the Premises in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises.  At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D.                                    Indemnification.  If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately and in compliance with applicable Laws clean up, remediate and remove the Hazardous Materials from the Property and any other affected property and clean or replace any affected personal property not owned by Tenant (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor).  Tenant shall further be required to indemnify, hold harmless and defend (by counsel reasonably acceptable to Landlord) Landlord, Landlord’s directors, officers, partners, employees, agents, successors and assigns from and against any and all claims, demands, liabilities, losses, damages, penalties, forfeitures, judgments or expenses (including reasonable attorneys’ fees) or death of or injury to any person or damage to any property whatsoever, arising out of:  (i) a violation of the provisions of this Article by Tenant, Tenant’s occupants, employees, contractors or agents; (ii) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials placed in, under or about the Premises by Tenant or at Tenant’s direction, excluding any tenant improvement work done by Landlord; (iii) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises; or (iv) Tenant’s failure to comply with any Hazardous Materials Law applicable hereunder to Tenant.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.

Landlord will indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant’s employees, agents, successors and assigns, free and harmless from and against any and all claims, demands, liabilities, damages, judgments, penalties, forfeitures, losses or expenses (including reasonable attorney’s fees) or death of or injury to any person or damage to any property whatsoever, arising out of;

(i)                                     the presence in, on, under or about the Premises or the Building or discharge in or from the Premises or the Building of any Hazardous Materials (A) placed, in, on, under or about the Premises or the Building by Landlord or at Landlord’s direction or (B) existing as of the date hereof; or

(ii)                                  Landlord’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building; or

(iii)                               Landlord’s failure to comply with any Hazardous Materials Law.

The obligations of each party pursuant to this Section include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Property, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and survives the expiration or earlier termination of the term of the Lease.

E.                                     Subletting or Assignment.  It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material and the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (ii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

ARTICLE 47.

ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim;

(a)                                 To name the Building provided, however, that Landlord (i) agrees not to name the Building using a name of a competitor of Tenant and (ii) shall not have this right for so long as Tenant continues to lease at least one (1) full floor of the Building;

(b)                                 To install and maintain all signs on the exterior and interior of the Building;

(c)                                  To designate all sources furnishing sign painting or lettering for use in the Building;

(d)                                 During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant’s obligation to pay Rent for the Premises;

(e)                                  Subject to Tenant’s reasonable security requirements, to have pass keys to the Premises and all doors therein, excluding Tenant’s vaults and safes;

(f)                                   On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or the land on which the Building is located and to others having an interest therein at any time during the Term, and to prospective tenants dining the last six (6) months of the Term;

(g)                                  Subject to Tenant’s reasonable security requirements, to take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

(h)                                 To relocate various facilities (but never the Premises, except the acid neutralization or penthouse facility) within the Building and on the land of which the Building is a part (but not to within the Premises), if Landlord shall determine such relocation to be in the best interest of the development of the Building and such property, provided that such relocation shall not materially restrict access to the Premises, and

(i)                                     To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

ARTICLE 48.

DEFINED TERMS

A.                                    “Building” shall refer to the Building named in Article I of which the Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), all plazas, common areas and any other areas located on the Property (as defined below) and designated by Landlord for use by all tenants in the Building.  A plan showing the Building is attached hereto as Exhibit A and made a part hereof and the Premises is defined in Article 2 and shown on said Exhibit A by cross-hatched lines.

B.                                    “Common Areas” shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances.  Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant’s employees and invitees.  Landlord reserves the right in its reasonable discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

C.                                    “Default Rate” shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable law, whichever shall be less.  If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced to the highest rate allowed by law so as to prevent such result.

D.                                    “Hazardous Materials” shall have the meaning set forth in Article 27.

E.                                     “Landlord” and “Tenant” shall be applicable to one or more parties, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there is more than one (1), the obligations thereof shall be joint and several.  For purposes of any provisions indemnifying or limiting the liability of Landlord, the term “Landlord” shall include Landlord’s present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F.                                      “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and applicable decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and applicable decisions of federal courts applying the Laws of such state.

G.                                    “Lease” shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H.                                   “Lease Year” shall mean each consecutive twelve (12) month period thereof during the Term, with the first Lease Year commencing on the Rent Commencement Date; however, (a) if the Rent Commencement Date falls on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the eleventh (11th) month after the Rent Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date.

I.                                        “Lender” shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J.                                        “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K.                                    “Operating Expenses” shall mean all reasonable operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance, replacement, ownership or repair of the Property.

(a)                                 Operating Expenses shall include, but not be limited to:

1.1                               costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

1.2                               except for other tenant’s special use(s), costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon but excluding any of the same except as to Common Areas if the Premises are separately metered for the same;

1.3                               except for other Tenant’s special use(s), costs of water and sanitary and storm drainage services but excluding any of the same except as to Common Areas if the Premises are separately metered for the same;

1.4                               except for other Tenant’s special use(s), costs of janitorial and security services;

1.5                               costs of general maintenance and repairs, including costs under HVAC, the intra-building network cable and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Property and the parking facilities;

1.6                               costs of maintenance and replacement of landscaping;

1.7                               insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Property (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates and such deductible is comparable to deductibles of similar properties in Cambridge, Massachusetts), public liability insurance and any other insurance carried by Landlord on the Property, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

1.8                               labor costs, including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

1.9                               professional building management fees required for management of the Property;

1.10                        legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Property or in connection with making the computations required hereunder or in any audit of operations of the Property;

1.11                        the costs of capital improvements or structural repairs or replacements made in or to the Property in order to conform to changes, subsequent to the date of this Lease, in any applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Property (herein “Required Capital Improvements”) or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein “Cost Savings Improvements”) or the costs of repairing capital items (herein “Capital Repairs”).  The expenditures for Required Capital Improvements, Cost Savings Improvements and Capital Repairs shall be amortized over the useful life of such capital improvement or structural repair or replacement (as reasonably determined by Landlord).  All such costs shall bear interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or repairing these capital items provided, however, that with respect to Cost Savings Improvements, in no event shall the annual amortization thereof exceed the cost savings for any year.

(b)                                 Operating Expenses Exclusions

1.1                         any increase in Landlord’s insurance rates which may result from the negligent failure of Landlord or its agents, employees or contractors to comply with the provisions of this Lease;

1.2                         depreciation;

1.3                         interest on and amortization of debt;

1.4                         the cost of leasehold improvements, including redecorating work, for other tenants of the Building;

1.5                         fees and expenses (including legal and brokerage fees) for procuring new tenants for the Building;

1.6                         costs incurred in financing or refinancing of the Building;

1.7                         the cost of any work or service performed for any tenant in the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants (including Tenant) in the Building;

1.8                         the cost of any repair or replacement which would be required to be capitalized under generally accepted accounting principles except as set forth in Section 29 K(a)1.11;

1.9                         the cost of any item included in Operating Expenses to the extent that Landlord is actually reimbursed for such cost by an insurance company, a condemning authority, another tenant of any other party;

1.10                  ground rent;

1.11                  to the extent paid for from the management fee, wages, salaries or other compensation paid to any employees at or below the grade of Building manager, and in any event, salaries or other compensation paid to employees above such grade;

1.12                  wages, salaries or other compensation paid for clerks or attendant in concessions or newsstands operated by Landlord;

1.13                  the cost of correcting defects (latent or otherwise) in the construction of the Building or in the Building equipment, except that conditions (other than construction defects) resulting from ordinary wear and tear shall not be considered defects for purposes hereof;

1.14                  the cost of installing, operating and maintaining any specialty service (e.g., observatory, broadcasting facility, luncheon club, retail stores, newsstands or recreational club);

1.15                  any costs representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid to an unrelated entity performing the same service;

1.16                  payments for rented equipment outside the ordinary course of business; and

1.17                  any expenses for repairs or maintenance to the extent reimbursed by warranties or service contracts.

L.                                     “Property” shall mean the real property owned by Landlord on which the Building is located and reference to the Property shall include the Building.

M.                                 “Rent” shall have the meaning specified therefor in Article 3.

N.                                    “Tax” or ‘Taxes” shall mean, subject to the exclusions set forth in Article 4:

1.1                               all real property taxes and assessments levied against the Property by any governmental or quasi-governmental authority.  The foregoing shall include, without limitation, all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Property, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, taxes based upon the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Property (but not of other Tenants in the Building) which Landlord shall be obligated to pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below).  Provided, however, any taxes which shall be levied on the rentals of the Property shall be determined as if the Property were Landlord’s only property, and provided further that in no event shall the term “taxes or assessment,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes.  Such term shall, however, include gross taxes on rentals.  Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

1.2                               all “assessments”, including so-called special assessments, license tax, business license fee, business license tax, levy, charge, penalty or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises or the Property (but not premises of other tenants) or any legal or equitable interest of Landlord therein.  For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid.  If as of the Rent Commencement Date the Property has not been fully assessed as a completed project, for the purpose of computing the Operating Expenses for any adjustment required herein or under Article 4, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work if the method of taxation of real estate prevailing to the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term real estate taxes, except that the same shall not include any enhancement of said tax attributable to other income of Landlord, All of the preceding clauses N (1.1 and 1.2) are collectively referred to as the “Tax” or ‘Taxes”.

All other capitalized terms shall have the definition set forth in the Lease.

ARTICLE 49.

MISCELLANEOUS PROVISIONS

A.                                    RULES AND REGULATIONS.

Tenant shall comply with all reasonable of the rules and regulations, consistently enforced and consistent with other laboratory buildings in Cambridge, promulgated by Landlord from time to time for the Property.  A copy of the current rules and regulations is attached hereto as Exhibit D.  Landlord shall not be liable to Tenant for violation of any such rules and regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building.

B.                                    EXECUTION OF LEASE.

If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with:  (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms.  Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of:  (i) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company.

C.                                    NOTICES.

All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below, or at such other address from time to time established by Landlord.

Landlord:  at address shown in Article 1, item F.

with a copy to:  Building Manager at address shown in Article 1, item G.

Tenant:  at address shown in Article 1, item B.

with copy to:                                                 Joel R.  Bloom, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, PC
One Financial Center
Boston, MA 02111

D.                                    TRANSFERS.

The term “Landlord” appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest.  Tenant, upon such sale or transfer, agrees to attorn to the transferee and shall look solely to the successor owner and transferee of the Building, as the lessor under this Lease, for performance of Landlord’s obligations hereunder accruing after the date of transfer.  Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

E.                                     INTENTIONALLY DELETED.

F.                                      TENANT FINANCIAL STATEMENTS.

Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year, when the same are generally available.  Landlord shall make such request no more than twice during any Lease Year.  All such financial statements shall be certified as true and correct by the responsible officer or partner of Tenant and if Tenant is then in default hereunder beyond applicable notice and cure period(s), the financial statements shall be certified by an independent certified public accountant.

G.                                    RELATIONSHIP OF THE PARTIES.

Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H.                                   ENTIRE AGREEMENT; MERGER; SEVERABILITY.

This Lease and any Exhibits or Addenda hereto, embody the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein.  No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impact, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect

I.                                        NO REPRESENTATION BY LANDLORD.

Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Property except as expressly set forth herein.

J.                                        LIMITATION OF LIABILITY.

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Building, and (ii) the interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the then current value of the Building (as such value is reasonably determined by Landlord).  Any judgments rendered against Landlord shall be satisfied solely out of proceeds of sale of Landlord’s interest in the Building.  No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the “Representatives”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Building.  Tenant further understands that any liability, duty or obligation of Landlord to Tenant not existing or accrued, shall automatically cease and terminate as of the date that Landlord or any of Landlord’s Representatives no longer have any right, title or interest in or to the Building.  The provisions hereof shall inure to Landlord’s successors and assigns including any Lender.  The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease.

K.                                    MEMORANDUM OF LEASE.

Either party, at the request of the other, will execute and record a memorandum of this Lease in the public recorder’s office.

L.                                     NO WAIVERS.

Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition.  No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved.  No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.  Similarly, this Lease cannot be amended except by a writing signed by Landlord and Tenant.  Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto.  Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant.  under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

M.                                 SUCCESSORS AND ASSIGNS.

The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N.                                    WAIVER OF JURY TRIAL:  GOVERNING LAW.

Landlord and Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against each other or any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s use or occupancy of the Premises.

This Lease shall be governed by the law of the State where the Building is located.  No conflicts of law rules of any state or country (including, without limitation, the conflicts of law rules of the State in which the Building is located) shall be applied to result in the application of any substantive or procedural laws of any state or country other than the State in which the Building is located.  All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the Commonwealth of Massachusetts, with venue in the County of Suffolk Each of the parties hereto hereby consents to personal jurisdiction by the courts of the Commonwealth of Massachusetts in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by the law of the State in which the Building is located and consent to the enforcement of any judgment so obtained in the courts of the State in which the Building is located on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts.  Each of the parties hereto further acknowledges that the laws and courts of the State in which the Building is located were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

O.                                    EXHIBITS.

All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P.                                      CAPTIONS.

The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q.                                    COUNTERPARTS.

This Lease may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

R.                                    TIME OF ESSENCE.

Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

S.                                      SURVIVAL OF OBLIGATIONS.

Any obligations of Tenant and Landlord occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

T.                                     Intentionally Omitted.

U.                                    NO OPTION.

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

V.                                    Intentionally Omitted.

W.                                 RIGHT OF LANDLORD TO PERFORM.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent.  If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided.  All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the prime rate of Fleet Bank, N.A.  or any successor thereto, plus three percent (3%) from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in this Lease.

X.                                    ACCESS, CHANGES IN PROTECT, FACILITIES

(i)                                     Every part of the Building except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii)                                  Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

(iii)                               Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

Y.                                    IDENTIFICATION OF TENANT.

(1)                                 If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification, of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(2)                                 If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 16 hereof (any such partnership and such persons hereinafter referred to in this Paragraph 30.Y.  as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(A)                               The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(B)          Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Paragraph 30.W.  above.

(C)          Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(D)          If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(E)           Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (d) of this Article 30(Y)(2) or relieve any such new partner of its obligations thereunder).

ARTICLE 50.

RIGHT OF FIRST REFUSAL

(a)           If this Lease shall be in full force and effect Landlord shall, at such time as Landlord receives its first counter offer to or acceptance of a lease proposal (the “Counter Offer”) from a prospective tenant to lease any portion of the fourth floor of the Building (the “Right of First Refusal Space”), notify Tenant of the Counter Offer.  Tenant shall have the option, exercisable by notice to Landlord within five (5) business days after receipt of Landlord’s notice (the “Offer Notice”), to lease the Right of First Refusal Space so offered (the “Offered Space”) upon such terms and conditions as are contained in this Lease except that (i) the Security Deposit shall be proportionately increased and (ii) the per square foot Tenant Work Allowance for the Offered Space shall be obtained by multiplying the per square foot Tenant Work Allowance by a fraction, the numerator of which is the number of months remaining in the initial term of this Lease at the time that Monthly Rent will commence on the Offered Space and the denominator of which is the total number of months in the initial term.  Promptly after Tenant exercises this option (but in no event later than twenty (20) days after the Offer Notice), the parties shall enter into a supplemental agreement to this Lease incorporating the Offered Space as part of the Premises.

(b)           If Landlord has submitted to Tenant an Offer Notice and Tenant shall notify Landlord that Tenant waives its right of first refusal as to such Offered Space identified in the Offer Notice, or if Tenant is deemed to have waived such right by failure to respond within the aforesaid five (5) business day period (collectively, a “Waiver”), then Landlord shall have a period of nine (9) months from the date of such Waiver to consummate a lease in respect of the Offered Space.  If a lease for the Offered Space is not executed within the nine month period aforesaid, then the rights of first refusal accorded to Tenant in this Section shall be deemed revived and reinstated with respect to any subsequent desire of Landlord to lease the Offered Space subsequent to the expiration of the nine month period aforesaid.

(c)           Landlord shall also keep Tenant fully informed as to (i) leasing activity as to any other space within the Building, including written notice of lease proposals issued to other tenants or prospective tenants, and (ii) the progress of negotiations as to the same.

(d)           Notwithstanding anything herein contained to the contrary, Tenant shall not have any of the rights contained in this Section for so long as Tenant shall be in default beyond the expiration of applicable grace or cure periods of any of the terms, conditions, covenants or provisions of this Lease.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of the day and year first written above.

LANDLORD:
THREE HUNDRED THIRD STREET LLC

By: MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
Its Member, Duly Authorized

By: CORNERSTONE REAL ESTATE ADVISERS, INC.,
its authorized agent

By:	/s/ David M. Romano

David M. Romano, Vice President
[Printed Name and Title]

Date:	September 25, 2003

TENANT

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ John G. Conley

John G. Conley, VP — Strategy & Finance/CFO
[Printed Name and Title]

Date:	September 22, 2003

Certificate of Tenant

I, Jeffrey M. Wiesen, Secretary of Alnylam Pharmaceuticals, Inc., Tenant, hereby certify that the officer executing the foregoing Lease on behalf of Tenant is duly authorized to act on behalf of and bind the Tenant.

(Corporate Seal)	/s/ Jeffrey M. Wiesen
Secretary

Date: September 19, 2003

EXHIBIT A

Plan Showing Building and Premises

(inluding Roof and Ground Floor Facilities)

300 3rd Street Lab Upgrade - 02063.00

3FL Proposed Tenant Space

SK 04

Date	01 August 2003
Scale	1/32 " = 1'-0"
Ref. Dwg	3FL_02063.DGN
CAD #	SK4_02063.DGN

32,537 RSF

ADD Inc

Phone 617.234.3100

Fax 617.661.7118

300 3rd Street Lab Upgrade - 02083.00

4FL Proposed Tenant Space

SK 05

Date	01 August 2003
Scale	1/32" = 1'-0"
Ref. Dwg	4FL_02083.DGN
CAD #	SK5_02083.DGN

ADD Inc

Phone 617.234.3100

Fax 617.661.7118

10'+/-
SCUPPER
ALNYLAM 550KW/438KVA
277/480V., 3-PHASE, 60 HZ
NATURAL GAS OPTIONAL
STANDBY GENERATOR.
COORDINATE EXACT
LOCATION IN FIELD.
28'+/-
B.5
C
C.2
30'-0"
Mechanical
Penthouse
SCUPPER
See Sk-4
27'-6"
7
8
9
N

Part Roof/Mechanical Penthouse Plan

SCALE: 1/8" = 1'-0"

Project No.: 20339	Scale: As Shown	Date: 24 July 2003	Revisions:
Alnylam 300 Third Street Cambridge, Mass			Reference Drawing:
Olson Lewis & Dioli Architects & Planners, Inc. 17 Elm Street, Manchester-By-The-Sea, Massachusetts 01944 (978) 526-4386 (978) 526-8375 facsimile			SK-3

© 2003 Olson Lewis & Dioli Architects and Planners, Inc.

7
8
C
D
2.03
2.04
ACID
NEUT.
ROOM
16'-0"
2.0

Parking Level Two - Part Plan
Acid Neutralization Room

N

SCALE: 1/8" = 1'-0"

Project No.: 20339	Scale: As Shown	Date: 24 July 2003	Revisions:
Alnylam *300 Third Street* *Cambridge, Mass*			Reference Drawing:

Olson Lewis & Dioli Architects & Planners, Inc.
17 Elm Street, Manchester-By-The-Sea, Massachusetts 01944
(978) 526-4386 (978) 526-8375 facsimile

SK-2

© 2003 Olson Lewis & Dioli Architects and Planners, Inc.

CW DN
1 1/2"TW DN
NHWC DN
NHW DN
NCW DN
LA DN
VAC DN
G DN
VACUUM PUMP
4"VE THRU ROOF
C
AIR COMPRESSOR
30'-0"
NON-POTABLE WATER HEATER
TEPID WATER HEATER
EXPANSION TANK(ET-2)
EXPANSION TANK (ET-2)
8

Mezzanine Part-Plan Plumbing Equipment

SCALE: 1/4" = 1'-0"

N

Project No.: 20323	Scale: As Shown	Date: 24 July 2003	Revisions:

Reference Drawing:

Alnylam
300 Third Street
Cambridge, Mass

Olson Lewis & Dioli Architects & Planners, Inc.
17 Elm Street, Manchester-By-The-Sea, Massachusetts 01944
(978) 526-4386 (978) 526-8375 facsimile

SK-4

© 2003 Olson Lewis & Dioli Architects and Planners, Inc.

8
9
A.8
B.5
Remove Walls — Shown Dotted
Chemical Storage Room
28'-4 1/2"
New Walls
LOADING
1.11c
1.11b
1.11a

Parking Level One Partial Plan-Chemical Storage Room

SCALE: 1/8" = 1'-0"

N

Project No.: 20339	Scale: As Shown	Date: 24 July 2003	Revisions:
Alnylam *300 Third Street* *Cambridge, Mass*			Reference Drawing:
Olson Lewis & Dioli Architects & Planners, Inc. 17 Elm Street, Manchester-By-The-Sea, Massachusetts 01944 (978) 526-4386 (978) 526-8375 facsimile			SK-1

© 2003 Olson Lewis & Dioli Architects and Planners, Inc.

300 Third Street

Cambridge, MA

Area Calculations

FLOOR LEVEL	P-1	P-2	1	2	3	4	Roof	PH Mazz	Totals
GROSS MEASURED AREA	10,236	875	31,587	31,587	30,821	27,055	2,896	676	135,733
VERTICAL PENETRATIONS
Stairs	220	288	332	332	332	332	135	0	1,971
Elev. Shafts	242	242	242	242	242	242	220	0	1,672
Mech. Shafts	0	0	47	111	177	208	0	0	543
Total	462	530	621	685	751	782	355	0	4,186
FLOOR RENTABLE AREA	9,774	345	30,966	30,902	30,070	26,273	2,541	676	131,547
USEABLE AREAS
Office Areas	337	171	29,805	29,741	28,909	24,405	0	676	114,044
Store Areas	2,179	0	0	0	0	0	0		2,179
Building Common Areas	7,258	174	0	0		0	2,541		9,973
Total	9,774	345	29,805	29,741	28,909	24,405	2,541	676	126,196
Floor Common Areas
Elevator Lobby/Corridor	0	0	434	434	434	1170	0	0	2,472
Tel/Elec. Closets	0	0	183	183	183	183	0	0	732
Toilets/Jan. Closets	0	0	544	544	544	515	0	0	2,147
Total	0	0	1,161	1,161	1,161	1,868	0	0	5,351
FLOOR R/U RATIO	1,000	1,000	1,039	1,039	1,040	1,077	1,000	1,000	1,042
BASIC RENTABLE AREA	2,516	171	30,966	30,902	30,070	26,273	—	676	121,574
BUILDING R/U RATIO	1,082	1,082	1,082	1,082	1,082	1,082	1,082	1,082	1,082
RENTABLE AREAS	2,722	185	33,506	33,437	32,537	28,428	0	731	131,547

EXHIBIT B

300 Third Street -Landlord’s Work

Base Building Construction Documents and Base Building Description

Pursuant to provisions of the Lease, Landlord will provide and pay for, without reimbursement by Tenant nor inclusion in Operating Expenses the Base Building substantially in accordance with Attachment I to this Exhibit B, Drawings, Specifications and Addenda (the “Base Building Construction Documents”) and the following Base Building narrative summary.  Attachment 1 may be modified, amended or adjusted, from time to time, by change order or otherwise, as permitted by Article 5, paragraph A of the Lease.  Except as otherwise provided within this Lease Exhibit B, all supplementary building system construction to support laboratory operations within the Premises, are to be provided by Tenant.

Base Building Description:

300 Third Street contains 128,190 square feet of rentable floor area, 125,867 square feet of which will be available to accommodate first class executive offices and biomedical laboratories, on four floors of the building.  Approximately 2,323 rentable square feet of accessory office / retail space is available on the building’s ground floor facing Third Street.  The four floors of office / laboratory space are constructed above a two level Parking Garage with gate controlled, vehicular entrance and exit ways to / from Linskey Way.  300 Third Street has been built as a first class office / laboratory facility in full compliance with all applicable governmental building codes.  Landlord represents that the Premises shall be treated as being located on the fifth and sixth levels above grade for all purposes, including, without limitation, storage of flammables and other materials under the state building code.

Site Development:

a.                                      The perimeter of the 300 Third Street building site is improved with scored concrete sidewalks, decorative brick-paved pedestrian pathways, irrigated landscaped areas and site lighting in keeping with its urban environment.

b.                                      Specimen trees and ground coverings complement the building’s primary Third Street and Binney Street frontage as well as its Linskey Way parking facility access / egress points.

c                                          A pocket park with raised planting beds and seating areas has been constructed at the Third Street / Linskey Way corner.

d.                                      The mid-block pass-through to the East of the building, providing access to the building’s indoor bicycle parking area, is enhanced with brick screen walls, a serpentine brick-paved pathway, security lighting and tree plantings.

Structural System:

a.                                      A two-story reinforced concrete Parking Garage (Levels PI and P2), the lower level of which has been constructed with bituminous asphalt paving approximately 18” below sidewalk grade.  Foundations are precast concrete piles with reinforced concrete tie and grade beams.

b.                                      The four office / laboratory floors (Levels 01,02,03 and 04) above the Parking garage is structural steel braced-frame construction supporting composite reinforced concrete floors with a live load capacity of 100 pounds per square foot with a minimum flatness criteria of 3/16” per 10 feet.

c.                                       The roof level is metal deck construction, a portion of which is structurally-reinforced to accommodate Tenant’s future equipment dunnage.  A portion of the roof area will be provided by Landlord, at its cost, with an enclosed penthouse to house Base Building and all building tenants’ mechanical and electrical equipment installations.  If required and as space allows, Tenant may at its cost and with Landlord’s permission, expand the penthouse size to approximately 7,600 square feet.

d.                                      Floor-to-floor elevations of the office/ laboratory floors are 13’-0”.

Building Exterior:

a.                                      The building’s exterior walls are constructed with a combination of architectural precast concrete, glass fiber reinforced concrete (“GFRC”), composite metal panels and a glazed curtain-wall system.

b.                                      Windows are “low E” insulated glass set in thermally broken aluminum frames.

c.                                       Roofing is a direct-adhered, single ply EPDM membrane system applied over rigid insulation complying with energy conservation requirements of the Massachusetts State Energy Code, sixth edition.

d.                                      Street level exterior entrance doors are glazed with stainless steel clad frames

Loading Dock:

a.                                      The existing Loading Area shall be equipped with an exterior “scissor-lift” device to assist with truck-bed high on-loading and off-loading.

Elevators:

a.                                      Two electric-powered, geared-traction passenger elevators of 3,500 pound capacity and 350 feet per minute travel speed serve the building’s entrance lobby at Parking level PI and Office/ Laboratory levels 01,02, 03 and 04.

b.                                      A third 4,500 pound hydraulic elevator unit with a travel speed of 150 feet per minute provides access between Parking Garage Levels PI and P2 and Office / Laboratory

Levels 01, 02, 03 and 04 for building occupants using the Parking Garage facilities and for accessory freight connection to the building’s truck dock.

Interior Finishes:

a.                                      The main entrance lobby floor includes a dramatic terrazzo-type stone material.  with inset carpeting at elevators and carpeted walk-off areas at vestibules.  Lobby walls are a combination of ornamental plaster with reveals and finished wood panels.  The ceiling is coffered gypsum wallboard and acoustical tiles.

b.                                      Acoustical ceilings at toilet rooms, locker/shower areas, and other building shell & core areas are to be 2’ x 2’ x 5/8” acoustical ceiling tile (moisture-resistant where applicable), similar to Armstrong Designer Series, set in 15/16” exposed metal grid.  The ceiling system at the P-2 parking level is exterior grade lay-in acoustic panels.

c                                          Interior wall partitions are 5/8” gypsum wallboard on 35/8” metal studs (fire rating per Code); toilet rooms and core area mechanical shaft ways and rooms to be insulated full-height partitions (slab-to-slab).  Interior surfaces of exterior building walls and tenant sides of building core walls to be 5/8” gypsum wallboard taped, spackled and ready to receive tenant’s application of interior wall-covering materials.

d.                                      Elevator lobby areas on multiple-tenanted floor levels 01,02,03 and 04 are finished with building standard carpet and vinyl base.  Concrete floors in Tenant fit-up areas are to be level, clean and ready to receive Tenant carpeting materials.

e.                                       Exterior windows have prime-painted MDX window sills and perforated vertical window blinds.

f.                                        Toilet Rooms/Locker Rooms:  Ceramic tile is installed on all floors and wet walls of toilet rooms.  Lavatory counters are Corian solid surfacing with under-slung bowls and full-height frame-less wall mirrors above the counters.  Metal toilet enclosures are ceiling mounted with baked enamel finishes.  Installation of Toilet and Locker Room accessories comply with requirements of the Massachusetts Architectural Access Board and ADA recommendations.

g.                                       On multi-tenant floors, tenant entry doors are to be stain-grade solid core wood doors with KD hollow metal doorframes and building standard hardware sets.

Specialties and Equipment:

a.                                      A uniform Base Building graphics system, consisting of interior core area signage and a building directory is provided.

b.                                      Garage Signage and striping is provided.

Heating, Ventilating & Air Conditioning:

a.                                      The Base Building is programmed for a lab/office split over 125,867 sf of the building’s four floors.  Estimated Lab area is 94,400 rsf and the Office area is 31,467 rsf.  The building is to be provided with three complementary HVAC systems, nos 1, 2 and 3.

1.                                      HVAC System No 1:   The building’s office and core areas will be served by one 65,000 cfm, 15% outside air, package evaporative-cooled air conditioning unit mounted on the roof.

Office Area Design Parameters:

a)                                     20 CFM of outside air per person based upon one person per 150 rsf.

b)                                     Unit is capable of delivering 1.25 CFM/SF at 55 degrees F supply air temperature.

c)                                      Units have supply air and return air capabilities.

d)                                     Summer indoor design condition is 75 degrees F dry bulb 50%, relative humidity at 88 degree F dry bulb, 73 degrees F wet bulb outdoor condition.

2.                                      HVAC Systems 2 and 3:  The building’s laboratory areas will be served by two (2) 300,000 CFM, 100% outside air, air handling units located on the roof.  The chilled water plant consists of two (2) 700 ton water cooled chillers with associated cooling towers.  The heating plant shall consist of three (3) 190 Boiler Horsepower gas-fired hot water boilers.  This chiller plant and heating plant will be located within a mechanical penthouse at the roof level.

Lab Area System Design Parameters:

a.                                      Units are capable of delivering 2 CFM/SF of 100% outdoor air.

b.                                      Lab area controls are variable air volume type.

c.                                       The chiller plant shall provide 15% spare capacity for tenant use.  Additional chilled water shall be metered and Tenant shall be charged for consumption.

d.                                      Summer indoor design condition is 75 degrees F dry bulb, 50% relative humidity at 88 degree F dry bulb, 73 degrees F wet bulb outdoor conditions.

e.                                       Winter indoor design condition is 72 degrees F dry bulb at 9 degrees F dry bulb outdoor condition.

3.                                      The office and laboratory system shall have the vertical supply air, chilled water and hot water risers installed with valves and caps at the building core for Tenant access.  The office system shall have the return air shaft ready for Tenant use.  The office system shall have the return air shaft ready for Tenant use.  All distribution required for Tenant supply and return air, chilled water and hot water shall be the responsibility of the Tenant.  Refer to the Base Building Construction Documents for supply air allocations by floor.

b.                                      The Base Building also supports the construction of up to four additional 6’ x 8” enclosed exhaust shafts (Level 0-1 to Roof) to accommodate non-exclusive tenant exhaust ducting from laboratories, fume hoods and animal facilities.  Landlord shall construct these shafts with light-gauge metal framing and gypsum wallboard materials; Tenant will be responsible for all ductwork required within the shafts except for ductwork associated with HVAC system Nos 1, 2 and 3 described above which shall be Landlord’s work.  Tenant shafts in addition to, or in replacement of, those described above maybe constructed by Tenant, with prior written approval of Landlord.

c.                                       Air distribution (supply and return) systems, diffusers, registers, grilles, controls, fan-powered perimeter boxes, interior variable air volume boxes, laboratory hood supply, exhaust and special systems along with all hot water, cold water and miscellaneous piping for Tenant requirements within, or without, the Premises are to be provided by Tenant.

d.                                      Heating, cooling and ventilation systems for building core areas, including mechanical rooms, elevator machine rooms, toilet rooms and electric rooms, are provided by Landlord.  Bicyclist shower and locker facilities on level PI are served by separate AC units installed near the Truck Dock area.  Unit space heaters are provided in the ceiling plenum above the P-2 parking level to complement the Tenant’s first floor heating system during cool weather periods.

e.                                       The Base Building HVAC system has a fully automated, direct digital control (“DDC”) energy management system consisting of a central host station, controllers and network communications components with system capacity to add-on tenant-area monitoring / control points provided by Tenant.

f.                                        Location, height, size and noise output of the Base Building rooftop mechanical equipment is in compliance with City of Cambridge guidelines.  Plans and specifications, including equipment sound generation characteristics for additional mechanical equipment which Tenant may desire to install on the building roof shall be submitted for review and approval to Landlord’s Architect.  Excess Tenant equipment noise output may be permitted in proportion to Tenant share of rentable area in the building and shall be coordinated with Base Building equipment so as to not exceed the levels allowed.  Tenant shall, at Tenant expense, add sound attenuation equipment to the new Tenant equipment and to the Base Building equipment as may be needed to accommodate its equipment needs within the constraints of the Cambridge Noise Ordinance.

Plumbing:

a.                                The building is served by a 74 psi 4-inch domestic water service from Binney Street which will be separated into potable water and non-potable water branches, each equipped with backflow preventers, at the street-level water room (non-potable water distribution as needed from the street-level water room to laboratory areas on by Tenant).  Backflow preventers are also installed at each mechanical equipment connection, as required by Code.

b.                                Toilet Rooms are sized for one person per 175 sq ft of occupied area (50% men / 50% women),

c.                                 1½ inch valved-and-capped potable cold-water sources are provided, for supplemental Tenant connection, at two core-area wet-column locations on each floor.

d.                                The building is served by a 6 inch sanitary sewer line.  Separate sewer (lab waste) lines, if needed for conducting laboratory waste material from the Tenant Premises to grade, can be installed by Tenant at Tenant cost.

e.                                 A 6-inch natural gas service line enters the building from Linskey Way to serve the Base Building’s rooftop air conditioning units (morning warm-up).  An 8-inch high-pressure gas line shall enter the building from Linskey Way to serve the Base Building boilers.  NStar Gas Company shall leave a cap at the exterior of the building at the same location for future Tenant use including Tenant boilers, water heaters, generators, laboratory gas outlets and equipment.  Tenant shall make separate metering and payment arrangements with NStar Gas Company.

Fire Protection:

a.                                      Building floors are provided with risers and cross-mains to accommodate an Ordinary Hazard Group II (up to 0.20 gpm per sf density) automatic wet pipe sprinkler protection system.  The Parking Garage is equipped with a fully operational automatic, dry-pipe sprinkler protection system.  Sprinkler protection is provided in all electric rooms, telephone rooms and elevator pits as required by code.

b.                                      Tenant premises have been provided with a sprinkler distribution system including upturned sprinkler heads on all floors.  Completion of the system, including changes to the installed distribution system and down-turning the installed heads and adding heads and branch lines, as required for Tenant occupancy requirements, is to be provided by Tenant in connection with fit-up of the floors.  Building lobbies and common areas have concealed heads, centered on ceiling grids.

c.                                       The building is provided with a 500 gpm, 40-psi, electric fire pump.  Combination standpipe/sprinkler risers are provided in each egress stairway with fire department hose valves at each floor.  A backflow preventer is provided at fire service building entrances.

Electrical:

a.                                      The facility is served by dual, 15 kilovolt underground NStar primary service feeders running to 15 KV switch gear with automatic transfer between feeders, and a primary / secondary transformer (NStar-owned) at level PI.

b.                                      Secondary service consists of two switchboards located in the level PI Electric Room.  One switchboard is sized at 3,000 ampere, 480/277 volt, 3 phase, 4 wire to serve two metered bus duct risers for tenant loads.  The second switchboard is a metered switchboard sized at 3,000 ampere, 480/277 volt, 3 phase, 4 wire to serve the Base Building loads.

Office Tenant Area Design Parameters:

i.                                          2.0 watts/sf for Lighting
ii.                                       4.0 watts/sf for Office Power
iii.                                    2.0 watts/sf for HVAC Equipment
iv.                                   8.0 watts/sf Total

Lab Tenant Area System Design Parameters:

i.                                          2.0 watts/sf for Lighting
ii.                                       10.0 watts/sf for Lab Power
iii.                                    3.0 watts/sf for HVAC Equipment
iv.                                   15.0 watts/sf Total

c.                                       Total combined electric service for all base building and tenant areas is based on 29.8-volt amperes per square foot, available at the building’s main switchboard.

d.                                      A bus duct riser shall be provided front the Level P-l Electric Room to electric closets on each office floor to serve up-to three tenants per floor.  Tenants will be individually responsible for installing a bus disconnect switch, an electrical consumption metering device, panelboards and all electrical devices and equipment needed for occupancy of the premises, including connection of all Tenant-installed equipment connection to Tenant’s metering device and connection of the metering device to Landlord’s computer-based energy monitoring and billing system.  Landlord shall provide Tenant with a monthly bill for electric energy consumed by Tenant.

e.                                       Base Building lighting fixtures are recessed parabolic fluorescent and cove lighting (T8 lamps) types with motion-actuated switching in toilet rooms.  Level PI lobby areas have recessed metal halide down lighting and recessed cove fluorescent fixtures; exit stairwells have surface-mounted linear fluorescent fixtures; general mechanical, service and storage areas have chain-hung industrial fluorescent fixtures.  Site and parking lighting are exterior grade metal halide type.  Subject to the review and approval by Landlord, Tenant will not be required to use Building Standard fixtures in Tenant’s space.

f.                                        Building core areas are provided with duplex convenience power outlets as shown on the plans.  Emergency lighting requirements are provided via bodine-ballasted standard lights in the Entrance Lobby and standard battery pack units elsewhere.

Telephone & Data:

a.                                      The building is designed to accommodate redundant incoming tel/data communication services (hard- wire or fiber-optic) from multiple competitive service providers.  Tenants are responsible For making connection service, metering and billing arrangements with selected communication providers.

b.                                      Two onsite telephone-data manhole locations are provided immediately adjacent to the Third Street property line with multiple underground conduit banks to the building’s main Telephone Room at level P1.

c.                                       Telephone floor sleeves for tenant communication installation requirements, are run from the level PI Telephone Room to telephone closets on each office floor.  Tenants are expected to provide separate telephone / data closets within tenant premises to house all required tenant patch-panels, switching devices and communication equipment

Fire Alarm:

a.                                      The building is protected by a multiplex addressable fire alarm system including detection and alarm annunciation devices centered on a fire alarm control panel located in the P1 lobby area.

b.                                      Core area smoke detectors, pull stations, and horn / strobe units are installed in compliance with all applicable codes and recommendations of the Americans with Disabilities Act pursuant to National Fire Protection Association Manual 72.  Complementary fire protection and alarm systems within each tenant area are to be provided by Tenant in connection with fit-up of the Premises.

Security:

a.                                      Pedestrian and vehicular access to the building is controlled through the use of electronic locks and gates with programmable proximity card readers.  Tenant personnel, with appropriate security authorization, will have access on a 24 hour / 7 day basis.  The bicycle storage area, shower facilities and service entrances are included in the building’s access control system.

b.                                      The Base Building security system incorporates the use of burglar alarms on all perimeter doors and other specified areas of the property.

c.                                       Surveillance cameras are integrated into the security system, covering the parking garage, perimeter access points, the service/ truck dock entrance, and the elevator lobbies on levels P-l and P-2.

d.                                      During business hours, the hub of the building’s security system is located at the main lobby’s security desk.  After hours, and on weekends and holidays, calls and alarms are forwarded to a security and monitoring service.

e.                                       The Base Building card access, burglar alarm and surveillance system is expandable, to incorporate Tenant provided internal security system add-ons.

f.                                        The Base Building can accommodate the installation, by the Tenant, of card access systems at primary entries and in the elevators - including card readers and traveling cables in all elevators.

Laboratory Specific Information:

a.                                      Modification of Base Building systems to accommodate and / or house laboratory chemicals or specimens; clean rooms; temperature, light, noise or vibration-controlled areas; hazardous / radioactive materials and gas storage rooms; pure water systems; animal holding areas, tel/data rooms, UPS rooms; halon or pre-action fire suppression systems shall be at Tenant cost.

b.                                      Base Building includes construction of an approximately 12’ x 12’ acid neutralization room on the building’s P-2 parking level for use by all building tenants.  This room shall be constructed of durable material such as CMU and fully insulated and equipped with securable hardware on an insulated hollow metal door.  Tenants using the room shall provide all waste neutralization equipment and MEP services required by the equipment and to condition the space.  The room will include an adequate waste line connecting from the room to the exterior (street-level) lab waste line in compliance with MWRA requirements including exterior sampling ports.

c.                                       Space to install a gas-fed standby generator together with requisite structural supports can be made available to Tenant on the building roof level.

d.                                      Vibration isolation for Tenant’s laboratory equipment may be accommodated via modification of the Base Building structural systems at Tenant expense.

In the event of inconsistency between the above Base Building description and the Base Building Construction Documents listed in Attachment No 1 to this Exhibit B, the Construction Documents shall prevail.

Attachment No 1 - Exhibit B

Construction Documents

300 THIRD STREET

DRAWING LIST MASTER

BASE BUILDING RECORD DRAWINGS				L.U. = LAB UPGRADE DRAWINGS

DWG #:	DWG. Title	Record Dwg. Dt	Ref #:	L.U. Dwg #	L.U. DWG Title	6/30/03 Construction Set	Ref #:

	COVER PAGE	04/28/02			COVER PAGE	8/30/2003

CIVIL

EX-1	Existing Conditions Plan	4/28/2000

C-1	Site Preparation and Demolition Plan	4/28/2000
C-2	Site Plan	9/22/2000	1	C-2. 1W	Site Plan Lab Upgrade	6/30/2003
C-3	Site Details	4/28/2001
C-4	Site Details and Plans 1	7/28/2001	3
C-5	Site Details and Plans 2	6/28/2001	2

ENVIRONMENTAL

V-1	Viper Linear Sub-Slab Vending System Layout & Details	May 22

LANDSCAPE				A-001LU	General Information	6/30/2003
L-100	Planting Plan	4/28/2000		AD-107LU	Demolition Plan Roof Level	"
L-101	Plant List and Details	4/28/2000

ARCHITECTURE

A-002	Code Review Abbrev Materials & Symbols	4/25/2000
A-011	Fireproduction Plans	7/17/2000	2
A-021	Partition and Wal. Types & Finish Schedule	4/28/2000
A-031	Door Schedule & Details	4/28/2000
A-050	Geometry Plan	4/28/2000

A-101	Parking Level 1 Plan	4/28/2000		A-101LU	Parking Level 1 Plan	6/30/2003
A-102	Parking Level 2 Plan	"		A-102LU	Parking Level 2 Plan	"
A-103	Office Level 1 Plan	"		A-103LU	Office Level 1 Plan	2/22/2003
A-104	Office Level 2 Plan	"		A-104LU	Office Level 2 Plan	"
A-105	Office Level 3 Plan	"		A-105LU	Office Level 3 Plan	"
A-106	Office Level 4 Plan	"		A-106LU	Office Level 4 Plan	"
A-107	Roof Plan	7/17/2000	2	A-107LU	Roof Plan	"

A-201	Enlarged Plans	4/28/2000

A-301	Building Elevations	4/28/2000		A-301LU	Building Elevations	6/30/2003
A-302	Building Elevations	"		A-302LU	Building Elevations	"
A-303	Enlarged Certainwall Elevators	"
A-401	Building Sections	"		A-401LU	Building Sections	6/30/2003
A-402	Building Sections	"
A-403	Wall Sections	"

DWG.	DWG.	Record	ReV.	L.U.	L.U.	6/30/2003
#	Title:	Dwg. Dct:	#:	Dwg #:	DWG Title	Construction Set

A-404	Wall Sections	4/28/2000
A-405	Wall Sections	"
A-406	Garage Sections	"
A-411	Vertical Section Details	"		A-111LU	Wall Sections	"
A-412	Vertical Section Details	"
A-413	Vertical Section Details	"
A-414	Not Used
A-415	Precost Sections	4/28/2000
A-421	Roof Details	"
A-451	Horizontal Details	"
A-452	Horizontal Details	"
A-453	Horizontal Details	"
				A-[ILLEGIBLE]01LU	Building Details	6/30/2003

A-701	Enlarged Lobby Plan & RCP	4/12/2001	2
A-702	Lobby Elevators	"	2
A-703	Lobby Stair Details	4/26/2000
A-704	Lobby Details	"
A-721	Toilet Rooms	"
A-722	Toilet / Locker Rooms Elevators & Details	4/12/2001	2
A-731	Stair Plans & Sections	4/28/2000
A-732	Stair Details	"
A-741	Elevator Plans Sections & Details	"

STRUCTURAL
S-001	General Notes and Abbreviations	4/28/2000		S-001LU	General Note and Abbreviations	6/30/2003
S-002	Typical Details	"
S-003	Typical Details	7/17/2000	2
				S-004LU	Typical Details	6/30/2003
				S-100LU	As Bull Roof Framing Plan	"
S-101	Foundation / Parking Level 1 Framing Plan	"	2
S-102	Parking Level 2 Framing Plan	4/28/2000
S-103	First Floor Framing Plan	7/17/2000	2	S-103.1LU	First Floor Framing Plan Lab Upgrade	6/30/2003
S-104	Second Floor Framing Plan	"	2	S-104.1LU	Second Floor Framing Plan Lab Upgrade	"
S-105	Third Floor Framing Plan	"	2	S-105.1LU	Third Floor Framing Plan Lab Upgrade	"
S-106	Fourth Floor Framing Plan	"	2	S-106.1LU	Fourth Floor Framing Plan Lab Upgrade	"
S-107	Roof Framing Plan	"	2	S-107.1LU	Roof Framing Plan Lab Upgrade	"
S-108	Penthouse Roof framing Plan	"	2	S-108.1LU	Panthouse Roof Framing Plan Lab Upgrade	"
S-109	Elevation Machine Room Part Plan	4/28/2000
				S-110LU	Mechanical Platform Framing Plan	6/30/2003
				S-111LU	Elevations and Sections	"
S-201	Grade Beam Schedule and	4/28/2000
S-202	Column Schedule	7/17/2000	2
S-203	Column Section and Details	4/28/2000
S-204	Bracing Elevations	"
S-205	Baching Section and Details	4/28/2000
S-206	Grade Beam Elevations	8/7/2000
				S-207LU	Elevations and Details	6/30/2003
				S-208LU	Column & Beam Reinforcement Sched. and Details	"
S-301	Foundations and Details	4/28/2000
S-302	Sections and Details	7/17/2000	2
S-303	Sections and Details	4/28/2000
				S-304LU	Sections and Details	6/30/2003

DWG	DWG.	Record	Ref	L.U.	L.U.	[ILLEGIBLE]
#	Title:	Dwg. Dt	#:	Dwg #	DWG Title	Construction Set

FIRE PROTECTION
FP-1	Fire Protection Legends and Diagrams	09/07/01		FP-1.1-LU	Fire Protection Legend, Details, and Notes Lab Upgrade	6/30/2003
FP-2	Fire Protection Parking Level 1 Plan	"		FP-2.1-LU	Fire Protection Parking Level 1 Plan Lab Upgrade	"
FP-3	Fire Protection Parking Level 2 Plan	"		FP-3.1-LU	Fire Protection Parking Level 2 Plan Lab Upgrade	"
FP-4	Fire Protection First Floor Plan	"		FP-4.1-LU	Fire Protection First Floor Plan Lab Upgrade	"
FP-5	Fire Protection Second Floor Plan	"		FP-5.1-LU	Fire Protection Second Floor Plan Lab Upgrade	"
FP-6	Fire Protection Third Floor Plan	"		FP-6.1-LU	Fire Protection Third Floor Plan Lab Upgrade	"
FP-7	Fire Protection Fourth Floor Plan	"		FP-7.1-LU	Fire Protection Fourth Floor Plan Lab Upgrade	"
				FP-8-LU	Fire Protection Roof Plan / Fire Protection Panthouse Plan Lab Upgrade	"

PLUMBING
P-1	Plumbing Legend Diagrams and Schedules	7/17/2000	2	P-1.1LU	Plumbing Legend & Diagram Lab Upgrade	6/30/2003
P-2	Plumbing Legend Diagrams and Schedules	9/20/2000	4
P-3	Plumbing Parking Level 1 Plan	9/28/2000	5	P-3.1LU	Plumbing Parking Level 1 Plan Lab Upgrade	"
P-4	Plumbing Parking Level 2 Plan	7/17/2000	"	P-4.1LU	Plumbing Parking Level 2 Plan Lab Upgrade	"
P-5	Plumbing First Floor Plan	"	2	P-5.1LU	Plumbing First Floor Plan Lab Upgrade	"
P-6	Plumbing Second Floor Plan	"	2	P-6.1LU	Plumbing Second Floor Plan Lab Upgrade	"
P-7	Plumbing Third Floor Plan	"	2	P-7.1LU	Plumbing Third Floor Plan Lab Upgrade	"
P-8	Plumbing Fourth Floor Plan	"	2	P-8.1LU	Plumbing Fourth Floor Plan Lab Upgrade	"
P-9	Plumbing Roof Plan	"	2	P-9.1LU	Plumbing Roof Plan and Panthouse Lab Upgrade	"
P-10	Plumbing Electary and Domestic Water Riser Diagrams	"	2
P-11	Plumbing Natural Gas Riser Diagram	"	2

HVAC
H-1	HVAC Legend, Schedules & General Notes	7/17/2000	2	H-1.1-LU	HVAC Legend and General Notes Lab Upgrade	6/30/2003
				H-1.2 -LU	HVAC Schedules Lab Upgrade	"
H-2	HVAC Details	7/17/2000	2	H-2 1-LU	HVAC Details Lab Upgrade	"
				HD-5-LU	HVAC Floor Plan Parking Lev 2 Demo	"
				HD-6-LU	HVAC First Floor Plan Demo	"
				HD-7-LU	HVAC Second Floor Plan Demo	"
				HD-8-LU	HVAC Third Floor Plan Demo	"
				HD-9-LU	HVAC Fourth Floor Plan Demo	"
				HD-10-LU	HVAC Floor Roof Plan Demo	"
H-3	HVAC Riser Diagrams	7/17/2000	2	HD-5.1-LU	HVAC Floor Plan Parking Lev 2 Plan Lab Upgrade	"
H-4	HVAC Parking Level 1 Plan	"	2	HD-6.1-LU	HVAC First Floor Plan Lab Upgrade	"
H-5	HVAC Parking Level 2 Plan	"	2	HD-7.1-LU	HVAC Second Floor Plan Lab Upgrade	"
H-6	HVAC First Floor Plan	"	2	HD-8.1-LU	HVAC Third Floor Plan Lab Upgrade	"
H-7	HVAC Second Floor Plan	"	2	HD-9.1-LU	HVAC Fourth Floor Plan Lab Upgrade	"
H-8	HVAC Third Floor Plan	"	2	HD-10.1LU	HVAC Roof Plan Lab Upgrade	"
H-9	HVAC Fourth Floor Plan	"	2
H-10	HVAC Roof Plan	"
				H-11-LU	HVAC Part Plan Roof Level Mechanical Room	6/30/2003
				H-12-LU	HVAC Chilled Water Piping Schematic	"
				H-13-LU	HVAC Hot Water Piping Schematic	"
				H-14-LU	HVAC AHU-1 & AHU-2 Riser Diagram	"

DWG #:	DWG. Title	Record Dwg. Dt	Ref #:	L.U. DWG :	L.U. DWG Title	6/30/2003 Condition Set
ELECTRICAL
E-1	Electrical Legend Notes and Schedules	04/28/00		E-1.1LU	Electrical Legend, Notes + ScheduleLab Upgrade	6/30/2003
E-2	Electrical Site Plan	07/17/00	2
E-3	Electrical Padding Level 1 Lighting Plan	04/28/00		E-3.1LU	Electrical Padding Level 1 Lighting Plan Lab Upgrade	6/30/2003
E-4	Electrical Padding Level 1 Power Plan	07/17/00	2	E-4.1LU	Electrical Padding Level 1 Power Plan Lab Upgrade	"
E-5	Electrical Padding Level 2 Lighting Plan	04/28/00		E-58.1LU	Electrical Padding Level 2 LightingPower Plan Lab Upgrade	"
E-6	Electrical Padding Level 2 Power Plan	07/17/00	2
E-7	Electrical First Floor Lighting Plan	04/28/00		E-7/8.1LU	Electrical First Floor Lighting Power Plan Lab Upgrade	6/30/2003
E-8	Electrical First Floor Power Plan	04/28/00	"
E-9	Electrical Second Floor Lighting Plan	04/28/00	"	E-9/10.1LU	Electrical Second Floor Lighting Power Plan Upgrade	6/30/2003
E-10	Electrical Second Floor Power Plan	04/28/00	"
E-11	Electrical Third Floor Lighting Plan	04/28/00	"	E-11/12.1LU	Electrical Third Floor Lighting Power Plan Lab Upgrade	5/30/2003
E-12	Electrical Third Floor Power Plan	04/28/00	"
E-13	Electrical Fourth Floor Lighting Plan	04/28/00	"	E-13/14.1LU	Electrical Fourth Floor Lighting Power Plan Lab Upgrade	8/30/2003
E-14	Electrical Fourth Floor Power Plan	04/28/00	"
E-15	Electrical Roof Plan	07/17/00	2	E-15.1LU	Electrical Roof Plan Lab Upgrade	6/30/2003
E-16	Electrical Power.........Plan	07/17/00	2	E-16.1LU	Electrical Power R Plan Lab Upgrade	"
E-17	Electrical Schedules and Details	07/17/00	2	E-17.1LU	Electrical Schedules and Details Lab Upgrade	"
				E-18LU	Electrical Schedules Lab Upgrade	"

TELE/COM
TD1-1	Main Telephone Enhance Room	04/28/00
TD1-2	Core Building Riser Closed & Kindorf

GT
				GT	Viper Linear Sub Vending System Layout & Details	May-02

Exhibit C

300 Third Street- Tenant’s Work

Work Letter for Tenant Fit Up

I.                                        PLANS, WORKING DRAWINGS AND SPECIFICATIONS

A.                                    Subject to the reasonable approval of Landlord, Tenant shall, at Tenant’s sole expense, retain the services of a registered professional architect (‘Tenant’s Architect”) to prepare the documents described herein and require Tenant’s Architect to conditionally grant full rights for Landlord’s use of such documents in the event of a Tenant default under the Lease.  As of the date hereof, Landlord has approved Olson Lewis, Boston, Mass.  as Tenant’s Architect.  In connection therewith, all mechanical, electrical, plumbing and fire protection engineering and all structural engineering (if any) shall be performed, respectively, at Tenant’s sole expense, by AHA Consultants, Lexington, Mass and by LCI Consultants, Cambridge Mass.  (“Tenant’s Engineering Consultants”).  Tenant’s Architect shall coordinate all work by Tenant’s Engineering Consultants such that the Plans and the Working Drawings (both defined below) are a seamless set of design and construction documents issued by Tenant’s Architect.

B.                                    No later than August 1, 2003 , Tenant shall submit to Landlord its Design Control Plans (the “Plans”), substantially complete in all respects for each floor of the Premises consisting of one (1) set of reproducibles and two (2) sets of prints illustrating the work proposed to be done by Tenant (as approved by Landlord, the ‘Tenant’s Work’).  The Plans shall include:

1.                                      Partition layout and door locations,

2.                                      Power and telephone outlet plans,

3.                                      Preliminary furniture and equipment layouts,

4.                                      Finishes schedule,

5.                                      Reflected ceiling plan and other plans which cumulatively show the anticipated location of the ceiling grid, light fixtures, HVAC supply diffusers and return air grilles, sprinkler heads, smoke and fire detectors, exit signs, speakers and all other items as needed for proper engineering of the Premises,

6.                                      Wall elevations, sections and details including direct entrances from public areas into the Premises,

7.                                      Tenant’s progress set of electrical, HVAC, mechanical and plumbing design criteria including single-line drawings as appropriate, locations of special HVAC and electrical apparatus, a preliminary electrical load summary, special heating, ventilating and air conditioning equipment as needed, concentrated file and/or library structural loads (if any) and any other equipment or systems which may require modification of the structural, mechanical, fire protection, plumbing, electrical or life safety components of the building,

8.                                      Specific identification of work items and equipment which require long-lead delivery times in order to achieve completion of Tenant’s Work without delay.

The Plans shall be fully coordinated with Lease Exhibit B, Base Building Construction Documents, and shall comply with all applicable governmental laws, ordinances, building codes, orders, regulations and restrictions and property insurance requirements.

C.                                    Within ten (10) Business Days following receipt of the Plans, Landlord shall reasonably review same for compatibility with Landlord’s Work, including but not limited to Base Building systems or as otherwise provided in Exhibit B, and provide to Tenant a letter of comments. If Landlord observes discrepancies with such, it shall, within said thirteen (13) Business Day review period, so notify Tenant who shall promptly correct the Plans to bring same into compliance and resubmit to Landlord for review.

D.                                    Based upon, and within twenty (20) Business Days following Landlord’s initial response to Tenant’s Plans submission, Tenant shall, at its sole expense, prepare and submit to Landlord the architectural, HVAC, mechanical, electrical, plumbing and all other construction drawings and specifications (the, “Working Drawings”) necessary to perform all of Tenant’s Work.

E.                                     Within ten (10) Business Days following receipt of the Working Drawings, Landlord shall reasonably review same for substantial consistency with the approved Plans and shall, in writing, approve portions of the Working Drawings which reasonably conform to the Plans and disapprove those portions which do not so conform, specifying the reasons for such disapproval.  Tenant shall, at its sole expense, promptly correct the Working Drawings to conform to the approved Plans and resubmit to Landlord for review and approval.

F.                                      Simultaneously with Tenant submission to Landlord of the Working Drawings, Tenant shall prepare and submit to Landlord, for Landlord’s review and approval:

1.                                      An itemized statement of the Total Cost of Tenant’s Work, as defined in Section IV (A) of this Exhibit C, to prepare the Premises in accordance with the approved Working Drawings along with any costs needed to modify the Base Building to accommodate Tenant’s Work (the “Cost Proposal”),

2.                                      A copy of a building permit issued by the City of Cambridge for Tenant’s Work proposed to be performed, if obtainable,

3.                                      The names, and addresses for all contractors which Tenant proposes to utilize to perform Tenant’s Work,

4.                                      Certificates, issued by insurance companies licensed to do business in Massachusetts, evidencing that worker’s compensation, public liability and builder’s risk property insurance policies are in force and will be maintained by all contractors having contracts of Twenty-Five Thousand Dollars ($25,000) or more proposed by Tenant to perform Tenant’s Work, with Landlord and Landlord’s construction lender named as additional insured parties,

5.                                      If any penetrations of the roof, or of the exterior skin of the building, is required to complete the Work, evidence of contractors’ qualifications to perform such work with, in each instance, written certification, reasonably acceptable to Landlord, that the watertight integrity of the Building will not be compromised upon completion,

6.                                      If Tenant’s general contractor for Tenant’s Work is a construction company other than Landlord’s Base Building Contractor, a written summary outlining arrangements made by Tenant’s contractors (including furniture, fixture and equipment installers) with Landlord’s Base Building Contractor, for access to the building; use of elevators if, and as, available; police details; providing temporary utilities and appropriate security services during Tenant’s Work; coordinating inspections by governmental officials; scheduling deliveries; removing debris; cleaning; temporary shutdowns; and all other tasks which will be needed to coordinate the activities of separate general contractors working within the building, provided that Landlord agrees to cooperate in facilitating such coordination,

7.                                      A schedule for the proposed Tenant’s Work, fully coordinated with, and imposing no delays or cost penalties upon, Landlord’s schedule for constructing the Base Building pursuant to Lease Exhibit B,

8.                                      Copies of Tenant’s construction agreements with its contractors and evidence of bonding for Tenant’s Work satisfactory to Landlord,

9.                                      Five (5) sets of the Working Drawings.

G.                                    In the event that any specific item of the Cost Proposal, or any other submittal made pursuant to paragraph (1)F above, is unsatisfactory to Landlord because, in Landlord’s reasonable opinion, it is not in compliance with Section IV(A) of this Exhibit C, Landlord shall provide Tenant with written notification of such within fifteen (15) Business Days after Landlord’s receipt of the Cost Proposal and any other submittals made pursuant to paragraph (1)F above.  Tenant shall negotiate in good faith with parties responsible for such unsatisfactory portions of the submittal and, failing resolution of the matters in question, shall submit a revised Cost Proposal, and / or any other submittals, for Landlord’s review.  Both parties shall use diligent efforts to complete this review procedure within fifteen (15) Business Days following Tenant’s first submission of its Cost Proposal to Landlord.

Within fifteen (15) Business Days following receipt of the Cost Proposal, Landlord shall notify Tenant, in writing, of either:

1.                                      its acceptance of the entire Cast Proposal as modified by any supplementary prices or information obtained pursuant to this Section G, or,

2.                                      its notification pursuant to the preceding paragraph that such Cost Proposal is not in compliance with this Exhibit C.

If Landlord fails to so notify Tenant within the fifteen (15) Business Day period specified above, then Tenant shall provide written notification to Landlord of such failure and, in the event Landlord fails to respond to Tenant within five (5) Business Days following receipt of said notification, Landlord shall be deemed to have accepted Tenant’s submittal in its entirety and authorized Tenant to proceed with Tenant’s Work.

H.                                   Approval by Landlord of the Plans, the Working Drawings or the Cost Proposal shall not be deemed to mean approval of structural capacity, size of ducts and piping, adequacy of electrical wiring, system equipment capacities or any other technical matter relating to Tenant’s Work.  Such approvals shall not relieve Tenant of responsibility for proper design and construction of Tenant’s Work in compliance with all applicable governmental laws, ordinances, building codes, orders, regulations and restrictions and insurance underwriter requirements.

I.                                        Tenant shall, at its sole expense, retain the services of Tenant’s Architect and Tenant’s Engineering Consultants to monitor Tenant’s Work pursuant to Attachment 1 hereto.

J.                                        In order to facilitate Landlord’s review of the submitted Plans and the Working Drawings, Tenant shall deliver 60 percent “progress prints” of each to Landlord which Landlord may review for the benefit and guidance of Tenant, within five (5) Business Days of receipt.

II.                                   TENANT’S WORK AND CHANGES IN TENANT’S WORK

A.                                    Tenant’s Work.  Landlord and Tenant acknowledge that Landlord’s Base Building Construction Schedule includes an anticipated Tenant’s Work commencement date of 75 days following the full execution of the Lease.  Landlord shall cause the Base Building Contractor to periodically update such Schedule during the course of Landlord’s Work and Landlord shall deliver its most current update to Tenant at the time of Landlord’s approval of the Working Drawings pursuant to paragraph 1(E).

Tenant shall be fully responsible for all matters that must be accomplished to substantially complete Tenant’s Work in accordance with this Exhibit C including, without limitation, filing plans and other pertinent documentation with the proper governmental authorities; obtaining all necessary building permits and occupancy certificates; promptly removing, or bonding, any mechanics, materialmen and like liens from the public record; supervising all details of Tenant’s Work; expending funds for overtime labor as needed; paying contractors and subcontractors; maintaining harmonious labor relations between Tenant contractor’s work trades and those employed by Landlord’s contractors and any separate contractors; promptly removing, repairing and /or restoring damaged, lost or destroyed work; removing Tenant’s contractors’ debris from the building; payment of Tenant’s Architect and Tenant’s Engineering Consultants fees, insurance costs, legal and brokerage fees, if any, costs of utilities consumed during the Work, filing and permit fees and the like.

B.                                    Changes to Tenant’s Work:  Tenant may, at Tenant’s sole responsibility for all costs associated therewith, by written notification to Landlord, request changes to the approved Plans or to the approved Working Drawings or to Tenant’s Work already installed (the “Change Proposal”).  Such notification shall be accompanied by a summary of the additional costs, or savings, involved with the proposed change, an estimate of the period of time by which the date of substantial completion of Tenant’s Work will be affected by the change and an indication of impacts, if any, upon Landlord’s cost and completion schedule for the Base Building Construction, it being understood that, in no instance shall Landlord be obligated to approve a Tenant Change Proposal which would either (i) increase the cost of Landlord’s Work (unless Tenant agrees to pay such additional costs) or (ii) delay the Substantial Completion Date of Landlord’s Work.

Landlord’s review and approval of each such Change Proposal shall be conducted pursuant to paragraphs I (G) and I (H) provided however that if Landlord fails to respond in writing to Tenant’s submittal of any specific Change Proposal within ten (10) Business Days of receipt, such

Change Proposal shall be deemed to be approved in all respects by Landlord and Tenant shall be authorized to make the change.

III.                              SCHEDULE

A.                                    Summary of dates and durations contained within Sections 1 and II of this Exhibit C, all subject to Force Majeure provided that Landlord shall not be required to respond prior to the dates set forth in paragraph 1 above.

Tenant submits Plans to Landlord	Complete

Landlord responds to Plans	Complete

Tenant submits Working Drawings to Landlord:	October 10, 2003

Landlord responds to Working Drawings	October 24, 2003

Tenant submits Cost Proposal to Landlord:	October 24, 2003

Landlord responds to Cost Proposal:	November 3, 2003

Anticipated date of commencement of Tenant’s Work in the Premises:	November 3, 2003

Tenant substantially completes Tenant’s Work	March 16, 2004

IV.                               TOTAL COST AND PAYMENTS

A.                                    The term ‘Total Cost”, as used in this Exhibit C, shall mean the sum of all costs included in Tenant’s Cost Proposal reviewed by Landlord pursuant to paragraphs I (G) and 1 (H), plus any additional costs due to Change Proposals approved by Landlord pursuant to paragraph II (B) plus any additional out-of-pocket costs actually incurred by Tenant to design and construct Tenant’s Work including, without limitation:

1.                                      construction and construction management costs as defined in Article 6 of the Landlord’s Construction Agreement with the Base Building Contractor, Attachment.2 hereto,

2.                                      costs of general contractor’s payment, performance and lien bond premiums,

3.                                      permits and fees as required by governmental authorities having jurisdiction over Tenant’s Work,

4.                                      insurance premiums for liability, worker compensation and property damage coverages,

5.                                      architects and engineers fees as required to prepare the Plans and the Working Drawings and monitor the Tenant’s Work, including tasks listed in paragraphs 1(A), 1(E) and 1(1),

6.                                      expenses of on-site, and off-site, material inspections and tests.

B.                                    Landlord shall provide Tenant with an allowance of ninety dollars ($90.00) per square foot of rentable area of the Premises (including the acid neutralization and rooftop facilities) (‘Tenant Work Allowance”) as partial reimbursement to Tenant for its Total Cost to complete Tenant’s Work.

C.                                    Periodically, but not more often than monthly, Tenant shall prepare and submit to Landlord, certified by Tenant’s Architect, a cost summary of all costs incurred by Tenant during the preceding month to prepare the Premises for occupancy pursuant to the approved Working Drawings, along with a current reconciliation of Tenant’s Total Cost as outlined in paragraph IV (A) and the Tenant Work Allowance, as outlined in paragraph IV (B), a summary of monies spent to-date and previous payments made, copies of all contractor payment applications, invoices and the like received by Tenant, retainage amounts withheld, lien waivers from all contractors providing labor, materials or services for Tenant’s Work and any further cost backup / information as Landlord may reasonably request, utilizing accounting and cost control methods reasonably acceptable to Landlord.

D.                                    In order to receive payment of the Tenant Work Allowance pursuant to paragraph IV(B) Tenant shall provide to Landlord the following and Landlord shall pay the Tenant Work Allowance within ten (10) business days thereafter:

1.                                      a certificate of Tenant’s Architect that Tenant’s Work has been substantially completed in accordance with the Working Drawings approved by Landlord;

2.                                      evidence satisfactory to Landlord, including without limitation, final lien waivers, that all labor and materials included in Tenant’s Work has been paid in full;

3.                                      a certificate of occupancy issued by the City of Cambridge with respect to the Premises;

4.                                      such other documentation, if any, as may be reasonably required by Landlord;

5.                                      a Notice of Substantial Completion, prepared by Tenant pursuant to Massachusetts General Laws, chapter 254, and recorded by Tenant’s Contractor at Middlesex South Registry.

E.                                     Landlord shall also provide Tenant with a Building review allowance of ten cents ($0.10) per square foot of rentable area of the Premises (“Tenant Review Allowance”) for costs associated with the review of Landlord’s Work.  The Tenant Review Allowance shall be paid together with the final installment of the Tenant Work Allowance.

V.                                    TENANT’S AND LANDLORD’S REPRESENTATIVES

A.                                    Tenant and Landlord each hereby designate a sole construction representative with respect to matters set forth in this Exhibit C Work Letter for Tenant Fit Up and such person shall have full authority and responsibility to act on behalf of Tenant and / or Landlord as required herein.

Tenant’s Construction Representative:  Richard Priester or any replacement designated in writing by Tenant.

Landlord’s Construction Representative:  William J Byrne, Jr.  or any replacement designated in writing by Landlord

Attachment I:                                               Monitoring of Tenant’s Work

Attachment 1 to Exhibit C Work Letter for Tenant Fit Up
Monitoring of Tenant’s Work

1.                                      Tenant’s Architect and Tenant’s Engineering Consultants responsible for preparing the Working Drawings shall monitor, by regular visits to the building, the progress of the Tenant’s Work to ensure conformance to the Working Drawings.  A report of each such visit including a listing of all items of unacceptable work observed during such visits along with copies of all correspondence between Tenant and Tenant’s Architect and Tenant’s Engineering Consultants, shall be submitted to Tenant’s contractors and to Tenant and Landlord’s Representatives.

2.                                      The appropriate Tenant’s Architect and/or Tenant’s Engineering Consultant shall review all contractor shop drawings and submittals pertaining to Tenant’s Work and require Tenant’s contractors resubmit same until an approved set is obtained.

3.                                      The appropriate Tenant’s Architect and/or Tenant’s Engineering Consultant shall prepare any clarifying drawings and supplementary information as may be needed to explain the intent of the Working Drawings to Tenant contractors.

4.                                      The appropriate Tenant’s Architect and/or Tenant’s Engineering Consultant shall review and certify the Tenant’s contractors monthly applications for payment.

5.                                      Tenant’s Architect shall certify as to the Date of Substantial Completion of Tenant’s Work.  Within ten (10) business days thereafter, the appropriate Tenant’s Architect and/or Tenant’s Engineering Consultant shall prepare, and issue, a comprehensive listing of incomplete and unacceptable items of work (the so-called “punch list”) for approval by Tenant and Landlord.  After approval by Tenant and Landlord, the appropriate Architect or Engineer shall monitor punch list items until completion which will, in all events, occur no later than thirty (30) days following Substantial Completion of Tenant’s Work.

6.                                      Following completion of all items contained with the so-called punch list, Tenant’s Architect shall certify as to the Date of Final Completion of the Tenant’s Work and issue its Final Certificate For Payment to Tenant’s contractors

7.                                      Tenant’s Architect shall monitor Contractor’s completion of as-built drawings for the Tenant’s Work and deliver a reproducible set of same to Tenant and to Landlord with Architect’s Final Certificate for Payment.

EXHIBIT D

Building’s Rules and Regulations and Janitorial Specifications

1.                                      The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2.                                      No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord.  No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord.  Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3.                                      No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building except as provided in the Lease.  Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

4.                                      The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5.                                      No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

6.                                      The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

7.                                      Intentionally Omitted.

8.                                      No cooking, except for microwave cooking, shall be done or permitted in the Building by any tenant without the approval of the Landlord.

9.                                      No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

10.                               No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way.  Nothing shall be thrown out of any doors or window.

11.                               No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof.  Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12.                               All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant’s lease.

13.                               No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau.  No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14.                               Intentionally Omitted.

15.                               Intentionally Omitted.

16.                               Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M.  and 8:00 A.M.  on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord or are vouched for by a person with such pass.  Landlord will famish passes to persons for whom any tenant requests such passes.  Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

17.                               Each tenant, before closing and leaving the premises demised to such tenant at anytime, shall see that all entrance doors are locked and all windows closed.  Corridor doors, when not in use, shall be kept closed.

18.                               Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

19.                               No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

20.                               The requirements of tenants will be attended to only upon application at the office of Landlord.  Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

21.                               Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

22.                               There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

23.                               If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

24.                               No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

25.                               No tenant shall clean any window in the Building from the outside.

26.                               No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.  Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

27.                               Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord.  Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

28.                               With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services.  This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

29.                               Landlord, absent negligence or willful act, shall not be responsible for lost or stolen persona] property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30.                               Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord.

31.                               Each tenant and all of tenant’s employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and

Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

32.                               Without Landlord’s prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building.

33.                               Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord.  No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal.  All garbage and refuse disposal shall be only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

34.                               Tenant shall not permit smoking of any type of tobacco product (e.g., cigarettes, cigars, pipes, etc.) in or about the Premises or Building by any of its employees, servants, agents, representatives, visitors, customers, licensees, invitees, guests, contractors, or any person whomsoever, and, upon Landlord’s request, shall post in a conspicuous place or places in or about the Premises, “No Smoking” signs or placards.  Tenant acknowledges that the Premises and Building are non-smoking facilities.

EXHIBIT E

Rent Commencement Date Confirmation

DECLARATION BY LANDLORD AND TENANT AS TO DATE OF
DELIVERY AND ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made a part of the Lease dated the     day of                as LANDLORD, and                                 as TENANT.

LANDLORD AND TENANT do hereby declare that possession of the Premises was accepted by TENANT on the     day of                   , 200  (the “Effective Date”).  The Premises required to be constructed and finished by LANDLORD in accordance with the provisions of the Lease have been satisfactorily completed by LANDLORD and accepted by TENANT, the Lease is now in full force and effect, and as of the date hereof, LANDLORD has fulfilled all of its obligations under the Lease to be performed as of this date.  The Rent Commencement Date is hereby established as                      , 200 .  The Term of this Lease shall terminate on                    , 200 , subject to extension as set forth in the Lease.

LANDLORD:

THREE HUNDRED THIRD STREET LLC

By:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	CORNERSTONE REAL ESTATE ADVISERS, INC.,
its authorized agent

By:

[Printed Name and Title]

TENANT:

By:

[Printed Name and Title]

By:

[Printed Name and Title]

EXHIBIT F

Signage

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”), made as of March 16, 2006, by and between ARE-MA REGION NO.  28, LLC, a Delaware limited liability company (“Landlord”) and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the owner of certain land and improvements located at 300 Third Street, Cambridge, Massachusetts (the “Building”); and

WHEREAS, Landlord has leased certain space within the Building including, but not limited to, certain space on the third and fourth floors of the Building to Tenant pursuant to a certain Lease dated as of September 26, 2003 (the “Original Lease”) between Landlord’s predecessor in interest, Three Hundred Third Street LLC, and Alnylam U.S., Inc., a Delaware corporation that is a subsidiary of Tenant and was formerly known as Alnylam Pharmaceuticals, Inc. (the “Original Tenant”), which Original Lease was assigned by the Original Tenant to Tenant pursuant to an Assignment of Lease dated February 28, 2006, as more particularly described in the Original Lease; and

WHEREAS, Tenant desires to lease certain additional space on the fourth floor containing approximately 17,823 square feet (the “Additional Premises”) and otherwise amend the Original Lease in certain particulars; and

WHEREAS, Landlord and Tenant have agreed to amend the Original Lease in certain particulars to accomplish the foregoing and other matters set forth herein as more particularly provided below.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.              Defined Terms.

All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Lease.  In the event of any inconsistency between the Original Lease and this Amendment, the provisions of this Amendment shall control, and all other provisions of the Original Lease shall remain in full force and effect.  The Original Lease, as amended by this Amendment, is hereinafter referred to as the “Lease”.

2.                                      Additional Premises Commencement Date.

The Effective Date and the Rent Commencement Date with respect to the Additional Premises shall be July 1, 2006 (the “Additional Premises Commencement Date”).

3.                                      Modifications to Original Lease.  As of the Additional Premises Commencement Date, the Original Lease is hereby modified as follows:

(a)                                 Article ID entitled “Premises” is hereby deleted in its entirety and replaced with the following:

D.                                    Premises:                                             Square feet (Rentable):  A total of approximately 61,881 comprised of 32,537 square feet on Level 03 (the ‘Third Floor Premises”), 28,428 square feet on Level 04 (the “Fourth Floor Premises”), 366 square feet relating to the rooftop penthouse, 185 square feet relating to the acid neutralization room and 365 square feet relating to the Level P-1 chemical storage room (the rooftop penthouse, acid neutralization room and chemical storage room are hereinafter collectively referred to as the “Peripheral Spaces”)

(b)                                 Article IF entitled “Landlord’s Address” is hereby deleted in its entirety and replaced with the following:

F.                                      Landlord’s Address:                                   c/o Cornerstone Real Estate Advisers LLC
Suite 401
180 Glastonbury Boulevard
Glastonbury, Connecticut 06033
Attention:  Northeast Regional Director

And a copy to:  Attention: David Romano,
Vice President, Asset Manager

(c)                                  Article IK entitled “Monthly Rent” is hereby amended to add the following:

Monthly Rent for the Additional Premises:

PERIOD	MONTHLY RENT
July 1, 2006 - June 30, 2007	$8,874.37
July 1, 2007 - September 2011	$17,748.74

(d)                                 Article 1R entitled “Parking Fee/Parking Spaces” is hereby amended to delete the number “45” and substitute the number “55” in lieu thereof for the period July 1, 2006 through June 30, 2007, and substitute the number “65” in lieu thereof for the period from July 1, 2007 through the remainder of the Term.

(e)                                  Article 4A is hereby amended to provide that, notwithstanding anything contained herein to the contrary, Tenant shall have no obligation to pay Tenant’s Pro Rata Share of Operating Expenses or Taxes attributable to fifty percent (50%) of the Additional Premises during the period July 1, 2006 through and including June 30, 2007.

(f)                                   Article 30 is hereby amended to delete the following:

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Joel R. Bloom, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, PC
One Financial Center
Boston, MA 02111

and substitute the following in lieu thereof:

Joseph L. Faber
Faber Daeufer & Rosenberg PC
1050 Winter Street, Suite 1000
Waltham, MA 02451

(g)                                 Exhibit A of the Original Lease is hereby amended to add the Additional Premises as more particularly shown on Exhibit A attached hereto.

4.                                      Condition of Additional Premises.  No promise of Landlord to alter, remodel, repair or improve the Additional Premises and no representation, either expressed or implied, respecting any matter or thing relating to the Additional Premises (including the condition of the Additional Premises) has been made by Landlord to Tenant.  Tenant shall perform the Tenant Improvements to the Additional Premises in accordance with the terms and provisions contained in Exhibit B hereto.  The Additional Premises shall be taken “as is.”  The taking of possession of the Premises by Tenant shall conclusively establish that the Additional Premises were at such time in satisfactory condition, subject to Landlord’s continuing obligations to provide services pursuant to the terms of the Lease.

5.                                      Ratification of Lease:  Effect of Amendment.  The Original Lease, as amended by this Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with, the Original Lease, as amended by this Amendment, shall continue in full force and effect from and after the date hereof and throughout the Term.  This Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Amendment, the Original Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect.  Tenant acknowledges and agrees that the Original Lease, as amended by this Amendment, is enforceable against Tenant in accordance with its terms.  The Original Lease and this Amendment shall be construed together as a single instrument.

6.                                      No Defaults, Counterclaims or Rights of Offset; Release of Landlord.  Tenant hereby warrants and represents that, to its knowledge, as of the date of the execution of this Amendment by Tenant, there are no defaults under the Lease in respect of Landlord’s performance thereunder and there exist no defenses, counterclaims or rights of offset with respect thereto.  Tenant, for itself, its officers, directors, members, shareholders and their respective legal representatives, successors and assigns, does hereby absolutely and irrevocably waive, remise, release and forever discharge Landlord, its successors, assigns, partners, employees, affiliates, attorneys and agents, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, for items or

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matters that Tenant could have been aware of or known about, through and including the date of execution and delivery of this Amendment in connection with or relating to the Lease or the transactions contemplated hereby.  Nothing contained in this paragraph shall be construed to release Tenant from its obligations under the Lease throughout the Term of the Lease (including the Extended Term).

7.                                      Brokers.  Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent in procuring this Amendment except for Meredith & Grew (the “Broker”).  Tenant and Landlord represent and warrant to each other that (except with respect to the Broker, with whom Palm, Inc.  has entered into a separate brokerage agreement and Landlord shall have no liability or obligation to Broker whatsoever in connection therewith) no broker, agent, commission salesperson, or other person has represented it in the negotiations for and procurement of this Amendment and of the Additional Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person.  Tenant and Landlord agree to indemnify and hold harmless each other, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in this paragraph.

8.                                      Successors and Assigns.  This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

9.                                      Counterparts.  This Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto.

10.                               Authority.

(a)                                 Landlord represents and warrants that (i) the execution and delivery of this Amendment by Landlord has been duly authorized; (ii) the individual executing this Amendment on behalf of Landlord is duly authorized and empowered to do so and to bind Landlord accordingly; (iii) the Landlord named herein is the holder of the interest of “Landlord” under the Lease and has the full right, power and authority to enter into this Amendment; and (iv) Landlord has obtained all consents, approvals or joinders of any third parties as are required in order for Landlord to enter into, perform and give full force and effect to this Amendment.

(b)                                 Tenant represents and warrants that (i) the execution and delivery of this Amendment by Tenant has been duly authorized; (ii) the individual executing this Amendment on behalf of Tenant is duly authorized and empowered to do so and to bind Tenant accordingly; (iii) the Tenant named herein is the holder of the interest of ‘Tenant” under the Lease and has the full right, power and authority to enter into this Amendment; and (iv) Tenant has obtained all consents,

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approvals or joinders of any third parties as are required in order for Tenant to enter into, perform and give full force and effect to this Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURES APPEAR THE FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first written above.

TENANT:

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Patricia L. Allen
Name:	Patricia L. Allen
Title:	VP, Finance & Treasurer
Date:	March 16, 2006

LANDLORD:

ARE-MA REGION NO. 28, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited liability company, its member

By:	ARE-QRS Corp., a Maryland corporation,
its general partner

	By:	/s/ Jennifer Pappas
	Name:	Jennifer Pappas
	Title:	V.P. & Assistant Secretary
Date:

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Certificate of Tenant

I, Barry E. Greene, Assistant Secretary of Alnylam Pharmaceuticals, Inc., Tenant, hereby certify that the officer executing the foregoing Amendment on behalf of Tenant is duly authorized to act on behalf of and bind the Tenant.

(Corporate Seal)	/s/ Barry E. Greene
Assistant Secretary

Date: March 16, 2003

[AUTHORIZING RESOLUTION ATTACHED]

EXHIBIT A

Additional Premises

EXHIBIT B

Tenant’s Work

1.                                      (a)                                 Tenant shall, at such time as Tenant is prepared to so do (the “Plan Submission Date”), at Tenant’s expense, submit to Landlord final and complete dimensioned and detailed plans and drawings of partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of the Additional Premises in accordance with this Exhibit B (such plans are collectively referred to herein as “Tenant’s Plans”).  The partition layout, and ceiling and lighting layout plans shall be l’0” = 1/8” scale.  Tenant shall submit Tenant’s Plans and any other plans required by this Exhibit B to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the Building Department of the City, and such plans shall be signed and sealed by an architect licensed in the Commonwealth of Massachusetts;

(b)                                 Landlord shall approve Tenant’s Plans as soon as reasonably possible or designate by notice to Tenant the specific changes required to be made to Tenant’s Plans, which Tenant shall make within three (3) business days of receipt.  This procedure shall be repeated until Tenant’s Plans are finally approved by Landlord.

(c)                                  Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of and authorized to bind Tenant in all respects.

(d)                                 All plans, drawings and specifications with respect to the Additional Premises required to be submitted by Tenant to Landlord shall comply with and conform to the Building plans filed with the Department of Buildings, Building standard specifications (the receipt of which Tenant hereby acknowledges) and with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building and/or Additional Premises.  Tenant shall prepare drawings in accordance with pre-existing conditions and field measurements.

(e)                                  Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building and the Additional Premises, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans, or the compliance of Tenant’s Plans with applicable requirements of any governmental authority.  Landlord’s review and approval of any submissions shall not be deemed to be an approval of the adequacy for any particular purpose or system capacity or the cost of the Tenant Improvements.

(f)                                   Tenant shall reimburse Landlord for actual costs incurred by Landlord to approve all submissions submitted pursuant to this Exhibit B.

2.                                      (a)                                 Tenant shall, at its expense (except for the Allowance), in accordance with the terms and conditions of this Exhibit B, be responsible for the construction of all improvements and alterations necessary to prepare the Additional Premises to conform with Tenant’s Plans (the “Tenant Improvements”).  After completion of Tenant’s Plans, Tenant shall submit Tenant’s Plans to the appropriate governmental body for plan checking and a building permit.  Tenant shall deliver a copy of the building permit to Landlord prior to the commencement of construction of the

Tenant Improvements.  Tenant shall not make any changes to Tenant’s Plans once finally approved by Landlord without Landlord’s consent.

(b)                                 Tenant shall select a contractor (the “Contractor”), subject to the approval of Landlord, which approval will not be unreasonably withheld and shall be granted or denied within 15 calendar days of request for such approval.  With its request for approval of the Contractor, Tenant shall furnish to Landlord such information concerning the proposed Contractor’s background and experience as Landlord may reasonably require.  A price for a construction contract based on Tenant’s Plans shall be mutually agreed upon by Tenant and the Contractor.  Tenant shall enter into an agreement with the Contractor to build the Tenant Improvements, at Tenant’s sole cost, except for the Allowance.  Notwithstanding anything contained herein to the contrary, Tenant shall be required to use AHA Consultants for any engineering of Tenant Improvements related to mechanical, electrical or plumbing work.

The construction contract will provide for progress payments, no more frequently than once per calendar month, in minimum increments of $25,000.00, and each progress payment will be funded as follows:  Landlord will fund the percentage of each progress payment equal to a fraction expressed as a percentage, the numerator of which is the Allowance and the denominator of which is the total cost of the Tenant Improvements; and Tenant will fund the remainder.  Ten percent (10%) of each progress payment shall be retained by Landlord until Tenant delivers, or causes to be delivered, to Landlord a certificate of occupancy or certificate of completion, in form and substance reasonably satisfactory to Landlord, with respect to the Additional Premises together with final and unconditional waivers of mechanic’s liens concerning the work for all labor and services performed and all material furnished in connection with the work, signed by the Contractor and all subcontractors, suppliers, and laborers involved in the work.  Notwithstanding anything contained herein or in the Lease to the contrary, Landlord shall have no obligation to disburse any portion of the Allowance during any period of time that Tenant is in default of its obligations under the Lease or upon or following termination of the Lease.

(c)                                  If the cost of the design and construction of the Tenant Improvements is less than the Allowance, the difference shall be retained by Landlord.  In the event that Tenant requests any changes to Tenant’s Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building’s structure, systems, equipment or appearance, but if such changes increase the cost of constructing the Tenant Improvements shown on Tenant’s Plans, Tenant shall pay such increased costs to the Contractor when the request is approved by Landlord.

(d)                                 The Allowance will be applied to the construction of the Tenant Improvements, related design and engineering costs and for no other purpose.  The Allowance shall be an amount equal to $445,575.00 (the “Allowance”).  All costs attributable to the Tenant Improvements in excess of the Allowance shall be paid for by Tenant.

3.                                      (a)                                 Before beginning the Tenant Improvements, Tenant shall pay for and deliver to Landlord policies and certificates of insurance in amounts and with such companies as shall be reasonably satisfactory to Landlord, such as, but not limited to Public Liability, Property Damage and Workmen’s Compensation, to protect Landlord and Tenant during the period of performing the Tenant Improvements.  Landlord and the Contractor shall be named as insured parties in such policies or certificates of insurance and the same shall remain in effect during the period of the performance of the Tenant Improvements.

(b)                                 All the Tenant Improvements shall be in accordance with the rules and regulations of any governmental department or bureau having jurisdiction thereover and shall not conflict with, or be in violation or cause any violation of, Landlord’s basic Building plans and/or the construction of the Building, and all the Tenant Improvements shall be completed free of all liens and encumbrances.  All permits which may be required by Tenant for the Tenant Improvements shall be procured and paid for by Tenant or, if Landlord shall deem the same advisable, Landlord may procure such permits and Tenant shall pay for the same.  No plans and/or specifications required to be filed by Tenant pursuant to any work contemplated to be performed by it within the Additional Premises shall be filed or submitted to any governmental authority having jurisdiction thereover without first having obtained Landlord’s approval of same.

(c)                                  Upon completion of the Tenant Improvements, Tenant will remove all debris and excess materials from the Building and the Additional Premises.

(d)                                 The labor employed by Tenant or the Contractor shall always be harmonious and compatible with the labor employed by Landlord or any contractors or subcontractors of Landlord.  Should such labor be incompatible with such Landlord’s labor as shall be determined by the sole judgment of Landlord, to be exercised in good faith, Landlord may require Tenant to withdraw from the Additional Premises until the completion of work by Landlord.

(e)                                  In the event Tenant or the Contractor shall enter upon the Additional Premises or any other part of the Building, as may be permitted by Landlord, Tenant shall indemnify and save Landlord free and harmless from and against any and all claims arising from or out of any entry thereon or the performance of the Tenant Improvements and from and against any and all claims arising from or claimed to arise from any act or neglect of Tenant or Tenant’s representatives or from any failure to act, or for any other reason whatsoever arising out of said entry or such work.

(f)                                   Tenant Improvements which Landlord reasonably determines are specialized to Tenant’s use and occupancy of the Additional Premises including, without limitation, wiring and cabling shall, at the election of Landlord, either (1) be removed by Tenant at its expense before the expiration or earlier termination of the term of the Lease or (2) remain upon the Additional Premises and be surrendered therewith without disturbance, molestation or injury upon the expiration or earlier termination of the Lease.  If Landlord requires the removal of all or part of the specialized Tenant Improvements, Tenant, at its expense, shall repair any damage to the Additional Premises or the Building caused by such removal.  If Tenant fails to remove any specialized Tenant Improvements upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

4.                                      Tenant accepts the Additional Premises in its “as is” condition and acknowledges that it has had an opportunity to inspect the Additional Premises.  In no event shall Tenant be eligible to receive or entitled to any credit for any portion of the Allowance not used by Tenant by

July 31, 2008.  Tenant shall be responsible for the maintenance, repair and replacement of all Tenant Improvements unless the same is necessitated by the negligent acts of Landlord.

5.                                      Tenant hereby authorizes David M.  Konys as Tenant’s representative to act on its behalf and represent its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.  Landlord hereby authorizes William Byrne to be Landlord’s representative in connection with construction of the Tenant Improvements.  Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of the Landlord is authorized to do so, and any costs, expenses liabilities or obligations incurred or paid by Tenant in reliance on the discretion of any such other person shall be Tenant’s sole responsibility.

6.                                      In the event of a conflict between the terms and provisions of the Lease and the terms and provisions of this Exhibit, the terms and provisions of this Exhibit shall control.

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”), made as of the 26th day of June, 2009, by and between ARE-MA REGION NO. 28, LLC, a Delaware limited liability company (“Landlord”) and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to a Lease dated as of September 26, 2003, as amended by a First Amendment to Lease dated March 16, 2006 between Landlord (as successor to Three Hundred Third Street LLC), and Tenant (as successor to Alnylam U.S., Inc., a Delaware corporation that is a subsidiary of Tenant and was formerly known as Alnylam Pharmaceuticals, Inc. (the “Original Tenant”), pursuant to an Assignment of Lease dated February 28, 2006 between Original Tenant and Tenant) (as so amended, the “Lease”); and

WHEREAS, pursuant to the Lease, Landlord leases to Tenant certain premises within the building known and numbered as 300 Third Street, Cambridge, Massachusetts (the “Building”), which premises include but are not limited to space on the third and fourth floors of the Building and are more particularly described in the Lease; and

WHEREAS, Tenant subleases a portion of the second floor pursuant to a Sublease dated as of September 8, 2006 (the “Sublease”) between Archemix Corp. (“Archemix”) as sublandlord, and Tenant as subtenant (as successor to Momenta Pharmaceuticals, Inc. (“Momenta”) pursuant to that certain Assignment, Assumption and Consent Agreement; and First Amendment to Sublease dated October 31, 2007 by and among Tenant, Archemix and Momenta); and

WHEREAS, Tenant desires to terminate the Sublease and add to the Premises demised under the Lease the space on the second floor consisting of approximately 33,022 square feet (the “Second Floor Premises”) and the chemical storage room on Level P-1 consisting of approximately 507 square feet (the “507 SF Chemical Storage Room,” which together with the Second Floor Premises is referred to herein as the “Additional Premises”) and otherwise to amend the Lease in certain particulars; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease in certain particulars to accomplish the foregoing and other matters set forth herein as more particularly provided below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.                                      Defined Terms.  All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. In the event of any inconsistency between the Lease and this Second Amendment, the provisions of this

Second Amendment shall control, and all other provisions of the Lease shall remain in full force and effect.

2.                                      Additional Premises Commencement Date.  The Effective Date and the Rent Commencement Date with respect to the Additional Premises shall be July 1, 2009 (the “Additional Premises Commencement Date”).

3.                                      Modifications to Lease.  Effective as of the Additional Premises Commencement Date, the Lease is hereby modified as follows:

(a)                                 Article 1D entitled “Premises” is hereby deleted in its entirety and replaced with the following:

D.                                    Premises:                                             Square feet (Rentable):  A total of approximately 95,410 comprised of 33,022 square feet on Level 02 (the “Second Floor Premises”), 32,537 square feet on Level 03 (the “Third Floor Premises”), 28,428 square feet on Level 04 (the “Fourth Floor Premises”), 366 square feet relating to the rooftop penthouse, 185 square feet relating to the acid neutralization room, 365 square feet relating to one Level P-1 chemical storage room (the “365 SF Chemical Storage Room”) and 507 square feet relating to a second Level P-1 chemical storage room (the “507 SF Chemical Storage Room”) (the rooftop penthouse, acid neutralization room, 365 SF Chemical Storage Room and 507 SF Chemical Storage Room are hereinafter collectively referred to as the “Peripheral Spaces”).

(b)                                 The Additional Premises and the 507 SF Chemical Storage Room are shown on Exhibit A attached hereto and made a part hereof, which Exhibit A is hereby attached to and made a part of the Lease.

(c)                                  Article 1F entitled “Landlord’s Address” is hereby deleted in its entirety and replaced with the following:

F.                                      Landlord’s Address:                                   Alexandria Real Estate Equities, Inc.
385 E. Colorado Boulevard, Suite 299
Pasadena, CA 91101
Attention:  Corporate Secretary

(d)                                 Article 1G entitled “Building Manager/Address” is hereby deleted, and any notices or other communications to be sent to the Building Manager shall be sent to the Landlord at the Landlord’s Address.

(e)                                  Article 1I entitled “Expiration Date” is hereby deleted in its entirety and replaced with the following:

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I.                                        Expiration Date:                                                      September 30, 2016

The foregoing amendment to the Expiration Date shall operate to extend the Original Term, and Tenant shall continue to have two options to extend the Term as set forth in the second paragraph of Article 2 of the Lease, provided that 95% of “Fair Market Rent” shall be: (i) for the first Extended Term, determined in the manner as set forth in Article 2 of the Lease, and (ii) for the second Extended Term, no less than the Monthly Rent and Parking Fee, as applicable, for the 12-month period ending on the last day of the first Extended Term.

(f)                                   Article 1J is hereby deleted in its entirety and replaced with the following:

J.                                        Security Deposit:                                                    None.

(g)                                  Landlord shall return to Tenant the Security Deposit held by Landlord pursuant to Article 23 of the Lease, and promptly upon execution of this Second Amendment by Landlord and Tenant, Landlord shall submit the original letter of credit held by Landlord as the Security Deposit under the Lease to the issuing bank with a notice of cancellation of such letter of credit.

(h)                                 Article 1K entitled “Monthly Rent” is hereby amended so that beginning on the Additional Premises Commencement Date the Monthly Rent for the entire Premises shall be as set forth in the table below:

[Second Amendment continues on next page]

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PERIOD	ANNUAL RENT	MONTHLY RENT	RATE PER SQUARE FOOT(1)
July 1, 2009 through October 9, 2011	$3,726,715	$310,560	Set forth in Footnote 1 below
October 10, 2011 through September 30, 2012	$3,912,764	$326,064	$41.01 per square foot
October 1, 2012 through September 30, 2013	$4,069,237	$339,103	$42.65 per square foot
October 1, 2013 through September 30, 2014	$4,232,388	$352,699	$44.36 per square foot
October 1, 2014 through September 30, 2015	$4,401,263	$366,772	$46.13 per square foot
October 1, 2015 through September 30, 2016	$4,577,772	$381,481	$47.98 per square foot

(i)                                     The first sentence of Article 1N of the Lease is hereby deleted and replaced with the following (it being understood that the second sentence of Article 1N is unchanged):

N.                                    Tenant’s Pro Rata Share:       72.48%

(1)  The rental rates per square foot for the portions of the Premises for the period from July 1, 2009 through October 9, 2011 are as set forth below:

PORTION OF PREMISES	RATE PER SQUARE FOOT
Level 03, Suite 300	$45.50
Roof and Chem. Suite 300A	$45.50
Level 04, Suite 401	$45.50
Suite 402 (First Amendment)	$11.95
Level 02, Suite 200 and 507 SF Chemical Storage Room	$45.00

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(j)                                    Article 1R entitled “Parking Fee/Parking Spaces” is hereby deleted in its entirety and replaced with the following:

R.                                    Parking Fee:                                                     Fair market parking rates, as adjusted from time to time.  As of the Additional Premises Commencement Date the Parking Fee shall be $215 per space per month, subject to future adjustment in accordance with the Lease.

Parking Spaces:                                  102 non-reserved spaces.

(k)                                 Article 2 of the Lease is hereby amended to insert the following sentence into the sixth paragraph of Article 2, after the sentence that ends with the phrase “in each case also referred to below collectively as ‘Fair Market Rent’”:

Landlord and Tenant agree that 95% of “Fair Market Rent” shall be:  (i) for the first Extended Term, determined in the manner as set forth in this Article 2, and (ii) for the second Extended Term, no less than the Monthly Rent and Parking Fee, as applicable, for the 12-month period ending on the last day of the first Extended Term.

(l)                                     Article 14 of the Lease is hereby amended to add the following as the new second, third and fourth paragraphs of Article 14:

At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any governmental authority) to be taken by Tenant in order to surrender the Premises at the expiration or earlier termination of the Term, free from any Hazardous Materials as required under Article 27B of this Lease (the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of Tenant or any of Tenant’s agents, employees, invitees and contractors with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord such additional non-proprietary information concerning Tenant’s use of Hazardous Materials as Landlord shall reasonably request.

On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from

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any Hazardous Materials as required under Article 27B of this Lease.  Landlord shall have the right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.  If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any Hazardous Materials in the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises are surrendered free from any Hazardous Materials, the cost of which actions shall be reimbursed by Tenant as Additional Rent.

(m)                             The following shall be added as a new Article 32 of the Lease:

Article 32.

Expansion to First Floor

(a)                           Right of First Offer.  The approximately 34,521 rentable square feet located on the first floor of the Building and portions of Levels P-1 and P-2 of the Building and shown on Exhibit B attached hereto and made a part hereof (collectively, the “ROFO Space”) is currently leased to Archemix under a Lease between Landlord and Archemix dated April 11, 2005, as amended by a First Amendment to Lease dated July 9, 2006 and a Second Amendment to Lease dated October 31, 2007 (as amended, the “Archemix Lease”).  In the event that:  (i) Archemix notifies Landlord of its exercise of its right to terminate the Archemix Lease on or before the deadline for such notice as set forth in the Archemix Lease, (ii) Landlord terminates the Archemix Lease for any reason, or (iii) Archemix vacates the ROFO Space for any reason, then Landlord shall notify Tenant of the availability of the ROFO Space (the “Expansion Notice”), and subject to the terms and conditions of this Article 32, Tenant shall have the right of first offer to lease the ROFO Space for the balance of the Term of this Lease after Archemix has vacated the ROFO Space at a rental rate for such ROFO Space equal to the “Rate Per Square Foot” for the Premises as set forth in Article 1K of this Lease for the applicable time periods as set forth in Article 1K and otherwise on the same terms and conditions as this Lease (the “Right of First Offer”); provided, however, that if as of the date that the ROFO Space is available as specified in Landlord’s notice fewer than 18 months remain in the Term of this Lease, then as a condition to the exercise of the Right of First Offer Tenant shall be required to exercise its right to extend the Term of this Lease for an additional 5-year period as set forth in Article 2 of this Lease. Tenant shall have 15 business days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Right of First Offer.  If Tenant fails to deliver notice accepting the terms of the Expansion Notice within such 15-business-day period, Tenant shall be deemed to have waived its right to lease such ROFO Space.

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(b)                           Lease Amendment.  After Tenant delivers notice accepting the terms of the Expansion Notice within such 15-day period, the parties shall enter into an amendment to this Lease within 60 days from the date of the Expansion Notice; provided that Landlord tenders to Tenant an amendment to this Lease setting forth the terms for the rental of the ROFO Space consistent with those set forth in the Expansion Notice and otherwise consistent with this Lease.  If such amendment is not so executed within such 60-day period, Tenant shall be deemed to have waived its right to lease such ROFO Space.

(c)                            Exceptions.  Notwithstanding the provisions of this Article 32, Landlord may elect not to lease the ROFO Space to Tenant, and in such event Tenant shall not be entitled to lease the ROFO Space:

i.                                          during any period of time that Tenant is in “Material Default” (as defined below in Article 32(d)) under the Lease beyond applicable cure periods; or

ii.                                       if Tenant has been in default (whether or not in Material Default) under any provision of the Lease 3 or more times, whether or not any such defaults are cured, during the 12 month period prior to the date of Landlord’s Expansion Notice.

(d)                                 Termination.  The Right of First Offer shall terminate and be of no further force or effect at the election of Landlord, even after Tenant’s due and timely exercise of the Right of First Offer, if, after such exercise, but prior to the commencement date of the lease with respect to the ROFO Space, (i) Tenant fails to cure any Material Default by Tenant under the Lease within the applicable time period set forth in the Lease for said cure; or (ii) three or more defaults (whether or not Material Defaults) by Tenant have occurred under the Lease during the period from the date of the exercise of the Right of First Offer to the date of the commencement of the lease of the ROFO Space, whether or not such defaults are cured.  For purposes of this Article 32, a “Material Default” shall be any of the occurrences listed in Article 19A(a) through (g) or Article 19A(i) of the Lease or a breach of any of Tenant’s obligations under Article 27 of the Lease.

(e)                                  Rights Personal.  The Right of First Offer is personal to Tenant and may be assigned only in connection with an assignment or sublease described in Article 16B of this Lease or an assignment or sublease for which Landlord gives its consent pursuant to Article 16 of the Lease.

(f)                                   No Extension of Time.  The period of time within which any Right of First Offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Right of First Offer.

4.                                      Condition of Additional Premises.  Tenant acknowledges and agrees that no promise of Landlord to alter, remodel, repair or improve the Additional Premises and no representation, either expressed or implied, respecting any matter or thing relating to the

7

Additional Premises (including the condition of the Additional Premises) has been made by Landlord to Tenant.  The Additional Premises shall be delivered by Landlord and accepted by Tenant in “as is” condition.  Tenant acknowledges and agrees that prior to the date of this Second Amendment it has been in occupancy of the Additional Premises pursuant to the Sublease and as such is familiar with the condition of the Additional Premises.  The taking of possession of the Premises by Tenant pursuant to this Second Amendment shall conclusively establish that the Additional Premises were at such time in satisfactory condition, subject to Landlord’s continuing obligations to provide services pursuant to the terms of the Lease.

5.                                      Work to be Performed by Tenant.  Tenant shall perform, at its sole cost and expense, the Tenant Improvements to the Additional Premises and such other premises as described below in accordance with the terms and provisions contained in Exhibit C hereto and shall reimburse Archemix as described in Section 5(iii) below.  Such Tenant Improvements shall include, in addition to any other work described on the plans submitted for Landlord approval pursuant to Exhibit C, the following Tenant Improvements necessary to demise the Additional Premises to Tenant (the “Demising Work”), which Demising Work shall be completed by Tenant on or before the date that Tenant occupies the Additional Premises for the conduct of its business pursuant to this Second Amendment, or such earlier date as may be set forth below:

(i)                                     Reconfiguration of the acid waste neutralization system such that effluents of Tenant and other parties shall not be mixed, including disconnection of the acid waste neutralization system currently serving the Second Floor Premises and connection of the Second Floor Premises to the existing acid waste neutralization system currently serving Tenant’s existing Premises on the third and fourth floors;

(ii)                                  Removal of the transmitting spiral staircase that serves only the first and second floors of the Building, including without limitation restoration of the floor of the Second Floor Premises and ceiling of the premises located on the first floor of the Building to their respective conditions prior to the installation of such transmitting staircase and with finishes to match the finishes of the respective existing improvements in the Second Floor Premises and the premises located on the first floor of the Building.  Tenant shall execute such agreements as may reasonably be required by Archemix prior to commencement of work on the removal of such staircase, a copy of which agreements shall be provided to Landlord;

(iii)                               Re-feeding of the electrical feeds from the two electrical panels currently in the Second Floor Premises (the “Second Floor Electrical Feeds”) so that they are connected to Tenant’s electrical system currently serving the third and fourth floor and to Tenant’s generator.  Tenant shall reimburse Archemix upon demand for the costs incurred by Archemix to remove the Second Floor Electrical Feeds so that the Second Floor Premises are disconnected from the UPS and stand-by generator maintained by Archemix.

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(iv)                              Re-assignment of the existing separate utility meters so that the Second Floor Premises meters will be assigned to Tenant effective July 1, 2009, and installation of a 480-120/208 75kva transformer and related electrical work; and

(v)                                 Installation of a new HVAC make-up air system to segregate Tenant’s make-up air from the Archemix air system in the 507 SF Chemical Storage Room.

6.                                      Conditions.  This Second Amendment shall be subject to the conditions precedent that as of June 30, 2009, (i) Tenant and Archemix shall have actually entered into an agreement that terminates the Sublease prior to the Additional Premises Commencement Date, and (ii) Landlord and Archemix shall have actually entered into an amendment of the Archemix Lease that, among other things, terminates the Archemix Lease prior to the Additional Premises Commencement Date, which amendment shall be satisfactory to Landlord in its sole discretion.  Landlord may, in its sole discretion, extend the June 30, 2009 date but shall not be under any obligation to do so.

7.                                      Ratification of Lease; Effect of Second Amendment. The Lease, as amended by this Second Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with, the Lease, as amended by this Second Amendment, shall continue in full force and effect from and after the date hereof and throughout the Term.  This Second Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Second Amendment, the Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect.  Tenant acknowledges and agrees that the Lease, as amended by this Second Amendment, is enforceable against Tenant in accordance with its terms. The Lease and this Second Amendment shall be construed together as a single instrument.  This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Second Amendment may be amended only by an agreement in writing signed by the parties hereto.

8.                                      No Defaults, Counterclaims or Rights of Offset; Release of Landlord.  Tenant hereby warrants and represents that, to its knowledge, as of the date of the execution of this Second Amendment by Tenant, there are no defaults under the Lease in respect of Landlord’s performance thereunder and there exist no defenses, counterclaims or rights of offset with respect thereto.  Tenant, for itself, its officers, directors, members, shareholders and their respective legal representatives, successors and assigns, does hereby absolutely and irrevocably waive, remise, release and forever discharge Landlord, its successors, assigns, partners, employees, affiliates, attorneys and agents, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, for items or matters that Tenant could have been aware of or known about, through and including the date of

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execution and delivery of this Second Amendment in connection with or relating to the Lease or the transactions contemplated hereby.  Nothing contained in this paragraph shall be construed to release Tenant from its obligations under the Lease throughout the Term of the Lease (including the Extended Term, if any).

9.                                      Brokers.  Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent in procuring this Second Amendment except for Richards Barry Joyce & Partners (the “Broker”).  Tenant and Landlord represent and warrant to each other that (except with respect to the Meredith & Grew, with whom Palm, Inc. previously entered into a separate brokerage agreement and Landlord shall have no liability or obligation to Broker whatsoever in connection therewith) no broker, agent, commission salesperson, or other person has represented it in the negotiations for and procurement of this Second Amendment and of the Additional Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person.  Tenant and Landlord agree to indemnify and hold harmless each other, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in this paragraph.

10.                               Successors and Assigns.  This Second Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11.                               Counterparts.  This Second Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR THE FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first written above.

TENANT:

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Patricia L. Allen
Name:	Patricia L. Allen
Title:	VP, Finance & Treasurer

LANDLORD:

ARE-MA REGION NO. 28, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited liability company, its member

By:	ARE-QRS Corp., a Maryland corporation,
its general partner

	By:	/s/ Jackie Clem
	Name:	Jackie Clem
	Title:	VP — RE Legal Affairs

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EXHIBIT A

Drawings Showing Second Floor Premises and
507 SF Chemical Storage Room

EXHIBIT A

Drawings Showing Second Floor Premises and
507 SF Chemical Storage Room

507 SF Chemical Storage Room

Exhibit A to Second Amendment
Page 2 of 2

EXHIBIT B

Drawings Showing ROFO Space (3 pages)

EXHIBIT C

Tenant’s Work

1.                                      (a)                                 Tenant shall, on or before the date that is 7 business days after the date hereof, at Tenant’s expense, submit to Landlord final and complete dimensioned and detailed plans and drawings for the Demising Work and any partition layouts (including openings), ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of improvements that Tenant desires to make to the Second Floor Premises and/or 507 SF Chemical Storage Room in accordance with this Exhibit C (such plans are collectively referred to herein as “Tenant’s Plans”).  The partition layout, and ceiling and lighting layout plans shall be 1’0” = 1/8” scale.  Tenant shall submit Tenant’s Plans and any other plans required by this Exhibit C to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the Building Department of the City, and such plans shall be signed and sealed by an architect licensed in the Commonwealth of Massachusetts;

(b)                                 Landlord shall review Tenant’s Plans as soon as reasonably possible and designate by notice to Tenant, within 3 business days for the Demising Work and 7 business days for other Tenant improvements shown on Tenant’s Plans, the specific changes required to be made to Tenant’s Plans, which Tenant shall make within three (3) business days of receipt.  This procedure shall be repeated until Tenant’s Plans are finally approved by Landlord.

(c)                                  Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of and authorized to bind Tenant in all respects.

(d)                                 All plans, drawings and specifications with respect to the Additional Premises and/or the Demising Work required to be submitted by Tenant to Landlord shall comply with and conform to the Building plans filed with the Department of Buildings, Building standard specifications (the receipt of which Tenant hereby acknowledges) and with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building and/or Additional Premises.  Tenant shall prepare drawings in accordance with pre-existing conditions and field measurements.

(e)                                  Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building and the Additional Premises, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans, or the compliance of Tenant’s Plans with applicable requirements of any governmental authority.  Landlord’s review and approval of any submissions shall not be deemed to be an approval of the adequacy for any particular purpose or system capacity or the cost of the Tenant Improvements.

(f)                                   Tenant shall reimburse Landlord for the reasonable, actual out-of-pocket costs incurred by Landlord to third parties for the review of all submissions submitted pursuant to this Exhibit C.

2.                                      (a)                                 Tenant shall, at its sole cost and expense, in accordance with the terms and conditions of this Exhibit C, be responsible for the construction of the Demising Work and all improvements and alterations necessary to prepare the Additional Premises to conform with Tenant’s Plans (collectively, the “Tenant Improvements”).  After completion of Tenant’s Plans, Tenant shall submit Tenant’s Plans to the appropriate governmental body for plan checking and a building permit.  Tenant shall deliver a copy of the building permit to Landlord prior to the commencement of construction of the Tenant Improvements.  Tenant shall not make any changes to Tenant’s Plans once finally approved by Landlord without Landlord’s consent.

(b)                                 Tenant has selected The Richmond Group as the contractor for the Tenant Improvements (the “Contractor”).  A price for a construction contract based on Tenant’s Plans shall be mutually agreed upon by Tenant and the Contractor. Tenant shall enter into an agreement with the Contractor to build the Tenant Improvements, at Tenant’s sole cost and expense.

Tenant shall deliver, or cause to be delivered, to Landlord a certificate of occupancy or certificate of completion, in form and substance reasonably satisfactory to Landlord, with respect to the Demising Work and the Additional Premises together with final and unconditional waivers of mechanic’s liens concerning the work for all labor and services performed and all material furnished in connection with the work, signed by the Contractor and all subcontractors, suppliers, and laborers involved in the work.  Notwithstanding anything contained herein or in the Lease to the contrary, Landlord shall have no obligation to disburse any allowance or fund any portion of the Demising Work or other Tenant Improvements.

(c)                                  In the event that Tenant requests any changes to Tenant’s Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building’s structure, systems, equipment or appearance.  All reasonable, actual out-of-pocket costs and expenses associated with any such changes and paid by Landlord to third parties, including without limitation reimbursement to Landlord for its reasonable, actual out-of-pocket costs for the review of such changes, shall be borne exclusively by Tenant.

3.                                      (a)                                 Before beginning the Demising Work or any other Tenant Improvements, Tenant shall pay for and deliver to Landlord policies and certificates of insurance in amounts and with such companies as shall be reasonably satisfactory to Landlord, such as, but not limited to Public Liability, Property Damage and Workmen’s Compensation, to protect Landlord and Tenant during the period of performing the Tenant Improvements.  Landlord and the Contractor shall be named as insured parties in such policies or certificates of insurance and the same shall remain in effect during the period of the performance of the Tenant Improvements.

(b)                                 All of the Demising Work and other Tenant Improvements shall be in accordance with the rules and regulations of any governmental department or bureau having jurisdiction thereover and shall not conflict with, or be in violation or cause any violation of, Landlord’s basic Building plans and/or the construction of the Building, and all the Tenant Improvements shall be completed free of all liens and encumbrances.  All permits which may be required by Tenant for the Demising Work and Tenant Improvements shall be procured and paid for by Tenant or, if Landlord shall deem the same advisable, Landlord may procure such permits and Tenant shall pay for the same.  No plans and/or specifications required to be filed by Tenant pursuant to any Demising Work or work contemplated to be performed by it within the Additional Premises shall be filed or submitted to any governmental authority having jurisdiction thereover without first having obtained Landlord’s approval of same.

(c)                                  Upon completion of the Demising Work and other Tenant Improvements, Tenant will remove all debris and excess materials from the Building, the Additional Premises and any other premises in which such debris or excess materials may have been placed.

(d)                                 The labor employed by Tenant or the Contractor shall always be harmonious and compatible with the labor employed by Landlord or any contractors or sub-contractors of Landlord.  Should such labor be incompatible with such Landlord’s labor as shall be determined by the sole judgment of Landlord, to be exercised in good faith, Landlord may require Tenant to withdraw from the Additional Premises until the completion of work by Landlord.

(e)                                  In the event Tenant or the Contractor shall enter upon the Additional Premises or any other part of the Building not leased to Tenant under the Lease, as may be permitted by Landlord, Tenant shall indemnify and save Landlord free and harmless from and against any and all claims arising from or out of any entry thereon or the performance of the Demising Work and/or other Tenant Improvements and from and against any and all claims arising from or claimed to arise from any act or neglect of Tenant or Tenant’s representatives or from any failure to act, or for any other reason whatsoever arising out of said entry or such work.

(f)                                   Tenant Improvements which Landlord reasonably determines are specialized to Tenant’s use and occupancy of the Additional Premises including, without limitation, wiring and cabling shall, at the election of Landlord, either (1) be removed by Tenant at its expense before the expiration or earlier termination of the term of the Lease or (2) remain upon the Additional Premises and be surrendered therewith without disturbance, molestation or injury upon the expiration or earlier termination of the Lease.  If Landlord requires the removal of all or part of the specialized Tenant Improvements, Tenant, at its expense, shall repair any damage to the Additional Premises or the Building caused by such removal.  If Tenant fails to remove any specialized Tenant Improvements upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

4.                                      Tenant accepts the Additional Premises in its “as is” condition and acknowledges that it has had an opportunity to inspect the Additional Premises.

5.                                      Tenant hereby authorizes John Palmieri as Tenant’s representative to act on its behalf and represent its interests with respect to all matters which pertain to the construction of the Demising Work and other Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.  Landlord hereby authorizes Joe Maguire and Jeff McCormish, each acting individually, to be Landlord’s representative in connection with construction of the Demising Work and other Tenant Improvements.  Tenant hereby expressly recognizes and agrees that no other person claiming to act on behalf of the Landlord is authorized to do so, and any costs, expenses liabilities or obligations incurred or paid by Tenant in reliance on the discretion of any such other person shall be Tenant’s sole responsibility.

6.                                      In the event of a conflict between the terms and provisions of the Lease and the terms and provisions of this Exhibit C, the terms and provisions of this Exhibit C shall control.

CONSENT OF GUARANTOR

The undersigned, Palm, Inc., formerly known as PalmOne, Inc., a Delaware corporation with an address of 950 W.  Maude Avenue, Sunnyvale, CA 94085, the Guarantor under that certain Guaranty made on September 26, 2003 (the “Guaranty”) with respect to that certain Lease dated as of September 26, 2003, as amended by a First Amendment to Lease dated March 16, 2006 between Landlord (as successor to Three Hundred Third Street LLC), and Tenant (as successor to Alnylam U.S., Inc., a Delaware corporation that is a subsidiary of Tenant and was formerly known as Alnylam Pharmaceuticals, Inc.  (the “Original Tenant”), pursuant to an Assignment of Lease dated February 28, 2006 between Original Tenant and Tenant), hereby consents to the within Second Amendment to Lease to which this Consent of Guarantor is attached.  The undersigned acknowledges that the term “Lease” as used in the Guaranty shall refer to the Lease as defined above and as amended by the within Second Amendment to Lease (as so amended, the “Alnylam Lease”), provided, however, that Guarantor’s liabilities and obligations pursuant to the Guaranty shall remain limited pursuant to the Third Amendment (as defined in the Guaranty) as such Third Amendment is affected by the Fourth Amendment to Lease dated April 11, 2005 between Three Hundred Third Street LLC as landlord and PalmOne, Inc as tenant and the Fifth Amendment to Lease dated March 16, 2006 between Landlord and Guarantor.  The obligations guaranteed under the Guaranty are the obligations of Alnylam Pharmaceuticals, Inc.  as Tenant arising under the Alnylam Lease during the term of the Palm Lease.  Palm, Inc., as Guarantor, hereby validates and affirms the Guaranty.

This Consent of Guarantor is given as of the 30th day of June, 2009.

Palm, Inc.,
a Delaware corporation

By:	/s/ Doug Jeffries
Name: Doug Jeffries
Title: SVP & CFO

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment”), made as of the 11th day of May, 2010, by and between ARE-MA REGION NO. 28, LLC, a Delaware limited liability company (“Landlord”) and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant are parties to a Lease dated as of September 26, 2003, as amended by a First Amendment to Lease dated March 16, 2006 between Landlord (as successor to Three Hundred Third Street LLC), and Tenant (as successor to Alnylam U.S., Inc., a Delaware corporation that is a subsidiary of Tenant and was formerly known as Alnylam Pharmaceuticals, Inc. (the “Original Tenant”), pursuant to an Assignment of Lease dated February 28, 2006 between Original Tenant and Tenant), and by a Second Amendment to Lease between Landlord and Tenant dated June 26, 2009 (as so amended, the “Lease”); and

WHEREAS, pursuant to the Lease, Landlord leases to Tenant certain premises within the building known and numbered as 300 Third Street, Cambridge, Massachusetts (the “Building”), which premises include but are not limited to space on the second, third and fourth floors of the Building and are more particularly described in the Lease (the “Alnylam Premises”); and

WHEREAS, Tenant desires to add to the Alnylam Premises demised under the Lease the space on Level 01 consisting of approximately 33,529 square feet (the “First Floor Premises”), the acid neutralization room on Level P-2 consisting of approximately 185 square feet (the “2010 Acid Neutralization Room”) and the chemical storage room on Level P-1 consisting of approximately 300 square feet (the “300 SF Chemical Storage Room,” which together with the 2010 Acid Neutralization Room and the First Floor Premises is referred to herein as the “Additional Premises”) and otherwise to amend the Lease in certain particulars; and

WHEREAS, Landlord currently leases the Additional Premises to Archemix Corp., (“Archemix”) pursuant to a Lease, dated April 11, 2005 by and between Three Hundred Third Street LLC, a Delaware limited liability company, the predecessor-in-title to Landlord, and Tenant, as amended by a First Amendment to Lease dated July 9, 2006, a Second Amendment to Lease dated October 31, 2007 and a Third Amendment to Lease dated June 26, 2009 (as so amended, the “Archemix Lease”), and Landlord anticipates exercising its right pursuant to the Archemix Lease to recapture the Additional Premises; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease to, among other things, add the Additional Premises to the Alnylam Premises when Landlord recaptures the Additional Premises and the Archemix Lease is terminated, all as more particularly provided below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.                                      Defined Terms.  All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. In the event of any inconsistency

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between the Lease and this Third Amendment, the provisions of this Third Amendment shall control, and all other provisions of the Lease shall remain in full force and effect.

2.                                      Additional Premises Commencement Date.  The “Additional Premises Commencement Date” shall be the later of:  (a) October 1, 2010, or (b) the date that Landlord delivers the Additional Premises free of any prior tenant or occupant.  The “Additional Premises Rent Commencement Date” shall be the Additional Premises Commencement Date.

3.                                      Modifications to Lease.  Landlord and Tenant agree to amend the Lease to add the Additional Premises to the Alnylam Premises as provided in this Third Amendment. Effective as of the Additional Premises Commencement Date, the Lease is hereby modified as follows:

(a)                                 Article 1D entitled “Premises” is hereby deleted in its entirety and replaced with the following:

D.                                    Premises:                                             Square feet (Rentable):  A total of approximately 129,424 square feet comprised of (a) 33,529 square feet on Level 01 (the “First Floor Premises”), (b) 33,022 square feet on Level 02 (the “Second Floor Premises”), (c) 32,537 square feet on Level 03 (the “Third Floor Premises”), (d) 28,428 square feet on Level 04 (the “Fourth Floor Premises”), and (e) 185 square feet relating to one acid neutralization room (the “2003 Acid Neutralization Room”), 300 square feet relating to a Level P-1 chemical storage room (the “300 SF Chemical Storage Room”) 366 square feet relating to the rooftop penthouse, 185 square feet relating to a second acid neutralization room (the “2010 Acid Neutralization Room”), 365 square feet relating to one Level P-1 chemical storage room (the “365 SF Chemical Storage Room”) and 507 square feet relating to a third Level P-1 chemical storage room (the “507 SF Chemical Storage Room”) (the rooftop penthouse, 2003 Acid Neutralization Room, 2010 Acid Neutralization Room 365 SF Chemical Storage Room, 507 SF Chemical Storage Room and 300 SF Chemical Storage Room are hereinafter collectively referred to as the “Peripheral Spaces”).

(b)                                 The Additional Premises, the 2010 Acid Neutralization Room and the 300 SF Chemical Storage Room are shown on Exhibit A attached hereto and made a part hereof, which Exhibit A is hereby attached to and made a part of the Lease.

(c)                                  Article 1K entitled “Monthly Rent” is hereby amended so that beginning on the Additional Premises Commencement Date the Monthly Rent for the entire Alnylam Premises shall be as set forth in the table below:

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PERIOD	ANNUAL RENT	MONTHLY RENT	RATE PER SQUARE FOOT(1)
For the Additional Premises, from the Additional Premises Rent Commencement Date through October 9, 2011, and for all portions of the Premises other than the Additional Premises, from July 1, 2009 through October 9, 2011	$5,055,301.84	$421,275.15	Set forth in Footnote 1 below
October 10, 2011 through September 30, 2012	$5,307,678.24	$442,306.52	$41.01 per square foot
October 1, 2012 through September 30, 2013	$5,519,933.60	$459,994.47	$42.65 per square foot
October 1, 2013 through September 30, 2014	$5,741,248.64	$478,437.39	$44.36 per square foot
October 1, 2014 through September 30, 2015	$5,970,329.12	$497,527.43	$46.13 per square foot
October 1, 2015 through September 30, 2016	$6,209,763.52	$517,480.29	$47.98 per square foot

(d)                                 The first sentence of Article 1N of the Lease is hereby deleted and replaced with the following (it being understood that the second sentence of Article 1N is unchanged):

N.                                    Tenant’s Pro Rata Share:       98.32%

(e)                                  Article 1R entitled “Parking Fee/Parking Spaces” is hereby deleted in its entirety and replaced with the following:

R.                                    Parking Fee:                             Fair market parking rates, as adjusted from time to time.  As of the Additional Premises Commencement Date the Parking Fee shall be $215.00 per space per month, subject to future adjustment in accordance with the Lease.

Parking Spaces:                    139 non-reserved spaces.

(1)  The rental rates per square foot are set forth below for the Additional Premises, from the Additional Premises Rent Commencement Date through October 9, 2011, and for all portions of the Premises other than the Additional Premises, from July 1, 2009 through October 9, 2011:

PORTION OF PREMISES	RATE PER SQUARE FOOT
Level 03, Suite 300	$45.50
Roof and Chem. Suite 300A	$45.50
Level 04, Suite 401	$45.50
Suite 402 (First Amendment)	$11.95
Level 02, Suite 200 and 507 SF Chemical Storage Room	$45.00
Level 01, 2010 Acid Neutralization Room and 300 SF Chemical Storage Room	$39.06

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(f)                                   Article 32 of the Lease title “Expansion to First Floor” is hereby deleted.

4.                                      Delivery; Condition of Additional Premises.  If Landlord fails to deliver the Additional Premises on or before October 1, 2010 for any reason beyond Landlord’s control (including without limitation the continued occupancy of all or any part of the Additional Premises by a prior occupant thereof or any holding over by Archemix following the delivery by Landlord of the notice of recapture under the Archemix Lease of the Additional Premises), such failure shall not give rise to any liability of Landlord hereunder, and shall not affect the full force and validity of this Third Amendment, provided that the Additional Premises Rent Commencement Date and Additional Premises Commencement Date shall be delayed with respect to only the Additional Premises until the date that Landlord delivers the Additional Premises free of any prior tenant or occupant.  Nothing herein shall affect the obligations of Tenant to pay Monthly Rent with respect to all other portions of the Alnylam Premises and to pay all other amounts due under the Lease.

Tenant acknowledges and agrees that no promise of Landlord to alter, remodel, repair or improve the Additional Premises and no representation, either expressed or implied, respecting any matter or thing relating to the Additional Premises (including the condition of the Additional Premises) has been made by Landlord to Tenant.  The Additional Premises shall be delivered by Landlord and accepted by Tenant in “as is” condition, except that the Additional Premises shall be in broom clean condition and Landlord shall cause its third-party environmental consultant, ENVIRON International Corporation, or its affiliate, to audit the decommissioning of the Additional Premises and perform or cause to be performed such decommissioning services as may be required so that Environ is able to issue a written report stating that the Premises are suitable for re-tenancy by another life sciences company (the “Environ Report”).  The Environ Report shall also describe the methods employed in the decommissioning work.  Landlord shall provide Tenant a copy of the Environ Report and a letter agreement from Environ that when signed by Tenant permits Tenant to rely on the Environ Report.

5.                                      Subleasing.  Landlord agrees that it will provide its written consent (the “Sublease Consent”) to a sublease of the Additional Premises by Tenant to sanofi-aventis U.S., Inc. (“Sanofi”) that is substantially consistent with the terms of the letter of intent attached to this Third Amendment as Exhibit B (the “Proposed Sublease”), which Sublease Consent shall be on Landlord’s standard form of Consent to Sublease and include, among other things, the following:

(a)                                 That Landlord neither approves nor disapproves the terms, conditions and agreements contained in the sublease, all of which shall be subordinate and subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Additional Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Additional Premises and all laws, ordinances and regulations now or hereafter affecting the Additional Premises.

(b)                                 That nothing contained in the Sublease Consent or in the sublease shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Tenant’s obligation to obtain any required consents for

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any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease.

Tenant and Landlord agree that 100% of the Excess Income (as defined under the Lease) from a sublease of the Additional Premises through December 31, 2011 shall be paid to Landlord, except if Tenant subleases to Sanofi, in which event 100% of the Excess Income from such sublease to Sanofi shall be paid to Landlord through the term of such sublease to Sanofi and any extension thereof.  For clarity, if (i) Sanofi occupies the Additional Premises after December 31, 2011, (ii) such occupancy is a result of holding over past the term of the sublease (rather than an extension of the term of the sublease, whether by exercise by Sanofi of its 3-month renewal option as set forth in Exhibit B or by mutual agreement between Sanofi and Tenant to extend the original term for up to 3 months), and (iii) Tenant receives one or more payments from Sanofi in connection with such occupancy after December 31, 2011, then the only portion of such payment or payments that Landlord will be entitled to receive pursuant to the Excess Income provision of the Lease will be that portion that is equal to the Excess Income resulting from the amount of rent that Sanofi would have been required to pay pursuant to the sublease for occupying the Additional Premises as if the term of the sublease had been extended pursuant to its terms or by mutual agreement of Sanofi and Tenant for up to 3 months beyond the expiration of the original term (and not as a result of Sanofi holding over past the term of the sublease).  Tenant acknowledges that Landlord’s prior written consent shall be required for any proposed extension of the sublease term other than the one 3-month renewal option set forth in Exhibit B.

Landlord and Tenant agree further that, in addition to the other matters set forth in Section 16(A) of the Lease, it shall be reasonable for Landlord to withhold its consent to a sublease if the rental rate under such sublease is less than $49.00 per square foot of the subleased premises for the term of such sublease.  Except as provided above with respect to a sublease to Sanofi, Excess Income, if any, for any sublease of the Additional Premises after January 1, 2012 shall be paid to Landlord in accordance with the terms of the Lease.

6.                                      Additional Covenants.  Landlord and Tenant agree further that:

(a)                                 Landlord shall use commercially reasonable efforts promptly after execution of this Third Amendment by Tenant and Landlord to send Archemix the notice of Landlord’s exercise of its right to recapture the Additional Premises from Archemix.

(b)                                 Following execution of this Third Amendment by Tenant and Landlord and the sending of the notice of recapture as aforesaid, Landlord shall use commercially reasonable efforts to cause Archemix to surrender the Additional Premises to Landlord in accordance with the terms of the Archemix Lease provided, however, that nothing herein shall give require Landlord to commence litigation.

7.                                      Alnylam Exterior Sign.  Subject to the terms and conditions of this Third Amendment and the Lease, Landlord shall allow Tenant to install a sign on the exterior of the Building (the “Alnylam Exterior Sign”) of similar size and in the same location as the current signage installed by Archemix, provided that: (i) plans and specifications for the Alnylam Exterior

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Sign and its installation shall be submitted to Landlord and must be approved by Landlord prior to installation, (ii) Tenant shall obtain at its sole cost and expense all applicable permits and approvals as may be required for the Alnylam Exterior Sign, (iii) Tenant shall provide copies of all such permits and approvals to Landlord prior to the commencement of any work related to the installation of such Alnylam Exterior Sign, (iv) Tenant shall be responsible at its sole cost and expense for repairing any and all property damage relating to the installation, maintenance and repair of the Alnylam Exterior Sign, (v) the Alnylam Exterior Sign shall at all times comply with all applicable legal requirements, (vi) Tenant shall be responsible at its sole cost and expense for the maintenance and repair necessary to keep the Alnylam Exterior Sign in good and safe condition and repair and in accordance with applicable permits, approvals and legal requirements, (vii) the rights granted hereunder with respect to the Alnylam Exterior Sign shall be personal to Tenant and not assignable to any other party, and (viii) upon the expiration, termination or assignment of the Lease, Tenant shall at its sole cost and expense remove the Alnylam Exterior Sign and repair any property damage relating thereto.  Landlord agrees to cooperate with Tenant, at Tenant’s sole cost and expense, in connection with Tenant’s efforts to obtain the permits and approvals required for the Alnylam Exterior Sign.  The rights and obligations of Tenant with respect to the Alnylam Exterior Sign shall be in addition to the exterior and interior signage allowed pursuant to the Lease.  If Tenant fails to maintain the Alnylam Exterior Sign as required hereunder, Landlord shall have the right to repair or remove the Alnylam Exterior Sign at Tenant’s sole cost and expense.

8.                                      Ratification of Lease; Effect of Third Amendment.  The Lease, as amended by this Third Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with, the Lease, as amended by this Third Amendment, shall continue in full force and effect from and after the date hereof and throughout the Term.  This Third Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Third Amendment, the Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect.  Tenant acknowledges and agrees that the Lease, as amended by this Third Amendment, is enforceable against Tenant in accordance with its terms. The Lease and this Third Amendment shall be construed together as a single instrument.  This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Third Amendment may be amended only by an agreement in writing signed by the parties hereto.

9.                                      No Defaults, Counterclaims or Rights of Offset; Release of Landlord.  Tenant hereby warrants and represents that, to its knowledge, as of the date of the execution of this Third Amendment by Tenant, there are no defaults under the Lease in respect of Landlord’s performance thereunder and there exist no defenses, counterclaims or rights of offset with respect thereto.  Tenant, for itself, its officers, directors, members, shareholders and their respective legal representatives, successors and assigns, does hereby absolutely and irrevocably waive, remise, release and forever discharge Landlord, its successors, assigns, partners, employees, affiliates, attorneys and agents, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, for items or

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matters that Tenant could have been aware of or known about, through and including the date of execution and delivery of this Third Amendment in connection with or relating to the Lease or the transactions contemplated hereby.  Nothing contained in this paragraph shall be construed to release Tenant from its obligations under the Lease throughout the Term of the Lease (including the Extended Term, if any).

10.                               Brokers.  Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent in procuring this Third Amendment except for Richards Barry Joyce & Partners (the “Broker”).  Tenant and Landlord represent and warrant to each other that, except with respect to the Broker, who represented Tenant, no broker, agent, commission salesperson, or other person has represented it in the negotiations for and procurement of this Third Amendment and of the Additional Premises and that with respect to this Third Amendment no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person.  Tenant and Landlord agree to indemnify and hold harmless each other, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in this paragraph.

11.                               Successors and Assigns.  This Third Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

12.                               Counterparts.  This Third Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first written above.

TENANT:

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Patricia C Allen
Name:	Patricia C Allen
Title:	VP, Finance & Treasurer

LANDLORD:

ARE-MA REGION NO. 28, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited liability company, its member

By:	ARE-QRS Corp., a Maryland corporation,
its general partner

	By:	/s/ Jackie Clem
	Name:	Jackie Clem
	Title:	VP Real Estate Legal Affairs

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EXHIBIT A

Drawings Showing First Floor Premises, 2010 Acid Neutralization Room
and 300 SF Chemical Storage Room

(See Attached)

Exhibit A

Plan Showing Additional Premises (page 1 of 3)

•300 Third Street • First Floor
North

Exhibit A
Plan Showing Additional Premises

Chemical Storage
Room on Level P-1
BINNEY STREET
LEVEL P-1

Level P-1

K-12

2

Exhibit A
Plan Showing Additional Premises

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EXHIBIT B

Letter of Intent for Proposed Sublease

[copy attached]

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Exhibit B

April 29, 2010

Steven M. Purpura
Partner
Richards Barry Joyce & Partners
53 State Street
Boston, MA 02109

Dear Steve:

Thank you all for assisting Zell Partnership, Inc.’s client sanofi-aventis U.S. Inc. (“s-a”), the prospective subtenant (“Subtenant”), in structuring a potential transaction with your respective clients/firm, Alnylam Pharmaceuticals (“Alnylam”, “Sublandlord”).  Sublandlord is a tenant of Alexandria Real Estate Equities, Inc. (“Overlandlord”) at 300 Third Street in Cambridge, Massachusetts (“Building”) pursuant to a lease with Overlandlord (“Prime Lease”) and is entitled to certain rights of first offer with regard to expansion space in the Building.  Pursuant to the right of first offer, the Premises shall become part of the space leased by Sublandlord under the Prime Lease and Subtenant shall sublease the Premises from Sublandlord pursuant to the terms and conditions of this letter described below.

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Letter of Interest:  300 Third Street
April 29, 2010

Each party will indicate its agreement to this letter by executing below.

Building:	300 Third Street Cambridge, MA 02142 Approximately 131,547 rentable square feet total in Building.

Premises:

Approximately 34,014 rentable square feet, comprised of approximately 485 rentable square feet (“rsf”) of storage space located on Level P-l of the Building (“Storage Space”) and the entire Level 01 of the Building (the “First Floor Premises”), totaling approximately 33,529 rsf.

Term:	Through December 31, 2011.

Use:

The Premises may be utilized for any or all of the following: life science research including wet and dry laboratories, general office and research space and any other uses permitted under the Prime Lease.

Subtenant:	sanofi-aventis U.S. Inc.

Lease Commencement:

Sublandlord shall make reasonable efforts to provide the Premises to Subtenant by October 1, 2010 and shall leave the Premises broom clean, in good order and condition. Sublandlord agrees to use its commercially reasonable efforts to work with Overlandlord and Archemix to obtain written agreement as to the specific dates for Archemix to vacate the Building, and Sublandlord agrees to negotiate in good faith with Subtenant if Sublandlord reasonably believes that Sublandlord will be able to deliver the Premises on a date that is prior to October 1, 2010. Time shall be of the essence with regard to the dates provided in this section.

Base Rent:	Rent shall be $49.00 NNN per rentable square foot.

Rent Commencement:	Upon delivery of the Premises.

Operating Expenses, Insurance and (teal Estate Taxes:

Subtenant will pay its proportionate share of the actual operating expenses. Subtenant reserves the right to review a projected operating expense budget prior to Sublease execution. The operating expenses are currently projected to be $13.68/rsf for Calendar Year 2010. Subtenant will pay its proportionate share of the real estate taxes. The real estate taxes are estimated to be $9.69/rsf for Fiscal

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Year 2010.

Subtenant shall be responsible for paying for its utilities and for the cleaning of the Premises. The Premises are separately submetered for electric.

Rental Abatement:	None.

Delivery Condition:	Space will be delivered “as is,” broom clean, and in good order and condition.

Furniture, Fixtures and Equipment:

To be determined prior to sublease execution. Sublandlord shall use its commercially reasonable efforts to obtain the rights for Subtenant to a portion of the existing furniture, fixtures and equipment in the Premises,

Security:

Subtenant shall have the right to install its own security system in the Premises, and Subtenant shall remove or alter such security system at the end of Subtenant’s occupancy of the Premises to the satisfaction of Sublandlord. Sublandlord shall provide Subtenant with Building entry security cards in adequate numbers for all of Subtenant’s employees working in the Premises.

Parking:

During the Term of the Sublease, Subtenant shall have the right to lease up to 1.1 spaces per 1,000 rsf in the building garage. Tenant shall have the right to lease its proportionate share of such spaces pro rata with the delivery of the Premises. These parking spaces shall be on-an unassigned, unreserved basis. Parking spaces shall be paid for by Subtenant directly to the Sublandlord, as additional rent, at the then market parking rates (currently $275/ space/month).

Subtenant Improvements:

After delivery of the Premises to Subtenant, Subtenant may perform its alterations, subject to Sublandlord’s consent, which consent may be withheld in Sublandlord’s reasonable discretion, and the alterations may be performed only by contractors or mechanics approved by Sublandlord in writing and upon the approval by Sublandlord in writing of fully detailed and dimensioned plans and specifications pertaining to the alterations, to be prepared and submitted by Subtenant* at its sole cost and expense.

Sublandlord shall cooperate with Subtenant and make commercially reasonable efforts to assist Subtenant in obtaining the necessary governmental permits for construction of the improvements to the

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Premises. Additionally, Sublandlord shall reasonably cooperate with Subtenant to obtain any governmental permits required for occupancy. Subject to Sublandlord’s approval of the alterations, Subtenant shall not be required to remove any approved alterations at the expiration of its Sublease Term.

Signage:	Subtenant, at its cost, shall have the right to install standard lobby directory, suite and directional signage.

Loading Deck:

Subtenant shall have the right to utilize the loading dock and freight elevator on the same terms available to Sublandlord, without additional charge. Use shall be coordinated in a manner consistent with the Overlease.

Assignment & Subletting:

Subtenant may sublease all of the Premises or assign the Sublease to affiliates, subsidiaries or a successor company without Sublandlord’s consent but with prior notice to Sublandlord of any such sublease or assignment and on all other terms and conditions required to be consistent with the Prime Lease, provided that Subtenant shall not be released of any of its liability under the Sublease by virtue of such sublease or assignment.

Renewal Option:

Subtenant shall have, one (1), three (3) month renewal option for the Premises under the same terms and conditions as this letter of intent, exercisable upon no more than six- (6) months and no less than three (3) months prior written notice Such Renewal Option is subject to the approval of Sublandlord of which approval or denial will be given within ten (10) business days of Sulandlord’s receipt of Subtenant’s renewal notice.

Security Deposit:	None

Compliance with laws and regulations:	Sublandlord represents and covenants that, to the best of Its- knowledge, the Premises is not in violation of any applicable governmental laws, ordinances and regulations.

Quiet Enjoyment:

Sublandlord covenants that if the Subtenant performs its obligations under the Sublease, then the Subtenant shall quietly enjoy and occupy the full possession of the Premises without molestation or hindrance by Sublandlord or any party claiming through Sublandlord.

Environmental	Subtenant understands that the current tenant in the Premises,

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Conditions:

Archemix, will be decommissioning and vacating the Premises in accordance with the requirements of its lease with Overlandlord and applicable law. Sublandlord shall make reasonable efforts to obtain from Archemix and the Overlandlord and provide to Tenant written documentation from third party vendors of all methods employed and analytical results regarding the decontamination of fume hoods/ventilation enclosures, lab benches/countertops and sink traps, vivarium areas, chemical storage cabinets/areas, and any other area/apparatus that may have contained hazardous substances. Sublandlord shall disclose to Subtenant any violations of law or the presence of hazardous materials in the Premises of which it has knowledge. Subtenant shall have no liability for any environmental condition or violation of law that exists in the Premises as of the Lease Commencement Date.

Brokerage:

Louis W. Kluger, Senior Vice President of Zell Partnership, Inc. is a licensed real estate brokerage in the Commonwealth of Massachusetts. Louis Kluger of Zell Partnership, Inc. as broker and JM Zell Partners, Ltd. as consultant, are acting as agent for Subtenant in this transaction, with a fiduciary duty solely to Subtenant. Louis W. Kluger is to be paid a market commission by Sublandlord per separate agreement. Louis Kluger, Zell Partnership, Inc. and JM Zell Partners, Ltd. are not acting as agent for Sublandlord in this transaction.

Non-Disclosure:	This proposal and all discussions related thereto shall be held in confidence by Sublandlord and will not be discussed with third parties except on an “as needed” basis (e.g., attorneys, lenders).

Despite the non-binding nature of this letter of intent, the parties agree to negotiate in good faith to incorporate the terms of this letter of intent into the Sublease between Sublandlord and Subtenant.

Exclusivity:

Following full execution of the letter of intent (“Effective Date”), Sublandlord agrees not to enter into any negations or agreements with any third party regarding the sublease or assignment of the Premises or any part thereof until the earlier of (1) thirty (30) days after the Effective Date, (2) cessation of negotiations of a sublease between Sublandlord and Subtenant, and (3) the execution of a sublease.

This letter of intent is non-binding and not intended to be contractual in nature or create any opportunity for good faith bargaining.  Neither Subtenant nor Sublandlord shall have an obligation

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to sublease the subject space or be bound in any other manner (other than as indicated in this letter) unless and until a written sublease in form and substance satisfactory to Subtenant and Sublandlord has been prepared and executed.

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If this letter of intent is acceptable to Sublandlord, please sign where indicated below and return one original of this document to my attention.  This letter may be executed in counterparts, which taken together shall constitute one complete whole.  This letter of intent shall be null and void and of no further force and effect after 3pm Washington, DC time on April 30,2010.  We look forward to hearing from you prior to such date.

If you have any questions, please do not hesitate to call,

Sincerely,

Louis W, Kluger, CRE
Senior Vice-President
Zell Partnership, Inc.

cc sanofi-aventis U.S. Inc.

AGREED & ACCEPTED BY:
ALNYLAM PHARMACEUTICALS

Name:	/s/ Patricia C. Allen

Title:	VP, Finance & Treasurer

Date:	April 29, 2010

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Exhibit B

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Fourth Amendment”), made as of 4th day of November, 2011, by and between ARE-MA REGION NO. 28, LLC, a Delaware limited liability company (“Landlord”) and ALNYLAM PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to a Lease dated as of September 26, 2003 (the “Original Lease”), as amended by a First Amendment to Lease dated March 16, 2006 between Landlord (as successor to Three Hundred Third Street LLC), and Tenant (as successor to Alnylam U.S., Inc., a Delaware corporation that is a subsidiary of Tenant and was formerly known as Alnylam Pharmaceuticals, Inc.  (the “Original Tenant”), pursuant to an Assignment of Lease dated February 28, 2006 between Original Tenant and Tenant), by a Second Amendment to Lease between Landlord and Tenant dated June 26, 2009 and by a Third Amendment to Lease between Landlord and Tenant (“Third Amendment”) dated May 11, 2010 (as so amended, the “Lease”); and

WHEREAS, pursuant to the Lease, Landlord leases to Tenant certain premises within the building known and numbered as 300 Third Street, Cambridge, Massachusetts (the “Building”), which premises include but are not limited to space on the first, second, third and fourth floors of the Building and are more particularly described in the Lease; and

WHEREAS, pursuant to that certain Sublease between Tenant and sanofi-aventis U.S.  Inc., a Delaware corporation (“Sanofi”) dated August 3, 2010, as amended by a First Amendment to Sublease (the “Sanofi First Amendment”) dated November 4, 2011 (as such Sublease is so amended, the “Sanofi Sublease”), with respect to which Landlord, Tenant and Sanofi have executed that certain Consent to Sublease dated August 3, 2010 and Consent to First Amendment to Sublease dated November 4, 2011 (the “Consent to Sanofi First Amendment”), respectively, Tenant currently subleases to Sanofi certain space on Level 01, the acid neutralization room on Level P-2 and the chemical storage room on Level P-l, all as more particularly described in the Sanofi Sublease (collectively, the “Subleased Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease with respect to Excess Income (as defined in the Lease) so that the provisions set forth in Section 5 of the Third Amendment will no longer apply and the terms and conditions of the Original Lease pertaining to Excess Income will apply to all assignment and subletting, including without limitation, to the Excess Income from the Sanofi Sublease, as set forth in this Fourth Amendment; and

WHEREAS, Landlord and Tenant have agreed to amend the Lease to, among other things, change the allocation of Excess Income with respect to assignment and subletting, including without limitation the Sanofi Sublease, all as more particularly provided below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

Ex. A - Page 1

Letter of Interest:  300 Third Street
April 29, 2010

1.                                      Defined Terms.  All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.  In the event of any inconsistency between the Lease and this Fourth Amendment, the provisions of this Fourth Amendment shall control, and all other provisions of the Lease shall remain in full force and effect.

2.                                      Excess Income.  The Lease is hereby amended so that, from and after January 1, 2012, the second grammatical paragraph of Section 5 of the Third Amendment (which begins with the words “Tenant and Landlord agree that 100%”) shall no longer apply to Excess Income, and the terms and conditions of the Original Lease pertaining to Excess Income, including without limitation the terms and conditions of Section 16(D) of the Original Lease, shall apply to all assignment and subletting, including without limitation the Excess Income from the Sanofi Sublease.

(a)                                 Tenant is receiving from Sanofi, as partial consideration for the execution and delivery of the Sanofi First Amendment, a one-time payment of One Million Five Hundred Thousand Dollars ($1,500,000) (the “One-Time Payment”).  Notwithstanding anything to the contrary contained in the Third Amendment or this Fourth Amendment, upon receipt by Tenant of such One-Time Payment, Tenant shall promptly pay Landlord in immediately available funds the amount of Six Hundred Thousand Dollars ($600,000) as Additional Rent under the Lease.

(b)                                 The provisions of Section 5 of the Third Amendment and Section 16(D) of the Original Lease shall govern for their respective applicable time periods with respect to Excess Income from rent and other sums payable by Sanofi pursuant to the Sanofi Sublease, except as follows:

(i)                                     The One-Time Payment shall not be included in the calculation of Excess Income, and payment to Landlord of the portion of the One-Time Payment described in Section 2(a) above shall be in lieu of payment of any Excess Income with respect to the One-Time Payment; and

(ii)                                  If Sanofi terminates the Sublease early in accordance with Section 4(b) of the Sanofi First Amendment such that the effective date of such termination is December 31, 2013, then Landlord and Tenant agree that, with respect to the payment by Sanofi to Tenant of One-Million-One-Hundred-Twenty-Thousand-Seven-Hundred-Sixty-One Dollars and Thirty Cents ($1,120,761.30) (the “Termination Fee”), the Excess Income under Section 16(D) of the Lease will continue to be calculated and paid by Tenant for each of the months of January through June 2014 as if the portion of the Termination Fee equal to six months of Base Rent for each of such months (i.e., One-Hundred-Fifty-Eight-Thousand-Seven-Hundred-Thirty-Two-Dollars ($158,732) per month) were Base Rent paid by Sanofi under the Sanofi First Amendment for the months of January through June 2014, notwithstanding such early termination by Sanofi (to the extent that the Termination Fee includes the repayment of unamortized brokerage fees and

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other transaction costs, such repaid brokerage fees and transaction costs shall not be included as Tenant’s Transfer Expenses under Section 16(D) of the Lease); and

(iii)                               If, and only if, following such termination in accordance with Section 4(b) of the First Amendment to Sublease, the Subleased Premises under the Sanofi Sublease (the “Vacant Space”) is vacant or not used or occupied by Tenant or any party exercising rights by, through or under Tenant for any month or part of a month after June 30, 2014, then in the calculation of Excess Income with respect to a future sublease of the Vacant Space, the portion of Base Rent paid by Tenant under the Lease with respect to the Vacant Space for each month in the period of such vacancy or nonuse (each, a “Vacancy Month”) will be deemed to be added and applied to the amount of Tenant’s Transfer Expenses in clause (b) in the calculation of Excess Income for each month of the term of such future sublease as set forth in Section 16(D) of the Lease until each such Vacancy Month has been so applied, or if earlier, until the expiration or earlier termination of such future sublease.  No early termination rights granted by Tenant to Sanofi in the Sanofi Sublease or the exercise thereof by Sanofi shall affect the Term of the Lease or Tenant’s monthly rental obligations pursuant to the Lease.

3.                                      Ratification of Lease; Effect of Fourth Amendment.  The Lease, as amended by this Fourth Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with, the Lease, as amended by this Fourth Amendment, shall continue in full force and effect from and after the date hereof and throughout the Term.  This Fourth Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this Fourth Amendment, the Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect.  Tenant acknowledges and agrees that the Lease, as amended by this Fourth Amendment, is enforceable against Tenant in accordance with its terms.  The Lease and this Fourth Amendment shall be construed together as a single instrument.  This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fourth Amendment may be amended only by an agreement in writing signed by the parties hereto.

4.                                      No Defaults., Counterclaims or Rights of Offset; Release of Landlord.  Tenant hereby warrants and represents that, to its knowledge, as of the date of the execution of this Fourth Amendment by Tenant, there are no defaults under the Lease in respect of Landlord’s performance thereunder and there exist no defenses, counterclaims or rights of offset with respect thereto.  Tenant, for itself, its officers, directors, members, shareholders and their respective legal representatives, successors and assigns, does hereby absolutely and irrevocably waive, remise, release and forever discharge Landlord, its successors, assigns, partners, employees, affiliates, attorneys and agents, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties,

3

covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, for items or matters that Tenant could have been aware of or known about, through and including the date of execution and delivery of this Fourth Amendment in connection with or relating to the Lease or the transactions contemplated hereby.  Nothing contained in this paragraph shall be construed to release Tenant from its obligations under the Lease throughout the Term of the Lease (including the Extended Term, if any).

5.                                      Brokers.  Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent in procuring this Fourth Amendment except for Richards Barry Joyce & Partners (the “Broker”).  Tenant and Landlord represent and warrant to each other that, except with respect to the Broker, who represented Tenant, no broker, agent, commission salesperson, or other person has represented it in the negotiations for and procurement of this Fourth Amendment and that with respect to this Fourth Amendment no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person.  Tenant and Landlord agree to indemnify and hold harmless each other, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorneys’ fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in this paragraph.

6.                                      Successors and Assigns.  This Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

7.                                      Counterparts.  This Fourth Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first written above.

TENANT:

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Michael Mason
Name:	Micahel Mason
Title:	VP of Finance

LANDLORD:

ARE-MA REGION NO. 28, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited liability company, its member

	By:	ARE-QRS Corp., a Maryland corporation, its general partner

		By:	/s/ Eric S. Johnson
		Name:	Eric S. Johnson
		Title:	Vice President, Real Estate Legal Affairs

5

Exhibit B

EXHIBIT B

SUBLEASED PREMISES

N/A
N/A
N/A
N/A
FIRST LEVEL PLAN

Alnylam
SPACE PLANNING
300 THIRD STREET
CAMBRIDGE, MA

FIRST LEVEL FLOOR PLAN

SF-1

Ex. B- Page 1

Exhibit B

EXHIBIT C

FURNITURE

Equipment and Furniture Items	Manufacturer	QTY
Furniture
Offices	FMC	19
Cubicles	FMC	15
Conference Room & AV Equipment	FMC	2
File Cabinets	FMC	10
Reception Area	FMC	1
Chairs	FMC	50

Kitchen Appliances
Refrigerator	Frigidaire	2
Dishwasher	Frigidaire	1
Microwave	GE/Amanda	2
Ice Maker	Kitchen Aid

Equipment
Cold Room	Minus 11	1
Autoclave	Consolidated	1
Glass Washer	Lancer	1
Bio Safety Cabinet	ESCO	4
Fume Hood	Kewaunee	2
Humidifier	DriSteam	1
Ice Maker	Hoshiza	1

Ex. C- Page 1

Exhibit B

EXHIBIT D

TEMPORARY PREMISES

Alnylam.
300 THIRD STREET
CAMBRIDGE, MA
FIRST LEVEL
FLOOR PLAN
SP-2

Ex. D- Page 1

Exhibit B

EXHIBIT E

SUBLESSEE’S IMPROVEMENTS

•                  Convert File Storage 358 to conference room.

•                  Convert Quarantine/Procedure 363 to cage prep room.  Install relocated glass washer.

•                  Convert Nude 368 to procedure and two holding rooms.  Provide new epoxy floors & install new glass washer.

•                  Revise Air Lock 366 and add Air Lock 369.

•                  Expand Feed & Bedding 366 into Lab Supply 362.

•                  Reverse swing of door from Reception 353 to Corridor 355.

•                  Install two new and one relocated biosafety cabinets in TC 2 390.

•                  Install new CO2 manifold system and ice machine in Glass/Media Prep 395.

•                  Remove three offices and construct open office area for new workstations.

•                  Remove door and frame at DMPK 397.

•                  Construct new exit corridor 361.

•                  Convert Histology/Scope Room 385 to café seating room.

•                  Renovate café 385A.

•                  Provide new carpet throughout suite.

•                  Paint walls of suite.

Ex. E- Page 1

Exhibit B

EXHIBIT F

FORM OF SURRENDER PLAN

Ex. F- Page 1

Letter of Interest:  300 Third Street
April 29, 2010

Tenant Surrender Plan

Name of Tenant

Addressed of Leased Space

Prepared for:

Alexandria Real Estate Equities. Inc.

Pasadena, California

Prepared by:

TENANT NAME

CITY, STATE

Date:

Month Year

Ex. F- Page 2

Contents

		Page

1.0	Introduction	4

1.1	General Site Information	4

1.2	Chemical, Biological, and Radioactive Agents	4

1.2.1	Chemical Agents	4

1.2.2	Biological Agents	5

1.2.3	Radiological Agents	5

2.0	Equipment	5

2.1	Equipment Inventory	5

2.2	Disposition of Equipment	5

3.0	Waste Management and Wastewater Discharges	5

3.1	Hazardous Waste	5

3.2	Biological Waste	5

3.3	Radiotogical Waste	5

3.4	Wastewater Discharges	4

4.0	Decontamination Procedures	5

4.1	Equipment	5

4.2	Disposition of Equipment	5

4.2.1	Chemical Use Areas	5

4.2.2	Biological Agent Use Areas	5

4.2.3	Radiological Agent Use Areas	5

4.3	Final Waste Shipments	5

5.0	Permits	6

6.0	Spills	7

List of Appendices

	Appendix A

Ex. F- Page 3

1.0                               Introduction

The purpose of this Surrender Plan is to provide detailed information regarding decommissioning procedures followed by a tenant at the conclusion of its tenancy at the leased space (“the Premises”).  This Surrender Plan will be used by ARE to evaluate, from a health and safety standpoint, whether the space will be suitable for re-occupancy by a biotechnology tenant.  This Surrender Plan includes information regarding the tenant’s operations, types of hazardous materials used, waste management practices, decontamination procedures, and permit closure/transfer documentation.

1.1                               General Tenant Information

Name of tenant
Address of leased space (include Suite numbers)
Length of time at leased space
Approximate square footage of leased space	Office space:
Lab space:
Total:
Tenant contact (for follow-up questions regarding Surrender Plan)	Name
Title
Years with company
Telephone number
E-mail address
Lease end date
Scheduled date for vacating leased space
Location company is moving to
Site plan included?	☐ No ☐ Yes, see Appendix

General description of operations (include Biosafety level(s) of laboratory spaces, the nature of the company’s business, and types of activities conducted on-site)

1.2                               Chemical, Biological, and Radioactive Agents

This section provides information regarding chemical, biological (including vivariums), radiological agents (collectively “Agents”) used on the Premises.

Ex. F- Page 4

1.2.1                     Chemical Agents

Identify all chemicals used at the property, including name, quantity(ies) used, maximum volume of storage containers, etc., OR refer to a chemical inventory to be included in an Appendix to this Plan.

1.2.2                     Biological Agents

Identify all biological agents used at the property, including name, quantity(ies) used, maximum volume of storage containers, etc., OR refer to a biological agent inventory to be included in an Appendix to this Plan.

1.2.3                     Radiological Agents

Identify all radiological materials used at the property, including name, quantity(ies) used, maximum volume of storage containers, etc., OR refer to a radiological material inventory to be included in an Appendix to this Plan.

2.0                               Equipment

The section describes the equipment used by the tenant, and identifies which equipment will be moved off-site and which equipment will remain on the Premises.

2.1                               Equipment Inventory

Please provide an inventory of equipment, instruments, and laboratory apparatus (collectively “Equipment”).

2.2                               Disposition of Equipment

Describe Equipment to be removed from the Premises, and Equipment to remain at the Premises.  Equipment to remain at the Premises which is not the property of ARE, shall be pursuant to an express agreement with ARE.

3.0                               Waste Management and Wastewater Discharges

This section describes hazardous, biological, or radiological waste disposal and wastewater discharge practices that occurred at the Premises during your occupancy.  Provide final manifests for each type of waste as appropriate as an Appendix.

3.1                               Hazardous Waste

Identity types of hazardous waste generated, and describe storage and handling practices.  Describe how remaining hazardous wastes will be disposed of.  Please include information on hazardous waste contractor used and provide final manifests in an Appendix as appropriate.

Ex. F- Page 5

3.2                               Biological Waste

Identify types of biological waste generated, and describe storage and handling practices.  Describe how remaining biological wastes will be disposed of.  Please include information on biological waste contractor used and provide final manifests in an Appendix as appropriate.

3.3                               Radiological Waste

Identify types of radiological waste generated, and describe storage and handling practices.  Describe how remaining radiological wastes will be disposed of.  Please include information on radiological waste contractor used and provide final manifests in an Appendix as appropriate.

3.4                               Wastewater Discharges

Sanitary waste from bathrooms is discharged to the municipal sanitary sewer system.  In addition, laboratory sink discharges pass through a waste neutralization tank for pH control and are then directed to the                     .

4.0                               Decontamination Procedures

The section describes plans to remove all trash and broom clean the Premises, including laboratory and office spaces.  In addition, decontamination procedures are provided below.

4.1                               Equipment

Describe plans to decontaminate Equipment that is intended to remain in the Premises, and plans to decontaminate, pack, remove, and/or dispose of other Equipment that will be removed from the Premises (i.e., biosafety cabinets).  Provide specific information regarding the type of decontaminating Agent(s) to be used on equipment (e.g., 10% bleach, ethanol, paraformaldehyde, Spor-Klenz), anticipated location(s) of use, and proposed contact time for decontaminating Agent(s).

In addition, describe plans to remove all Agents from the Premises and provide information on plans to decontaminate, pack, remove, and/or dispose of said Agents.

4.2                               Disposition of Equipment

Describe plans to decontaminate the Premises, including bench tops, hoods, sinks, shelves, walls, floors, etc., utilizing cleaning agents that are appropriate with use history at the Premises in order to remove contamination and/or staining.  Provide specific information regarding the type of decontaminating Agent(s) to be used on the Premises (except for Equipment, which is to be described above), anticipated location(s) of use, and proposed contact time for decontaminating Agent(s).  The discussion should address the following areas, as appropriate:

4.2.1                     Chemical Use Areas

Include as appropriate

Ex. F- Page 6

4.2.2                     Biological Agent Use Areas

Include as appropriate

4.2.3                     Radiological Agent Use Areas

Include as appropriate; include copy of radiation survey

4.3                               Final Waste Shipments

Describe the nature of final waste shipments including (if not done previously in the Plan) those for hazardous wastes, biological wastes, and radiological wastes.  Please include the name(s) of the waste removal vendor(s) (e.g., Veolia. Safety Kleen, Stericycle, Clean Harbors, etc.).

5.0                               Permits

Identify all environmental permits, licenses, waste generator numbers, etc. (collectively “Permits”) related to the use, storage, and disposal of Agents and associated wastes at the Premises and plans, including any sampling requirements, for canceling or transferring said Permits and Licenses, as appropriate.

Check all that apply:

Permit, License, or Registration		Permit Number	Date of Expiration	Status (e.g., cancelled, transferred)
☐	Federal - Bureau of ATF - Tax-Free Alcohol Permit
☐	Federal - DEA - Controlled Substances Registration
☐	Federal - EPA - Hazardous Waste Generator
☐	State - DPH - Radioactive Materials License
☐	State - DEP - Air Pollution Source Registration
☐	State - DEP - Hazardous Waste Generator (w/ EPA Reg.)
☐	State - State FDA - Controlled Substances Registration
☐	State - Sewer Use Discharge Permit (e.g., MWRA)
☐	Local - Fire Dept - Flammable Storage Permit
☐	Local - rDNA Permit
☐	Others (Add additional rows as needed)

Ex. F- Page 7

6.0                               Spills

Describe any known spills or wastewater discharge exceedances at the Premises.  Include copies of regulatory correspondence as an Appendix, as appropriate.

Ex. F- Page 8

Appendix A:

NAME

Ex. F- Page 9